AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                COACH USA, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   4141
     (STATE OR OTHER         (PRIMARY STANDARD
     JURISDICTION OF            INDUSTRIAL               76-0496471
    INCORPORATION OR        CLASSIFICATION CODE       (I.R.S. EMPLOYER
      ORGANIZATION)               NUMBER)            IDENTIFICATION NO.)

                                               DOUGLAS M. CERNY
       ONE RIVERWAY, SUITE 600              ONE RIVERWAY, SUITE 600
      HOUSTON, TEXAS 77056-1903            HOUSTON, TEXAS 77056-1903
           (888) COACH-US                       (888) COACH-US
  (ADDRESS, INCLUDING ZIP CODE, AND   (NAME, ADDRESS, INCLUDING ZIP CODE,
              TELEPHONE                               AND
   NUMBER, INCLUDING AREA CODE, OF     TELEPHONE NUMBER, INCLUDING AREA
            REGISTRANT'S                             CODE,
    PRINCIPAL EXECUTIVE OFFICES)             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:
                                DAVID P. OELMAN
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                           PROPOSED            PROPOSED
                                                           MAXIMUM             MAXIMUM
                                        AMOUNT             OFFERING           AGGREGATE           AMOUNT OF
     TITLE OF EACH CLASS OF             TO BE             PRICE PER            OFFERING          REGISTRATION
  SECURITIES TO BE REGISTERED         REGISTERED           UNIT(1)             PRICE(1)              FEE
----------------------------------------------------------------------------------------------------------------
9 3/8% Senior Notes due 2007,
  Series B......................     $150,000,000            100%            $150,000,000         $45,455(1)
----------------------------------------------------------------------------------------------------------------
Guarantees of 9 3/8% Senior
  Notes due 2007, Series B......          --                  --                  --                 (2)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the Offering Price per Senior Note was assumed to be the stated principal amount of each Senior Note which may be received by the Registrant in the exchange transaction in which the Senior Notes will be offered.
(2) Pursuant to Rule 457(n), no registration fee is required for the Guarantees of the Senior Exchange Notes registered hereby.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

* The domestic subsidiaries of Coach USA, Inc. will guarantee the securities being registered hereby and therefore are also registrants. Information about such additional registrants appears on the following page.

                             ADDITIONAL REGISTRANTS

                                  AIROCAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4111                  59-1292777
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            AIRPORT RENT-A-CAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  59-1379573
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            AMERICAN BUS LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4111                  59-2228740
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           ANTELOPE VALLEY BUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                 4141                   95-1984207
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            ARROW STAGE LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEBRASKA                   4141                  47-0354909
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         BARCLAY AIRPORT SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4111                  22-2440127
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            BAYOU CITY COACHES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4141                  76-0342814
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           CALIFORNIA CHARTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4141                  88-0268122
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               CAPE TRANSIT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-2385699
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          CENTRAL JERSEY TRANSIT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4111                  22-1536884
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         COACH USA ADMINISTRATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEVADA                    8741                  76-0530869
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           COMMUNITY BUS LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-1640714
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             COMMUNITY COACH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-0748733
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             COMMUNITY TOURS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-2469770
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         COMMUNITY TRANSIT LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4111                  22-2244779
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         COMMUNITY TRANSPORTATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-2771172
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             FIVE STAR TOURS, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  59-2118791
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           GROSVENOR BUS LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                 4141                  94-2681100
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                       GULF COAST TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4141                  74-1851629
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              H.A.M.L. CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-1852802
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                       INTERNATIONAL EXPRESS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MINNESOTA                  4141                  41-1421825
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          K-T CONTRACT SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4141                  74-2522792
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          KERRVILLE BUS COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4141                  74-0724360
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         L.E.R. TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 8741                  22-1706927
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                                   LND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  65-0528082
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               LEISURE TIME TOURS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-1909654
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                      METRO TRANSPORTATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4121                  APPLIED FOR
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                     MIDTOWN BUS TERMINAL OF NEW YORK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                  8741                  13-1043100
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              MISTER SPARKLE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 7542                  22-3254259
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            NEW DELAWARE COACH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                  8741                  76-0544709
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          ORLANDO TRANSPORTATION, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  59-2397891
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                                  PCSTC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                 4111                  33-0078438
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                   POWDER RIVER TRANSPORTATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         WYOMING                   4141                  83-0249542
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                   PROGRESSIVE TRANSPORTATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                  4141                  16-1422632
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            RED AND TAN ENTERPRISES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 8741                  22-1949682
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           SUBURBAN MANAGEMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-3182287
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             SUBURBAN TRAILS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-2255681
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             SUBURBAN TRANSIT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-1313572
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             TEXAS BUS LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4141                  74-0938050
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                        TRANSPORTATION CONTRACTORS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  65-0619752
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           WORTHEN VAN SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         WYOMING                   4141                  83-0237962
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         YELLOW CAB SERVICE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                  4121                  76-0164227
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            AIGLON CAR RENTALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  76-0127619
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           AMERICAN COACH LINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  59-2663132
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                        AMERICAN LIMOUSINE SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4119                  59-2633362
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           AMERICAN SIGHTSEEING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  65-0332986
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                        AMERICAN SIGHTSEEING TOURS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  59-0611101
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                                 ANTELOPE NEVADA
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEVADA                    4141                  76-0544698
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              ARROW LEASING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CONNECTICUT                 8741                  06-1067762
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                                   ASTI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  65-0083469
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               CAB SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  75-1434460
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

             COLORADO SPRINGS AIRPORT TRANSPORTATION SERVICE, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         COLORADO                  4121                  84-1203981
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                   COMPREHENSIVE COMMUNICATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  59-2619611
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           CORPORATE CAR U.S.A., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4119                  65-0239242
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               DESERT STAGE LINES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                4141                  76-0544699
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                 EAGLE EXECUTIVE TRANSPORTATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  76-0309982
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             FALCON CHARTER SERVICE
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                  8741                  94-1672050
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               FIESTA CAB COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  76-0202048
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                       FIESTA CAB COMPANY OF SAN ANTONIO
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  76-0544701
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         GARDEN STATE LEASING CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 8741                  22-1809323
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             GOLDEN VACATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                  8741                  94-2867788
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                     GREATER AUSTIN TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  74-1761038
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                     GREATER BOULDER TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        COLORADO                   4121                  84-1293012
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                GREATER COLORADO SPRINGS TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        COLORADO                   4121                  93-0923540
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                     GREATER DENVER TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        COLORADO                   4121                  84-0636347
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                     GREATER HOUSTON TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  74-1721348
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                       GROSVENOR LIMOUSINE SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        ALIFORNIA                  8741                  94-3109477
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               HEALTHTRANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   4121                  65-0613681
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              HOUSTON CAB COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  74-1752306
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                    METRO DIVERSIFIED INSURANCE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  65-0357291
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           METRO JITNEY, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4111                  65-0447374
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                                METRO LIMO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4119                  59-2003809
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                  METRO MEDICAL TRANSPORTATION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4121                  65-0447401
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            NEVADA CORPORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEVADA                   8741                  88-0285950
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               R&T LEASING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 8741                  22-1612729
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                     RED & TAN TRANSPORTATION SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-3256701
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          RED TOP SEDAN SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        FLORIDA                    8741                  59-0527433
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          RED TOP TRANSPORTATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        FLORIDA                    8741                  59-2499262
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             ROCKLAND COACHES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-1525368
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          ROCKLAND TRANSIT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4111                  22-1003830
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              S.E.M. INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  65-0288824
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           SHUTTLE SERVICES MIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4111                  65-0088880
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              TEXAS SHUTTLE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4142                  74-2184325
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                    THE HUDSON BUS TRANSPORTATION CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-1002280
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                          TOTAL VEHICLE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  75-0614929
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                      YELLOW CAB COMPANY OF HOUSTON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  74-1206048
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                     ZONE TAXICAB OF COLORADO SPRINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        COLORADO                   4121                  76-0544702
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              AIRCRAFT TAXI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        FLORIDA                    4121                  59-0660167
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              ART-MAR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        FLORIDA                    8741                  59-1148433
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                               EIGHTS TAXI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        FLORIDA                    4121                  65-0121287
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                         FIESTA TRANSPORTATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    4121                  76-0544703
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                                METRO CAB, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4121                  76-0544705
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                              METRO MINI-BUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4121                  65-0447315
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                                METRO TAXI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4121                  76-0544706
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            METRO TAXICAB CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4121                  76-0544707
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            RED & TAN CHARTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-2850702
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                            RED & TAN OF BOCA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  65-0240635
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             RED & TAN TOURS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-2240064
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                        RED & TAN TOURS OF FLORIDA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   4141                  65-0205051
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                           RED & TAN UNLIMITED, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                 4141                  22-3269769
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

                             AAA AUTO LEASING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                   8741                  59-1158211
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                            ------------------------

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                   SUBJECT TO COMPLETION, DATED AUGUST 8, 1997

PROSPECTUS

                             [COACH USA, INC. LOGO]

                                OFFER TO EXCHANGE
 $1,000 PRINCIPAL AMOUNT OF 9 3/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                 FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
               9 3/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
            ($150,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                            ------------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON              , 1997, UNLESS EXTENDED

                            ------------------------

     Coach USA, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange $1,000 principal amount of its 9 3/8% Senior Subordinated Notes, Due 2007, Series B (the "Exchange Notes"), in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding 9 3/8% Senior Subordinated Notes due 2007, Series A (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding (the "Exchange Offer"). The Exchange Notes and the Old Notes are sometimes referred to herein collectively as the "Notes."

     The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the date
the Exchange Offer expires, which will be              , 1997 unless the
Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer. There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

     The Exchange Notes will be obligations of the Company entitled to the benefits of the indenture relating to the Notes (the "Indenture"). The Notes will be guaranteed on a senior subordinated basis (the "Subsidiary
Guarantees") by its domestic subsidiaries (the "Guarantors"). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Old Notes provided for under certain circumstances will be eliminated. Following the Exchange Offer, any holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and, as a general matter, the Company will not have any further obligation to such holders to provide for registration under the Securities Act of transfers of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

                                                        (CONTINUED ON NEXT PAGE)

                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES OFFERED HEREBY.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS              , 1997

     The Old Notes were sold by the Company on June 24, 1997, to Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch & Co., Inc., Alex. Brown & Sons Incorporated and Montgomery Securities (the "Initial Purchasers") in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act (the "Offering"). The Initial Purchasers placed the Old Notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("Qualified Institutional
Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereby in order to satisfy the obligations of the Company under the Registration Rights Agreement.

     The Exchange Notes will bear interest at a rate of 9 3/8% per annum, payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Holders of Exchange Notes of record on December 15, 1997, will receive on January 1, 1998, an interest payment in an amount equal to (x) the accrued interest on such Exchange Notes from the date of issuance thereof to January 1, 1998, plus (y) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (June 24, 1997) to the date of exchange thereof. Interest will not be paid on Old Notes that are accepted for exchange. The Notes mature on July 1, 2007.

     Old Notes were initially represented by a single, global Old Note (the "Old Global Note") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"), as depositary. The Exchange Notes exchanged for Old Notes represented by the Old Global Note will be initially represented by a single, global Exchange Note (the "Exchange Global Note") in registered form, registered in the name of the Depositary. See "Book-Entry; Delivery and Form." References herein to "Global Note" shall be references to the Old Global Note and the Exchange Global Note.

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the "SEC"), Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Prior to the Exchange Offer, there has been no public market for the Old Notes or the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through The Nasdaq Stock Market. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, and the market for similar securities as well as the Company's results of operations and its financial condition. See "Risk
Factors."

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               OTHER INFORMATION

     The Company has filed with the SEC a registration statement (the "Registration Statement") under the Securities Act on Form S-4 (Reg. No.
333-               ) with respect to the Exchange Notes offered hereby. This
Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as a part thereof, are available for inspection and copying at the Public Reference Section of the SEC, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a web site (http:www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the SEC. The Company intends to furnish its noteholders with annual reports containing audited financial statements certified by independent public accountants.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K as if the Company were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports in each case within the time periods set forth in the Commission's rules and regulations. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The financial statements of K-T Contract Services, Inc., Texas Bus Lines, Inc. and California Charters, Inc. contained in the Current Report of the Company on Form 8-K dated September 13, 1996, and as amended on November 12, 1996, and the Company's Current Report on Form 8-K dated August 8, 1997 are incorporated herein by reference and shall be deemed to be a part hereof.

     The Company will provide, without charge to each person, including any beneficial owner, to whom this Offering Memorandum is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference. Requests for such documents should be submitted in writing, addressed to the Secretary, Coach USA, Inc., One Riverway, Suite 600, Houston, Texas 77056, telephone (713) 888-0104.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA AND HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH CONTAIN RISKS AND UNCERTAINTIES. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE INFORMATION SET FORTH UNDER THE CAPTIONS "RISK FACTORS," "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS IN THE PROSPECTUS GENERALLY. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE RISK FACTORS SET FORTH HEREIN AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY.

                                  THE COMPANY

     Coach USA is the largest provider of motorcoach charter, tour and sightseeing services and one of the five largest non-municipal providers of commuter and transit motorcoach services in the United States. The Company also provides airport ground transportation, paratransit and taxicab and other related passenger ground transportation services. The Company operates across the U.S., serving a broad customer base (no single customer accounted for more than 3% of revenues in 1996) with a fleet of approximately 3,400 motorcoaches and other high occupancy vehicles. For the twelve months ended March 31, 1997, the Company generated pro forma total operating revenues of $439.5 million and pro forma EBITDA of $80.8 million.

     The motorcoach industry is highly fragmented with approximately 5,000 motorcoach operators which collectively generated approximately $20 billion in revenues in 1995. The motorcoach industry in the United States can be broadly divided into three types of services: (i) recreation and excursion (charter, tour and sightseeing); (ii) commuter and transit; and (iii) regularly scheduled intercity services. The Company operates primarily in the first two categories, which collectively generated approximately $19 billion in revenues in 1995. The Company believes there will be increasing demand for recreation and excursion services, commuter and transit motorcoach services and airport related services for a broad range of customers based on a number of factors, including: growing travel and tourism industry, privatization, outsourcing, expanding metropolitan areas and increasing airport congestion.

     The Company enjoys a number of business attributes that position it to benefit, both financially and operationally, from the consolidation of this highly fragmented industry. The Company believes that it can continue to achieve significant economies of scale as it acquires and integrates additional motorcoach operators (such as savings in insurance, equipment purchases, financing and the centralization of certain administrative functions), which should provide continued margin expansion. The Company also believes that the centralization of these attention-diverting administrative and support functions will allow the management of the operating companies and any other acquired businesses to focus on pursuing new business opportunities and improving equipment utilization and yields. The Company is diversified from the standpoint of geography, customer base and type of business, characteristics which provide it with insulation from disruption in any particular area, customer or business. In addition, the Company benefits from a strong balance sheet as a result of its two 1996 equity offerings in which it raised $96.6 million, as well as from its strategy of using its common stock, par value $.01 per share (the "Common Stock"), as a significant component of the consideration for its acquisitions.

     The Company's objective is to be the largest provider of regional and local motorcoach and passenger ground transportation services in the United States by implementing a growth strategy which concentrates on acquisitions, internal growth and economies of scale.

ACQUISITION STRATEGY

     The Company has used Common Stock and convertible securities to finance approximately 45.8% of the acquisition consideration (including debt assumed) to date and plans to continue using its Common Stock for acquisitions as appropriate in the future. In anticipation of such use, the Company has registered 3.5 million additional shares of Common Stock under the Securities Act.

  ENTER NEW GEOGRAPHIC MARKETS

     The Company intends to expand into geographic markets it does not currently serve by acquiring well-established motorcoach and other passenger ground transportation service providers that, like its existing operating subsidiaries, are leaders in their regional markets. Since its founding in 1995 and through June 30, 1997, the Company has completed 13 new-market acquisitions.

  EXPAND EXISTING MARKETS

     The Company also plans to acquire additional motorcoach and other passenger ground transportation service providers in many of the markets in which it operates, including acquisitions that either broaden the range of services provided by the Company in that market or expand the geographic scope of the Company's operations in that market, as well as "tuck-in" acquisitions of smaller operations. The Company believes that tuck-in acquisitions will increase operating efficiencies without a proportionate increase in administrative costs and, in some instances, will broaden the Company's range of services. Since its founding in 1995 and through June 30, 1997, the Company has completed seven existing-market acquisitions.

INTERNAL GROWTH STRATEGY

  OFFER OF A FULL RANGE OF SERVICES IN EACH REGION

     The Company intends to increase growth in each of its regions by adding complementary services, as appropriate, including motorcoach charter, tour and sightseeing, commuter and transit, airport ground transportation, paratransit and taxicab services. Many of the acquired companies do not offer all of such services and the Company believes they will benefit from the expertise of affiliated operations.

  DEVELOP PRIVATIZATION AND OUTSOURCING

     The Company believes that it is well positioned to benefit from the accelerating trend toward governmental privatization and corporate outsourcing, as more transit authorities and businesses such as hotels, casinos, rental car agencies, colleges and other institutions that operate their own fleets decide to privatize or outsource non-core operations. For example, in February 1997 the Company was awarded a three-year commuter service contract in the Seattle, Washington area, which is expected to generate approximately $19 million in revenues and which may be extended at the option of the customer for two additional one-year periods. The Company is actively pursuing other privatization contracts.

  ESTABLISH A NATIONAL SALES AND MARKETING PROGRAM

     The Company has begun to establish a national sales and marketing program as a means to expand its recreational and excursion business to position itself to benefit from the significant growth in the travel and tourism industry. This program will target travel and tour companies, national and international travel agencies and convention organizers, as well as organizations such as AAA, AARP and professional and amateur athletic teams.

ECONOMIES OF SCALE

  CENTRALIZE ADMINISTRATIVE FUNCTIONS

     The Company believes that it will continue to have greater purchasing power, resulting in significant cost savings in such areas as equipment and parts, tires, insurance and financing, than the acquired companies had independently. The Company has begun to realize cost savings through the consolidation of administrative functions such as employee benefits, safety and maintenance programs and risk management. The Company believes that by continuing to remove the burden and attention-diverting responsibility of administrative and support functions, the management of the operating companies and any other acquired businesses will be able to focus on pursuing new business opportunities and improving equipment utilization and yields.

  INCREASE OPERATING EFFICIENCIES

     The Company believes that there are additional opportunities to eliminate redundant facilities and equipment through coordination among its current operations as well as operations to be acquired in the future. The Company also expects to continue to benefit from cross-marketing, increased equipment utilization and implementation of best practices throughout its operating regions. For example, the Company has consolidated the operational and maintenance facilities of two of the companies it acquired in Houston into one location.

BACKGROUND AND RECENT DEVELOPMENTS

     The Company was founded in September 1995 to create a nationwide provider of motorcoach and other ground transportation services. On May 17, 1996, the Company acquired, simultaneously with the closing of its initial public offering (the "Initial Public Offering") six companies (the "Founding Companies").
During the remainder of 1996, the Company acquired nine additional companies, six of which were accounted for as poolings-of-interest and three of which were accounted for as purchases.

     From January 1, 1997 through June 30, 1997 the Company completed the acquisition of eleven companies. These eleven companies have aggregate annual revenues of approximately $180 million and the Company has paid, or agreed to pay, aggregate consideration consisting of approximately $42.8 million in cash, 1,958,280 shares of Common Stock, $22.1 million in aggregate principal amount of subordinated notes convertible into 586,367 shares of Common Stock, as well as the assumption of certain indebtedness. Six of the eleven completed acquisitions were accounted for as poolings-of-interest while the other five were accounted for as purchases. The recently acquired companies include America Charters of Gastonia, North Carolina, Antelope Valley Bus, Inc. of Lancaster, California, The Arrow Line, Inc. of Hartford, Connecticut, Gray Line of Fort Lauderdale, Florida, Gray Line of Montreal, Canada, International Express Corp. of Minneapolis, Minnesota, Kerrville Bus Company of Kerrville, Texas, Metro Transportation Services, Inc. of Miami, Florida, MTC, Inc. of Phoenix, Arizona, Red & Tan Enterprises of Bergenfield, New Jersey and Trentway-Wagar, Inc. of Toronto, Canada. The Company believes that each of these acquisitions is consistent with its strategy of entering new markets and expanding in existing markets.

     The Company has publicly announced pro forma revenues of $199.3 million, pro forma income before extraordinary item of $10.3 million and earnings per share before extraordinary item of $0.52 for the six months ended June 30, 1997.

     The Company is currently a party to an $181 million Credit Facility (the "Credit Facility"). The Company has recently announced that it anticipates that such facility will be amended to provide for borrowings of up to $300 million and additional borrowings outside such facility of up to $80 million.

                       SUMMARY OF TERMS OF EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $150,000,000 aggregate principal amount of Exchange Notes for up to an equal aggregate principal amount of Old Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Old Notes provided for under certain circumstances will be eliminated. See "Description of the Notes."

Registration Rights
  Agreement.............................  The Old Notes were sold by the Company on June 25, 1997 to the Initial
                                          Purchasers pursuant to a Purchase
                                          Agreement, dated June 18, 1997 (the
                                          "Purchase Agreement"). Pursuant to the
                                          Purchase Agreement, the Company, the
                                          Guarantors and the Initial Purchasers
                                          entered into the Registration Rights
                                          Agreement which, among other things,
                                          grants the holders of the Old Notes
                                          certain exchange and registration
                                          rights. The Exchange Offer is intended
                                          to satisfy certain obligations of the
                                          Company under the Registration Rights
                                          Agreement.

The Exchange Offer......................  $1,000 principal amount of Exchange
                                          Notes will be issued in exchange for
                                          each $1,000 principal amount of Old
                                          Notes validly tendered and accepted
                                          pursuant to the Exchange Offer. As of
                                          the date hereof, $150,000,000 in
                                          aggregate principal amount of Old
                                          Notes are outstanding. The Company
                                          will issue the Exchange Notes to
                                          tendering holders of Old Notes
                                          promptly following the Expiration
                                          Date.

                                          The terms of the Exchange Notes are
                                          identical in all material respects to
                                          the Old Notes except for certain
                                          transfer restrictions and registration
                                          rights relating to the Old Notes and
                                          except that the Old Notes provide that
                                          if, (i) the Exchange Offer has not
                                          been consummated by the date required
                                          by the Registration Rights Agreement,
                                          or (ii) a shelf registration statement
                                          relating to the sale of the Old Notes
                                          has not been declared effective by the
                                          date required by the Registration
                                          Rights Agreement, the Company will pay
                                          liquidated damages in an amount equal
                                          to $0.05 per week per $1,000 principal
                                          amount of Notes held by such Holder,
                                          until but excluding the date of the
                                          consummation of the Exchange Offer or
                                          the date such shelf registration
                                          statement is declared effective, as
                                          the case may be. The amount of
                                          liquidated damages will increase by an
                                          additional $0.05 per week per $1,000
                                          principal amount of Old Notes with
                                          respect to each subsequent 90-day
                                          period until all defaults have been
                                          cured, up to a maximum amount of
                                          liquidated damages of $0.50 per week
                                          per $1,000 principal amount of Notes.

                                          In addition, to comply with the
                                          securities laws of certain states of
                                          the United States, it may be necessary
                                          to qualify for sale or register
                                          thereunder the Exchange Notes prior to
                                          offering or selling such Exchange
                                          Notes. The Company has agreed,
                                          pursuant to the Registration Rights
                                          Agreement, subject to certain
                                          limitations specified therein, to
                                          register or qualify the Exchange Notes
                                          for offer or sale under the securities
                                          laws of such states as any holder
                                          reasonably requests in writing. Unless
                                          a holder so requests, the Company does
                                          not intend to register or qualify the
                                          offer or sale of the Exchange Notes in
                                          any such jurisdiction.

Resale..................................  Based on existing interpretations of the Securities Act by the staff of the
                                          SEC set forth in several no-action
                                          letters to third parties, and subject
                                          to the immediately following sentence,
                                          the Company believes that Exchange
                                          Notes issued pursuant to the Exchange
                                          Offer in exchange for Old` Notes may
                                          be offered for resale, resold and
                                          otherwise transferred by a holder
                                          thereof (other than (i) a
                                          broker-dealer who purchased such Old
                                          Notes directly from the Company for
                                          resale pursuant to Rule 144A or any
                                          other available exemption under the
                                          Securities Act or (ii) a person that
                                          is an "affiliate" (within the meaning
                                          of Rule 405 of the Securities Act) of
                                          the Company), without compliance with
                                          the registration and prospectus
                                          delivery provisions of the Securities
                                          Act, provided that the holder is
                                          acquiring the Exchange Notes in its
                                          ordinary course of business and is not
                                          participating, and has no arrangement
                                          or understanding with any person to
                                          participate, in the distribution of
                                          the Exchange Notes. However, any
                                          purchaser of Old Notes who is an
                                          affiliate of the Company or who
                                          intends to participate in the Exchange
                                          Offer for the purpose of distributing
                                          the Exchange Notes, or any
                                          broker-dealer who purchased the Old
                                          Notes from the Company to resell
                                          pursuant to Rule 144A or any other
                                          available exemption under the
                                          Securities Act, (i) will not be able
                                          to rely on the interpretations by the
                                          staff of the SEC set forthX in the
                                          above-mentioned no-action letters,
                                          (ii) will not be able to tender its
                                          Old Notes in the Exchange Offer and
                                          (iii) must comply with the
                                          registration and prospectus delivery
                                          requirements of the Securities Act in
                                          connection with any sale or transfer
                                          of the Old Notes unless suchX sale or
                                          transfer is made pursuant to an
                                          exemption from such requirements. The
                                          Company does not intend to seek its
                                          own no-action letter and there is no
                                          assurance that the staff of the SEC
                                          would make a similar determination
                                          with respect to the Exchange Notes as
                                          it has in such no-action letters to
                                          third parties. See "The Exchange Offer
                                          -- Purpose and Effect of the Exchange
                                          Offer" and "Plan of Distribution."
                                          Each broker-dealer that receives
                                          Exchange Notes for its own account
                                          pursuant to the Exchange Offer must
                                          acknowledge that it will` deliver a
                                          prospectus in connection with any
                                          resale of such Exchange Notes. The
                                          Letter of Transmittal states that by
                                          so acknowledging and by delivering a
                                          prospectus, a broker-dealer will not
                                          be deemed to admit that it is an
                                          "underwriter" within the meaning of
                                          the Securities Act. This Prospectus,
                                          as it may be amended or supplemented
                                          from time to time, may be used by a
                                          broker-dealer in connection with
                                          resales of Exchange Notes received in
                                          connection with resales of Exchange
                                          Notes received in exchange for Old
                                          Notes where such Old Notes were
                                          acquired by such broker-dealer as a
                                          result of market-making activities or
                                          other trading activities. The Company
                                          has agreed that, for a period of 180
                                          days after the Expiration Date, it
                                          will make this Prospectus available to
                                          any broker-dealer for use in
                                          connection with any such resale. See
                                          "Plan of Distribution."

Expiration Date.........................  5:00 p.m., New York City time, on
                                                             , 1997, unless the
                                          Exchange Offer is extended, in which
                                          case the term "Expiration Date" means
                                          the latest date and time to which the
                                          Exchange Offer is extended. See "The
                                          Exchange Offer -- Expiration Date;
                                          Extensions; Amendments."

Accrued Interest on the Exchange Notes
  and the Old Notes.....................  The Exchange Notes will bear interest at a rate of 9 3/8% per annum, payable
                                          semi-annually on January 1 and July 1
                                          of each year, commencing January 1,
                                          1998. Holders of Exchange Notes of
                                          record on December 15, 1997, will
                                          receive on January 1, 1998, an
                                          interest payment in an amount equal to
                                          (x) the accrued interest on such
                                          Exchange Notes from the date of
                                          issuance thereof to January 1, 1998,
                                          plus (y) the accrued interest on the
                                          previously held Old Notes from the
                                          date of issuance of such Old Notes
                                          (June 24, 1997) to the date of
                                          exchange thereof. Interest will not be
                                          paid on Old Notes that are accepted
                                          for exchange. The Notes mature on July
                                          1, 2007.

Conditions to the Exchange Offer........  The Company may terminate the Exchange
                                          Offer if it determines that its
                                          ability to proceed with the Exchange
                                          Offer could be materially impaired due
                                          to the occurrence of certain
                                          conditions. The Company does not
                                          expect any of such conditions to
                                          occur, although there can be no
                                          assurance that such conditions will
                                          not occur. Holders of Old Notes will
                                          have certain rights under the
                                          Registration Rights Agreement should
                                          the Company fail to consummate the
                                          Exchange Offer. See "The Exchange
                                          Offer -- Conditions to the Exchange
                                          Offer" and "Description of the Notes
                                          -- Registration Rights; Liquidated
                                          Damages."

Procedures for Tendering Old Notes......  Each holder of Old Notes wishing to accept the Exchange Offer must
                                          complete, sign and date the Letter of
                                          Transmittal, or a facsimile thereof,
                                          in accordance with the instructions
                                          contained herein and therein, and mail
                                          or otherwise deliver such Letter of
                                          Transmittal, or such facsimile,
                                          together with the Old Notes to be
                                          exchanged and any other required
                                          documentation, to The Bank of New
                                          York, as Exchange Agent, at the
                                          address set forth herein and therein
                                          or effect a tender of Old Notes
                                          pursuant to the procedures for
                                          book-entry transfer as provided for
                                          herein and therein. By executing the
                                          Letter of Transmittal, each holder
                                          will represent to the Company that,
                                          among other things, the Exchange Notes
                                          acquired pursuant to the Exchange
                                          Offer are being acquired in the
                                          ordinary course of business of the
                                          person receiving such Exchange Notes,
                                          whether or not such person is the
                                          holder, that neither the holder nor
                                          any such other person has any
                                          arrangement or understanding with any
                                          person to participate in the
                                          distribution of such Exchange Notes
                                          and that neither the holder nor any
                                          such other person is an "affiliate,"
                                          as defined in Rule 405 under the
                                          Securities Act, of the Company. See
                                          "The Exchange Offer -- Procedures for
                                          Tendering." Following consummation of
                                          the Exchange Offer, holders of Old
                                          Notes not tendered as a general matter
                                          will not have any further registration
                                          rights, and the Old Notes will
                                          continue to be subject to certain
                                          restrictions on transfer. Accordingly,
                                          the liquidity of the market for the
                                          Old Notes could be adversely affected.
                                          See "The Exchange Offer --
                                          Consequences of Failure to Exchange."

Special Procedures for Beneficial
  Owners................................  Any beneficial owner whose Old Notes are registered in the name of a
                                          broker, dealer, commercial bank, trust
                                          company or other nominee and who
                                          wishes to tender in the Exchange Offer
                                          should contact such registered holder
                                          promptly and instruct such registered
                                          holder to tender on his behalf. If
                                          such beneficial owner wishes to tender
                                          on his own behalf, such beneficial
                                          owner must, prior to completing and
                                          executing the Letter of Transmittal
                                          and delivering his Old Notes, either
                                          (a) make appropriate arrangements to
                                          register ownership of the Old Notes in
                                          such holder's name or (b) obtain a
                                          properly completed bond power from the
                                          registered holder or endorsed
                                          certificates representing the Old
                                          Notes to be tendered. The transfer of
                                          record ownership may take considerable
                                          time, and completion of such transfer
                                          prior to the Expiration Date may not
                                          be possible. See "The Exchange Offer
                                          -- Procedures for Tendering."

Guaranteed Delivery Procedures..........  Holders of Old Notes who wish to tender their Old Notes and whose Old
                                          Notes are not immediately available,
                                          or who cannot deliver their Old Notes
                                          (or complete the procedures for
                                          book-entry transfer) and deliver a
                                          properly completed Letter of
                                          Transmittal and any other documents
                                          required by the Letter of Transmittal
                                          to the Exchange Agent prior to the
                                          Expiration Date may tender their Old
                                          Notes according to the guaranteed
                                          delivery procedures set forth in "The
                                          Exchange Offer -- Guaranteed Delivery
                                          Procedures."

Withdrawal Rights.......................  Tenders of Old Notes may be withdrawn at any time prior to the Expiration
                                          Date by furnishing a written or
                                          facsimile transmission notice of
                                          withdrawal to the Exchange Agent
                                          containing the information set forth
                                          in "The Exchange Offer -- Withdrawal
                                          of Tenders."

Acceptance of Old Notes and Delivery of
  Exchange Notes........................  Subject to certain conditions (as summarized above in "Conditions to the
                                          Exchange Offer" and described more
                                          fully in "The Exchange Offer --
                                          Conditions to the Exchange Offer"),
                                          the Company will accept for exchange
                                          any and all Old Notes that are
                                          properly tendered in the Exchange
                                          Offer prior to the Expiration Date.
                                          See "The Exchange Offer -- Procedures
                                          for Tendering." The Exchange Notes
                                          issued pursuant to the Exchange Offer
                                          will be delivered promptly following
                                          the Expiration Date.

Exchange Agent..........................  The Bank of New York, the Trustee
                                          under the Indenture, is serving as
                                          exchange agent (the "Exchange Agent")
                                          in connection with the Exchange Offer.
                                          The registered or certified mail
                                          address of the Exchange Agent is The
                                          Bank of New York, 101 Barclay Street,
                                          7E, New York, New York 10286
                                          Attention: Reorganization Department,
                                          George Johnson. The hand or overnight
                                          delivery address of the Exchange Agent
                                          is The Bank of New York, 101 Barclay
                                          Street, Corporate Trust Services
                                          Window, Ground Level, New York, New
                                          York 10286 Attention: Reorganization
                                          Department, George Johnson. For
                                          assistance and request for additional
                                          copies of this Prospectus, the Letter
                                          of Transmittal or the Notice of
                                          Guaranteed Delivery, the telephone
                                          number for the Exchange Agent is (212)
                                          815-4997, and the facsimile number for
                                          the Exchange Agent is (212) 571-3080.
                                          All communications should be directed
                                          to the attention of Reorganization
                                          Department, George Johnson.

Effect on Holders of Old Notes..........  Holders of Old Notes who do not tender their Old Notes in the exchange offer
                                          will continue to hold their Old Notes
                                          and will be entitled to all ` the
                                          rights and limitations applicable
                                          thereto under the Indenture. All
                                          untendered, and tendered but
                                          unaccepted, Old Notes will continue to
                                          be subject to the restrictions on
                                          transfer provided for in the Old Notes
                                          and the Indenture. To the extent that
                                          Old Notes are tendered and accepted in
                                          the Exchange Offer, the trading
                                          market, if any, for the Old Notes
                                          could be adversely affected. See "Risk
                                          Factors -- Consequences of Exchange
                                          and Failure to Exchange."

      SEE "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION CONCERNING
                        THE TERMS OF THE EXCHANGE OFFER.

                               THE EXCHANGE NOTES

Securities Offered.......  $150.0 million in aggregate principal amount of
                           9 3/8% Senior Subordinated Notes, Series B (the "Exchange Notes").

Issuer...................  The Company.

Maturity Date............  July 1, 2007.

Interest Payment Dates...  January 1 and July 1 of each year, commencing January
                           1, 1998.

Optional Redemption......  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. In addition, at any time on or prior to July 1, 2000, the Company may redeem up to 33 1/3% of the aggregate principal amount of the Exchange Notes originally issued with the net proceeds of one or more offerings of Common Stock at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least 66 2/3% of the aggregate principal amount of the Exchange Notes originally issued remains outstanding immediately after such redemption. See "Description of the Notes -- Optional Redemption."

Mandatory Redemption.....  None.

Ranking..................  The Exchange Notes will be senior subordinated obligations of the Company and will be subordinated to all existing and future senior indebtedness of the Company, including amounts outstanding under the Company's Credit Facility. As of March 31, 1997, after giving pro forma effect to the Subsequent Acquisitions (as defined), the Offering and application of the estimated net proceeds therefrom, the Company would have had approximately $59.0 million of senior indebtedness outstanding. See "Description of the Notes -- Subordination."

Guarantees...............  The Exchange Notes will be unconditionally guaranteed
                           (the "Subsidiary Guarantees") on a senior subordinated basis by the Company's existing domestic subsidiaries and each future domestic Restricted Subsidiary (as defined) of the Company (collectively, the "Guarantors"). The Subsidiary Guarantees will be subordinated in right of payment to all existing and future senior indebtedness of the Guarantors, including guarantees under the Credit Facility, and will rank PARI PASSU or senior in right of payment to any future subordinated indebtedness of the Guarantors. See "Description of the Notes -- Subsidiary Guarantees."

Change of Control........  Upon the occurrence of a Change of Control (as defined), holders of the Exchange Notes will have the right to require the Company to purchase their Exchange Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control."

Certain Covenants........  The Indenture (as defined) governing the Exchange
                           Notes contains certain covenants, including, but not limited to, covenants limiting the Company and the Guarantors with respect to the following: restricted payments, incurrence of additional indebtedness, transactions with affiliates, asset sales, investments, issuances and dispositions of capital stock of subsidiaries, payment restrictions affecting subsidiaries and mergers and consolidations. See "Description of the Notes -- Certain Covenants."

Exchange Offer;
  Registration Rights....  Pursuant to a registration rights agreement entered between the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"), the Company agreed to file a registration statement (of which this Prospectus forms a part) with the Commission (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Old Notes for the Exchange Notes registered under the Securities Act, with terms identical to those of the Notes (the "Exchange Offer"). If (i) the Exchange Offer is not permitted by applicable law or Commission X policy or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Company that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file a shelf registration statement (the "Shelf Registration Statement") with the Commission to cover the resales of the Old Notes by the holders thereof under the Registration Rights Agreement. If the Company fails to satisfy its registration obligations, it will be required to pay liquidated damages ("Liquidated Damages") to the holders of Notes under certain circumstances.

                                  RISK FACTORS

     An investment in the Notes involves certain risks that a potential investor should carefully evaluate prior to making an investment in the Notes. See "Risk Factors."

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

     The Company acquired, simultaneously with the closing of the Initial Public Offering in May 1996, the Founding Companies. During the remainder of 1996 and through March 31, 1997 the Company completed twelve acquisitions, seven of which were accounted for as poolings (the "Pooled Companies") and five of which were accounted for as purchases (the "Purchased Companies"). The Pro Forma
Statement of Income Data presented below includes (i) the Company (including the Pooled Companies) combined with historical financial statement data of the Founding Companies at historical cost for all periods presented and the Purchased Companies since their date of acquisition; (ii) certain reductions in salaries and benefits attributed to pre-acquisition periods, as well as a non-recurring, non-cash charge recorded by the Company (collectively, the "Compensation Differential"); (iii) certain tax adjustments related to the taxation of certain of the predecessor businesses as S Corporations prior to their acquisition by the Company and the tax effect of the other adjustments to income included herein; (iv) for 1995 and 1996, the conversion of debt to equity at one of the Pooled Companies; and (v) the elimination of non-recurring pooling costs. Pro Forma As Adjusted information adjusts the Pro Forma Statement of Income Data to give effect to the acquisition of the Purchased Companies, and the acquisition of eight companies subsequent to March 31, 1997 (the eight collectively referred to as the "Subsequent Acquisitions") as well as the impact on interest expense of the issuance of the Notes, as if all such transactions had occurred on January 1, 1996. The As Adjusted Balance Sheet Data are adjusted to give effect to the Subsequent Acquisitions, and the issuance of the Notes and the application of the net proceeds from the Offering, as if the same had occurred on March 31, 1997. See "Selected Consolidated Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Unaudited Pro Forma Combined Financial Statements.

                                                                                                                 THREE MONTHS ENDED
                                                                                                                     MARCH 31,
                                                YEAR ENDED DECEMBER 31,                         TWELVE MONTHS   --------------------
                           ------------------------------------------------------------------       ENDED
                                                                                                  MARCH 31,          PRO FORMA
                                            PRO FORMA COMBINED                     PRO FORMA        1997              COMBINED
                           -----------------------------------------------------  AS ADJUSTED     PRO FORMA     --------------------
                             1992       1993       1994       1995       1996        1996        AS ADJUSTED      1996       1997
                                                                 (IN THOUSANDS, EXCEPT RATIOS)
PRO FORMA STATEMENT OF
 INCOME DATA:
   Total revenues........  $ 172,974  $ 180,705  $ 194,814  $ 216,892  $ 250,776   $ 436,372      $ 439,497     $  52,515  $ 69,311
   Gross profit..........     36,015     35,347     41,507     51,365     61,692     104,074        105,499         9,737    14,925
   General and
     administrative
     expenses............     22,667     21,166     23,188     23,724     26,554      49,923         50,204         6,122     8,131
   Operating income......     13,348     14,181     18,319     27,641     35,138      54,151         55,295         3,615     6,794
   Interest expense......      6,307      6,362      7,422      8,207      9,934      23,965(1)      23,182(1)      2,250     3,199
   Income tax
     provision...........      2,873      3,690      4,376      8,217      9,958      12,161         12,965           549     1,445
   Income (loss) before
     extraordinary
     items...............      4,168      4,129      6,521     11,217     15,246      18,025         19,148           816     2,150

OTHER PRO FORMA DATA:
   EBITDA(2).............  $  23,006  $  24,398  $  29,028  $  40,335  $  50,357   $  78,561      $  80,833     $   6,994  $ 12,082
   Compensation
     Differential........      2,615      3,656      4,506      6,061      6,794       8,430          4,859         3,255       224
   Depreciation and
     amortization........      9,658     10,217     10,709     12,694     15,219      24,410         25,538         3,379     5,288
   Capital
     expenditures(3).....      2,713     10,857     28,449     25,610     40,688      69,023         85,881        10,409    31,970
   Gross profit margin...       20.8%      19.6%      21.3%      23.7%      24.6%       23.8%          24.0%         18.5%     21.5%
   EBITDA margin.........       13.3       13.5       14.9       18.6       20.1        18.0           18.4          13.3      17.4

PRO FORMA RATIOS:
   Ratio of earnings to
     fixed charges(4)....       1.93x      2.02x      2.24x      3.01x      3.19x       2.14x          2.26x         1.52x     2.01x
   EBITDA/interest
     expense(1)(2).......                                                               3.28           3.49
   Net debt/
     EBITDA(2)(5)........                                                               2.33           3.00

                         THREE MONTHS ENDED
                             MARCH 31,
                        --------------------
                             PRO FORMA
                            AS ADJUSTED
                                1997
PRO FORMA STATEMENT OF
 INCOME DATA:
   Total revenues........     $ 97,361
   Gross profit..........       17,621
   General and
     administrative
     expenses............       12,383
   Operating income......        5,238
   Interest expense......        5,409(1)
   Income tax
     provision...........          (25)
   Income (loss) before
     extraordinary
     items...............         (146)
OTHER PRO FORMA DATA:
   EBITDA(2).............     $ 12,323
   Compensation
     Differential........          465
   Depreciation and
     amortization........        7,085
   Capital
     expenditures(3).....       34,529
   Gross profit margin...         18.1%
   EBITDA margin.........         12.7
PRO FORMA RATIOS:
   Ratio of earnings to
     fixed charges(4)....         --
   EBITDA/interest
     expense(1)(2).......
   Net debt/
     EBITDA(2)(5)........

                               AT MARCH 31, 1997
                           --------------------------
                            ACTUAL      AS ADJUSTED
                                 (IN THOUSANDS)
BALANCE SHEET DATA:
    Cash and cash
     equivalents.........  $   6,544     $   7,251
    Working capital
     (deficit)...........    (20,789)      (32,854)
    Total assets.........    416,124       495,808
    Total debt, including
     current portion.....    203,650       249,581
    Stockholders'
     equity..............    111,806       124,491

------------
  (1) Pro Forma As Adjusted interest expense includes the effect of the issuance of the Notes in the Offering.
  (2) EBITDA represents net income plus depreciation and amortization, income taxes, net interest expense and extraordinary items as adjusted to reflect the Compensation Differential. While EBITDA should not be construed as a substitute for income from operations, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.
  (3) Capital expenditures represent current capital additions less the net book value of capital equipment retired plus assets acquired under capital leases.
  (4) For purposes of calculating this ratio, "earnings" consist of income before taxes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense plus one-third of rental expense, which the Company estimates to be representative of the interest factors therein.
  (5) Pro Forma As Adjusted net debt represents total debt (which includes the convertible subordinated notes) less cash and cash equivalents. The ratio of net debt to EBITDA was calculated based on pro forma net debt of $183.3 million and $242.3 million as of December 31, 1996 and March 31, 1997, respectively. See "Capitalization."

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE NOTES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S OPERATIONS, ECONOMIC PERFORMANCE AND FINANCIAL CONDITION, INCLUDING, IN PARTICULAR, THE LIKELIHOOD OF THE COMPANY'S SUCCESS IN DEVELOPING AND EXPANDING ITS BUSINESS. THESE STATEMENTS ARE BASED UPON A NUMBER OF ASSUMPTIONS AND ESTIMATES THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, AND REFLECT FUTURE BUSINESS DECISIONS THAT ARE SUBJECT TO CHANGE. SOME OF THESE ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND UNANTICIPATED EVENTS WILL OCCUR THAT WILL AFFECT THE COMPANY'S RESULTS.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement, subject to certain exceptions. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. The Old Notes provide that if, (i) the Exchange Offer has not been consummated by the date required in the Registration Rights Agreement, or (ii) a shelf registration statement relating to the sale of the Old Notes has not been declared effective by the date required in the Registration Rights Agreement, the Company will pay liquidated damages in an amount equal to $0.192 per week per $1,000 principal amount of the Old Notes outstanding until but excluding the date on which the Exchange Offer is consummated or such shelf registration statement is declared effective.

EFFECTS OF LEVERAGE

     The Company is highly leveraged. On March 31, 1997, after giving pro forma effect to the Subsequent Acquisitions, the Offering and application of the net proceeds therefrom, the Company would have had total indebtedness of approximately $249.6 million (of which $150.0 million would have consisted of the Notes, $40.6 million would have consisted of convertible subordinated notes issued in connection with the acquisition of certain businesses and the balance would have consisted of capital lease and other obligations) and stockholders' equity of approximately $124.5 million. Also after giving pro forma effect to such transactions, the Company's ratio of earnings to fixed charges would have been 2.14 and less than 1.00 for the year-ended December 31, 1996 and for the three months ended March 31, 1997, respectively. The Company and its subsidiaries will be permitted to incur substantial additional indebtedness in the future. See "Capitalization", "Selected Consolidated Pro Forma Financial Data" and "Description of the Notes."

     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures or future acquisitions will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures, acquisitions and scheduled payments of principal and interest on its indebtedness, including the Notes, for the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, make anticipated capital expenditures or fund future acquisitions. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company is leveraged could have important consequences to holders of the Notes, including but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, future acquisitions and other general corporate purposes, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry, and (vi) placing the Company at a competitive disadvantage vis-a-vis less-leveraged competitors. In addition, both the Indenture and the Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged, could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control" and "Description of Certain
Indebtedness -- Credit Facility."

LIMITED COMBINED OPERATING HISTORY

     The Company was founded in September 1995 but conducted no operations and generated no revenues prior to the closing of the Initial Public Offering. The Company acquired the Founding Companies simultaneously with the closing of the Initial Public Offering. Prior to their acquisition by the Company, the Founding Companies and all subsequent acquisitions operated as separate independent entities, and there can be no assurance that the Company will be able to successfully integrate the operations of these businesses or institute the necessary Company-wide systems and procedures to successfully manage the combined enterprise on a profitable basis. The Company's management group has been assembled for approximately one year, and there can be no assurance that the management group will be able to effectively manage the combined entity or effectively implement the Company's internal growth strategy and acquisition program. The historical financial results of the Company, the Founding Companies and the subsequent acquisitions cover periods when the Company, the Founding Companies and the subsequent acquisitions were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The inability of the Company to successfully integrate the Founding Companies and the subsequent acquisitions could have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program could continue to be successful. See "Management."

HOLDING COMPANY STRUCTURE AND SUBORDINATION OF NOTES AND GUARANTEES

     The Company conducts all of its operations through subsidiaries. Accordingly, the Company relies on dividends and cash advances from its subsidiaries to provide funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The ability of any such subsidiary to pay dividends or make cash advances is subject to applicable laws and contractual restrictions, including restrictions under credit agreements between such subsidiaries and third party lenders.

     The Notes are unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness of the Company, which will include borrowings under the Credit Facility. The Credit Facility provides for a revolving facility of $181 million through a syndicate of eight banks, and allows the Company to have borrowings of up to $40 million (in addition to Subordinated Debt (as defined therein)) outside the Credit Facility. The Company has recently announced that it anticipates that such facility will be amended to provide for borrowings of up to $300 million and additional senior borrowings outside such facility of up to $80 million. The Credit Facility is guaranteed by substantially all of the Company's subsidiaries and is secured by substantially all of the assets of the Company and matures on August 14, 1999 at which time all amounts then outstanding become due. The Notes rank PARI PASSU in right of payment with all other existing and future senior subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment of the Notes. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all senior indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes outstanding. As of March 31, 1997, the aggregate principal amount of senior indebtedness of the Company would have been $59.0 million on a pro forma basis after giving effect to the Subsequent Acquisitions, the Offering and the application of the net proceeds therefrom and the aggregate principal amount of subordinated indebtedness, not including the Notes, would have been $40.6 million on a pro forma basis giving effect to the Offering and the application of the net proceeds therefrom. Additional senior indebtedness may be incurred by the Company from time to time, subject to certain restrictions. In addition to being subordinated to all existing and future senior indebtedness of the Company, the Notes are effectively subordinated to all secured debt of the Company.

     Should the Company fail to satisfy any payment obligation with respect to the Notes, the holders of the Notes would have a direct claim against the Guarantors, pursuant to their respective Subsidiary Guarantees, however, (i) the Subsidiary Guarantees are subordinated to senior indebtedness of the Guarantors to the same extent and in the same manner as the Notes are subordinated to senior indebtedness, (ii) the Subsidiary Guarantee are effectively subordinated to all secured debt of the Guarantors and (iii) the Subsidiary Guarantee rank PARI PASSU with the claims of unsecured creditors (including trade creditors and tort claimants) of the Guarantors that have not agreed to be subordinated in right of payment to the Subsidiary Guarantee.

CAPITAL AVAILABILITY AND RISKS RELATED TO ACQUISITION FINANCING

     The Company intends to continue to finance future acquisitions by issuing shares of its Common Stock for all or a substantial portion of the consideration to be paid. In the event that the Common Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. Although the Company has established a line of credit which provides for aggregate credit capacity of $221 million, there can be no assurance that the Company will be able to obtain all the financing it will need in the future on terms the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Credit Facility contains customary restrictive covenants, including requiring the Company to maintain: consolidated Net Worth, as defined therein, plus consolidated Subordinated Debt, as defined therein, at a level not less than (i) the greater of 90% of the consolidated Net Worth of the Company as of June 30, 1996, or $35 million, plus (ii) 90% of the Company's cumulative annual consolidated net earnings, plus (iii) 100% of the net proceeds resulting from any sale, issuance or assumption of stock or Subordinated Debt (as defined therein); consolidated Tangible Net Worth, as defined therein, of the Company at not less than 40% of the consolidated Net Worth of the Company; a ratio of consolidated Funded Debt, as defined therein, of the Company less the Subordinated Debt, as defined therein, of the Company to the consolidated EBITDA, as defined therein, of the Company of no greater than 3.0 to 1.0; and a Fixed Charge Coverage Ratio, as defined therein, of not less than 1.25 to 1.0. At March 31, 1997, on a pro forma as adjusted basis (see "Selected Consolidated Pro Forma Financial Data"), the Company's consolidated Net Worth plus the consolidated Subordinated Debt exceeded the net worth test by $4.0 million, the consolidated Tangible Net Worth was 45.7% of the consolidated Net Worth and the Fixed Charge Coverage Ratio was 1.28. The Company believes it will be in compliance with such covenants on the date of closing of the Offering. The Indenture will contain restrictions on the Company's ability to incur additional indebtedness, and other contractual arrangements to which the Company may become subject in the future could contain similar restrictions. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY

     The Company intends to continue to grow primarily through the acquisition of additional motorcoach and other passenger ground transportation businesses. Increased competition for acquisition candidates may develop, in which event there may be fewer acquisition opportunities available to the Company as well as higher acquisition prices. There can be no assurance that the Company will be able to continue to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the acquired companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Business Strategy."

RANKING AND FRAUDULENT CONVEYANCE CONSIDERATIONS

     Holders of the Notes will have a direct claim on the assets of the Guarantors pursuant to the Subsidiary Guarantees. However, each Guarantor's guarantee of the obligations of the Company under the Notes may be subject to review under relevant federal and state fraudulent conveyance statutes (the "Fraudulent Conveyance Statutes") in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of such Guarantors. If a court were to find under relevant Fraudulent Conveyance Statutes that, at the time the Notes were issued, (a) a Guarantor guaranteed the Notes with the intent of hindering, delaying or defrauding current or future creditors or (b)(i) a Guarantor received less than reasonably equivalent value or fair consideration for guaranteeing the Notes and (ii)(A) was insolvent or was rendered insolvent by reason of such Subsidiary Guarantee,
(B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such Fraudulent Conveyance Statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate such guarantee of the Notes to presently existing and future indebtedness of such Guarantor and take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating such guarantee of the Notes.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or state law that is being applied in any such proceeding. Generally, however, a Guarantor would be considered insolvent if either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay the probable liability on its total existing indebtedness and liabilities (including contingent liabilities) as they become absolute and mature or (ii) it is incurring obligations beyond its ability to pay as such obligations mature or become due.

     The Boards of Directors and management of each of the Company and each Guarantor believe that at the time of issuance of the Notes and the Subsidiary Guarantees of the Notes, each Guarantor (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to meet its obligations as the same mature or become due and to operate its business effectively and (c) incurring obligations within its ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable judgment against it in any pending action. There can be no assurance, however, that such beliefs will prove to be correct or that a court passing on such questions would reach the same conclusions.

LABOR RELATIONS

     The Company currently has approximately 7,600 employees, approximately 5,000 of whom are motorcoach drivers. At March 31, 1997 approximately 2,800 of the Company's employees were members of various labor unions. The Company's inability to negotiate acceptable contracts with these unions as existing agreements expire could result in strikes by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized employees were to engage in a strike or other work stoppage, or other employees were to become unionized, the Company could experience a significant disruption of its operations and higher ongoing labor costs, which could have a material adverse effect on the Company's business and results of operations. See "Business -- Drivers and Other Personnel."

SUBSTANTIAL SEASONALITY OF THE MOTORCOACH BUSINESS

     The motorcoach business is subject to seasonal variations in operations. During the winter months, operating costs are higher due to the cold weather and demand for motorcoach services is lower, particularly because of a decline in tourism. As a result, the Company expects its revenues and results of operations to be lower in the first and fourth quarters than in the second and third quarters of each year, which may impact the Company's ability to make scheduled payments of principal or interest on outstanding indebtedness. See
"Management's Discussion and Analysis of Financial Condition and Results of Operations."

FUEL PRICES AND TAXES

     Fuel is a significant cost to the Company. Fuel prices are subject to sudden increases as a result of variations in supply levels and demand. Any sustained increase in fuel prices could adversely affect the Company's results of operations unless it were able to increase prices. From time to time, there are efforts at the Federal or state level to increase fuel or highway use taxes, which, if enacted, also could adversely affect the Company's results of operations.

INSURANCE COSTS; CLAIMS

     The Company's cost of maintaining personal injury, property damage and workers' compensation insurance is significant. The Company could experience higher insurance premiums as a result of adverse claims experience or because of general increases in premiums by insurance carriers for reasons unrelated to the Company's own claims experience. As an operator of motorcoaches and other vehicles, the Company is exposed to claims for personal injury or death and property damage as a result of accidents. The Company is self-insured for the first $100,000 of losses per incident involving a motorcoach and is self-insured for the first $250,000 of losses per incident involving a taxicab. If the Company were to experience a significant increase in the number of claims for which it is self-insured or claims in excess of its insurance limits, its results of operations and financial condition would be adversely affected. See "Business -- Risk Management and Insurance."

CAPITAL REQUIREMENTS

     The Company's operations require significant capital in order to maintain a modern fleet of motorcoaches and to achieve internal growth. The Company has historically financed the acquisition of new motorcoaches with debt financing. A new motorcoach costs in excess of $300,000, and there can be no assurance that adequate financing will be available in the future on terms favorable to the Company to enable the Company to efficiently maintain operations and implement any expansion of service through a larger fleet. In addition, as motorcoaches age, they require increasing amounts of maintenance and, therefore, are more expensive to operate. The Company's inability to obtain, or a material delay in obtaining, the financing necessary to acquire replacement motorcoaches as needed would have an adverse effect on the Company's results of operations due to higher operating costs associated with operating an aging fleet. See "Business -- Equipment."

GOVERNMENT SUBSIDIES

     Payments to the Company under a number of its commuter and transit contracts are funded through Federal or state subsidy programs, and, without these subsidies, the state or local transit authority may be unwilling to continue to renew these contracts. In addition, many of the motorcoaches provided at nominal rent to the Company under these contracts are purchased with funds provided by Federal programs. If funding for these Federal programs were eliminated or curtailed, the Company would be required to operate existing motorcoaches longer than economically practicable or be forced to acquire replacement equipment. Either alternative could result in an increase in the Company's costs of operations or could cause the Company to decide not to renew some of its contracts.

SIGNIFICANT REGULATION

     As a result of the enactment of the ICC Termination Act of 1995, interstate motorcoach operations previously regulated by the Interstate Commerce Commission became subject, as of January 1, 1996, to regulatory requirements administered by the Federal Highway Administration (the "FHWA") and the new Surface Transportation Board, both units of the United States Department of Transportation. Motorcoach operators subject to FHWA jurisdiction are required to be registered with the FHWA and to maintain minimum amounts of insurance. The Surface Transportation Board (the "STB") must approve or exempt any consolidation or merger of two or more regulated interstate motorcoach operators or the acquisition of one such operator by another. As of May 15, 1997, the STB had exempted from regulatory approval requirements each of the acquisition transactions involving federally-regulated interstate motorcoach operators entered into by the Company through February 1997. However, acquisitions subsequent to March 1, 1997 and future acquisitions of other motorcoach operators must be approved or exempted from the need for regulatory approval by the STB. There can be no assurance that the Company will be able to obtain such approval or exemption with respect to such acquisitions. Motorcoach operators are also subject to extensive safety requirements and requirements imposed by environmental laws, workplace safety and anti-discrimination laws, including the Americans with Disabilities Act. Safety, environmental and vehicle accessibility requirements for motorcoach operators have increased in recent years, and this trend could continue. The FHWA and state regulatory agencies have broad power to suspend, amend or revoke the Company's operating authorizations for failure to comply with statutory requirements, including safety and insurance requirements. A number of states, such as New Jersey, Nevada and Pennsylvania, require motorcoach operators to obtain authority to operate over certain specified intrastate routes, and, in some instances, such authority cannot be obtained if another operator already has obtained authority to operate on that route. As a result, there may be regulatory constraints on the expansion of the Company's operations in these states. Furthermore, the Company currently has a competitive advantage with respect to certain of its existing route authorities as a result of this regulatory posture. Therefore, if New Jersey or another highly regulated state in which the Company has operations were to reduce the level of regulation, the Company's competitive advantage arising from such regulation could be lost. Similarly, the Company's taxicab service operations are regulated primarily at the local municipality level. Local regulations applicable to taxicab services focus on the entry of new operators into the marketplace and the aggregate number of vehicles which will have authority to operate as well as the fares that can be charged for providing transportation services via taxicabs. These regulations may limit the Company's ability to expand the size of its taxicab fleet. See "Business -- Regulation."

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES

     The Company's operations are subject to various environmental laws and regulations, including those dealing with air emissions, water discharges and the storage, handling and disposal of petroleum and hazardous substances. The motorcoach and ground passenger transportation services industry may in the future become subject to stricter regulations which could impose significant compliance costs on the Company. In addition to compliance costs, there have been spills and releases of hazardous substances, including petroleum and petroleum related products, at several of the Company's operating facilities in the past. As a result of past and future operations at these facilities, the Company may be required to incur significant remediation costs and may be subject to penalties for noncompliance with applicable environmental laws and regulations. The Company believes that its liabilities for existing environmental matters will not have a material adverse effect on its financial condition, liquidity, results of operations or competitive position; however, there can be no assurance that the Company will not incur costs in the future that will have a material adverse effect on the Company. In addition, although the Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. See "Business -- Environmental Matters."

SUBSTANTIAL COMPETITION

     The motorcoach and ground transportation industry is highly competitive, fragmented and subject to rapid change, particularly with regard to recreational and excursion services and commuter and transit services. There are numerous other companies that provide these services, a number of which are as large or larger than the Company on a national or regional basis and thousands of which are small, independent and serve local populations. Certain competitors operate in several of the Company's existing or target markets, and others may choose to enter those markets in the future. The majority of the Company's competition is made up of smaller regional or local operators with a strong presence in their respective local markets. As a result of these factors, the Company may lose customers or have difficulty in acquiring new customers. See
"Business -- Competition."

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on the continued efforts of its executive officers and the senior management of the operating subsidiaries. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future. If any of these persons becomes unable to continue in his or her present role, or if the Company is unable to attract and retain other qualified employees, the Company's business or prospects could be adversely affected. Although the Company or an operating subsidiary has entered into an employment agreement with each of the Company's executive officers and key managers, there can be no assurance that any individual will continue in his present capacity with the Company or operating subsidiary for any particular period of time. The Company does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management. See "Management."

RISKS RELATING TO A CHANGE OF CONTROL

     Upon a Change of Control (as defined), holders of the Notes will have the right to require the Company to repurchase all or any part of such holders' Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of repurchase. The events that constitute a Change of Control under the Indenture relating to the Notes would constitute a default under the Credit Agreement, which prohibits the purchase of the Notes by the Company in the event of certain Change of Control events unless and until such time as the Company's indebtedness under the Credit Agreement is repaid in full. There can be no assurance that the Company and the Guarantors would have sufficient financial resources available to satisfy all of its or their obligations under the Credit Agreement and the Notes in the event of a Change of Control. The Company's failure to purchase the Notes would result in a default under the Indenture and under the Credit Agreement, each of which could have adverse consequences for the Company and the holders of the Notes. See "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control." The definition of "Change of Control" in the Indenture includes a sale, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole to a person or a group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Company to repurchase such Notes as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain.

ABSENCE OF A PUBLIC MARKET FOR NOTES

     There is no existing market for the Notes. The Company does not intend to apply for listing of the Notes on a securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market for the Notes will develop following the completion of the Exchange Offer or, if developed, that such market will be sustained or as to the liquidity of the market.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on June 24, 1997, to the Initial Purchasers pursuant to a Purchase Agreement, dated June 18, 1997, between the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"). The Initial Purchasers subsequently resold all of the Old Notes to Qualified Institutional Buyers, each of whom agreed to comply with certain transfer restrictions and other conditions. As a condition to the purchase of the Old Notes by the Initial Purchasers, the Company entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement"), which requires, among other things, that promptly following the issuance and sale of the Old Notes, the Company file with the SEC the Registration Statement with respect to the Exchange Notes, use its best efforts to cause the Registration Statement to become effective under the Securities Act and, upon the effectiveness of the Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act subject to certain exceptions described below. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the Company's books or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by the Depositary who desires to deliver such Old Notes by book-entry transfer of the Depositary. The Old Notes provide that if, (i) the Exchange Offer has not been consummated by the date required by the Registration Rights Agreement, or (ii) a shelf registration statement relating to the sale of the Old Notes has not been declared effective by the date required by the Registration Rights Agreement, the Company will pay liquidated damages in an amount equal to $0.05 per week per $1,000 principal amount of the Old Notes outstanding until but excluding the date the Exchange Offer is consummated or such shelf registration statement is declared effective. The amount of liquidated damages will increase by an additional $0.05 per $1,000 principal amount of Old Notes with respect to each subsequent 90 day period until all defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 principal amount of Notes.

     Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company for resale pursuant to Rule 144A or by any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. However, any purchaser of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Accordingly, any holder who tenders in the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "Plan of Distribution."

     As a result of the filing and effectiveness of the Registration Statement of which this Prospectus is a part, the Company will not be required to pay an increased interest rate on the Old Notes. Following the consummation of the Exchange Offer, holders of Old Notes not tendered will not have any further registration rights except in certain limited circumstances requiring the filing of a Shelf Registration Statement (as defined herein), and the Old Notes will continue to be subject to certain restrictions on transfer. See "Description of the Notes -- Registered Exchange Offer; Registration Rights." Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. After authentication of the Exchange Notes by the Trustee or an authenticating agent, the Company will issue and deliver $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer, (iii) it is acquiring the Series B Notes in its ordinary course of business and (iv) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Old Notes provided for under certain circumstances will be eliminated. The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Old Notes is outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of the Depositary, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through the Depositary.

     This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered holders of the Old Notes as of the close
of business on        , 1997. The Company intends to conduct the Exchange Offer
in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC thereunder, including Rule 14e-1, to the extent applicable. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered, and holders of the Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the Indenture in connection with the Exchange Offer. The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, at the Company's cost, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Solicitation of Tenders, Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement.

     The Company expressly reserves the right, in its sole discretion (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Conditions of the Exchange Offer" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered holders of the Old Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and the Company will extend the Exchange Offer to the extent required by law.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest at a rate of 9 3/8% per annum, payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Holders of Exchange Notes of record on December 15, 1997, will receive on January 1, 1998, an interest payment in an amount equal to (x) the accrued interest on such Exchange Notes from the date of issuance thereof to January 1, 1998, plus (y) the accrued interest on the previously held Old Notes from the date of issuance of such Old Notes (June 24, 1997) to the date of exchange thereof. Interest will not be paid on Old Notes that are accepted for exchange. The Notes mature on July 1, 2007.

PROCEDURES FOR TENDERING

     Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation, to The Bank of New York, as Exchange Agent, at the address set forth herein and therein or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company, that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

     Any financial institution that is a participant in the Depositary's Book-entry Transfer Facility system may make book-entry delivery of the Old Notes by causing the Depositary to transfer such Old Notes into the Exchange Agent's account in accordance with the Depositary's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Only a holder may tender its Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal or a facsimile thereof, have the signatures thereof guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer) and any other required documents, to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date.

     The Tender by a holder will constitute an agreement between such holder, The Company and the Exchange Agent in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. If less than all of the Old Notes are tendered, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO THE COMPANY THAT, AMONG OTHER THINGS, (1) THE EXCHANGE NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES (WHETHER OR NOT SUCH PERSON IS THE HOLDER), (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS ENGAGED IN, INTENDS TO ENGAGE IN OR HAS ANY ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES, (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE," AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF THE COMPANY AND (4) IF THE TENDERING HOLDER IS A BROKER OR DEALER (AS DEFINED IN THE EXCHANGE ACT) (A) IT ACQUIRED THE OLD NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND (B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH THE COMPANY OR ANY "AFFILIATE" THEREOF (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT)
TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER. IN THE CASE OF A BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR OLD NOTES WHICH WERE ACQUIRED BY IT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, THE LETTER OF TRANSMITTAL WILL ALSO INCLUDE AN ACKNOWLEDGMENT THAT THE BROKER-DEALER WILL DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH THE RESALE BY IT OF EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER; HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH HOLDER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION."

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY ALSO REQUEST

THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT SUCH TENDER FOR HOLDERS, IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

     Any beneficial owner whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" of the Letter of Transmittal or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive an irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company and as to which the defects or irregularities have not been cured or waived by the Company will be returned by the Exchange Agent to the tendering holder unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion (a) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Conditions of the Exchange Offer," terminate the Exchange Offer and (b) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry deliver of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, AN APPROPRIATE LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED WITH ANY REQUIRED SIGNATURE GUARANTEE AND ALL OTHER REQUIRED DOCUMENTS MUST IN EACH CASE BE TRANSMITTED TO AND RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW ON OR PRIOR TO THE EXPIRATION DATE, OR, IF THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW ARE COMPLIED WITH, WITH THE TIME PERIOD PROVIDED UNDER SUCH PROCEDURES. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's Old Notes and the principal amount of such Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Depositary to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of

Transmittal by which such Old Notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes if, in the Company's judgment, any of the following conditions has occurred or exists or has not been satisfied: (i) that the Exchange Offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the SEC, (ii) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, (iii) that there has been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, (iv) that there has been declared by United States federal or Texas or New York state authorities a banking moratorium; or (v) that trading on the New York Stock Exchange or generally in the United States over-the-counter market has been suspended by order of the SEC or any other governmental agency, in each of clauses (i) through (iv) which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

     If the Company determines that it may terminate the Exchange Offer for any of the reasons set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     The Bank of New York, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. In such capacity, the Exchange Agent has no fiduciary duties and will be acting solely on the basis of directions of the Company. Requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                      THE BANK OF NEW YORK, EXCHANGE AGENT

   By Hand or Overnight Delivery:         By Registered or Certified Mail:           By Facsimile Transmission:
        The Bank of New York                    The Bank of New York             (FOR ELIGIBLE INSTITUTIONS ONLY):
         101 Barclay Street                    101 Barclay Street, 7E                      (212) 571-3080
   Corporate Trust Services Window            New York, New York 10286               Attention: George Johnson
            Ground Level               Attention: Reorganization Department,           CONFIRM BY TELEPHONE:
      New York, New York 10286                     George Johnson                          (212) 815-4997
Attention: Reorganization Department,
           George Johnson

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph, telephone or telecopier.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the Exchange Agent for all losses and claims incurred by it as a result of the Exchange Offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and printing costs, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed by the Company directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company as a result of the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions as to what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the Indenture and the Registration Rights Agreement, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. The Old Notes may not be offered, resold, pledged or otherwise transferred, prior to the date that is two years after the later of June 24, 1997 and the last date on which the Company or any "affiliate" (within the meaning of Rule 144 of the Securities Act) of the Company was the owner of such Old Note except (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) to Qualified Institutional Buyers in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A, (iv) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in transactions exempt from the registration requirements of the Securities Act,
(v) in transactions complying with the provisions of Regulation S under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the liquidity of the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Old Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The Company intends to make any such acquisitions of Old Notes in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1, to the extent applicable. The Company has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the Exchange Offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Old Notes provided for under certain circumstances will be eliminated. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and total capitalization of the Company as of March 31, 1997, Actual, and As Adjusted to reflect the Subsequent Acquisitions, the issuance of the Old Notes and the application of the proceeds therefrom and the exchange of the Old Notes for the Exchange Notes. See "Selected Consolidated Pro Forma Financial Data." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                            ACTUAL      AS ADJUSTED
Current maturities of long-term
  obligations...........................   $   6,452     $  13,284
                                           =========    ===========
Long-term obligations:
     Credit Facility....................   $ 126,739     $  --
     Capital lease obligations and
       other............................      33,629        45,717
     Exchange Notes.....................      --           150,000
     Convertible subordinated
       notes(1).........................      36,830        40,580
                                           ---------    -----------
          Total long-term obligations...     197,198       236,297
Stockholders' equity:
     Common Stock: $0.01 par value,
       30,000,000 shares authorized;
       17,778,107 and 18,629,096 shares
       outstanding, respectively........         178           193
     Additional paid-in capital.........     101,325       113,608
     Cumulative translation
       adjustment.......................      --              (218)
     Retained earnings..................      10,303        10,908
                                           ---------    -----------
          Total stockholders' equity....     111,806       124,491
                                           ---------    -----------
               Total capitalization.....   $ 309,004     $ 360,788
                                           =========    ===========

------------

(1) The Company issued $22.5 million of convertible subordinated notes in August 1996 ($4 million of which were repaid in January 1997) and $18.3 million of convertible subordinated notes in February 1997. Subsequent to March 31, 1997, the Company issued $3.8 million of additional convertible subordinated notes. All of such notes were issued as consideration to former owners of certain acquired businesses.

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA

     The Company acquired, simultaneously with the closing of the Initial Public Offering in May 1996, the Founding Companies. During the remainder of 1996 and through March 31, 1997 the Company completed twelve acquisitions, seven of which were accounted for as poolings and five of which were accounted for as purchases. The Statement of Income Data for the Pro Forma Combined periods below include the Company (including the Pooled Companies through March 31, 1997) combined with historical financial statement data of the Founding Companies at historical cost for all periods presented and the Purchased Companies since their date of acquisition. The Pro Forma Statement of Income Data presented below includes (i) the Statement of Income Data discussed above; (ii) the Compensation Differential; (iii) certain tax adjustments related to the taxation of certain of the predecessor businesses as S Corporations prior to their acquisition by the Company and the tax effect of the other adjustments to income included herein; (iv) for 1995 and 1996, the conversion of debt to equity at one of the companies acquired in a pooling; and (v) the elimination of non-recurring pooling costs. Pro Forma As Adjusted information adjusts the Pro Forma Statement of Income Data to give effect to the acquisition of the Purchased Companies, the Subsequent Acquisitions as well as the impact on interest expense of the issuance of the Notes as if all such transactions had occurred on January 1, 1996. The As Adjusted Balance Sheet Data are adjusted to give effect to the Subsequent Acquisitions, the issuance of the Notes and the application of the net proceeds therefrom, as if the same had occurred on March 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Unaudited Pro Forma Combined Financial Statements.

                                                                                                                      THREE
                                                                                                                     MONTHS
                                                                                                                      ENDED
                                                                                                                    MARCH 31,
                                                  YEAR ENDED DECEMBER 31,                                           ---------
                           ---------------------------------------------------------------------   TWELVE MONTHS
                                                                                                       ENDED        PRO FORMA
                                            PRO FORMA COMBINED                      PRO FORMA      MARCH 31, 1997   COMBINED
                           -----------------------------------------------------   AS ADJUSTED       PRO FORMA      ---------
                             1992       1993       1994       1995       1996          1996         AS ADJUSTED       1996
                                                             (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF INCOME DATA:
   Total revenues........  $ 172,974  $ 180,705  $ 194,814  $ 216,892  $ 250,776                                    $  52,515
   Gross profit..........     36,015     35,347     41,507     51,365     61,692                                        9,737
   General and
     administrative
     expenses............     25,282     24,822     27,694     29,785     33,348                                        9,377
   Operating income......     10,733     10,525     13,813     21,580     28,344                                          360
   Interest expense......      6,307      6,362      7,422      9,505     10,826                                        2,587
   Income tax
     provision...........        417        915      1,748      2,979      7,726                                           45
   Income (loss) before
     extraordinary
     items...............      4,009      3,248      4,643      9,096      9,792                                       (2,272)
PRO FORMA STATEMENT OF
 INCOME DATA:
   Total revenues........  $ 172,974  $ 180,705  $ 194,814  $ 216,892  $ 250,776     $436,372         $439,497      $  52,515
   Gross profit..........     36,015     35,347     41,507     51,365     61,692      104,074          105,499          9,737
   General and
     administrative
     expenses............     22,667     21,166     23,188     23,724     26,554       49,923           50,204          6,122
   Operating income......     13,348     14,181     18,319     27,641     35,138       54,151           55,295          3,615
   Interest expense......      6,307      6,362      7,422      8,207      9,934       23,965(1)        23,182(1)       2,250
   Income tax
     provision...........      2,873      3,690      4,376      8,217      9,958       12,161           12,965            549
   Income before
     extraordinary
     items...............      4,168      4,129      6,521     11,217     15,246       18,025           19,148            816

OTHER PRO FORMA DATA:
   EBITDA(2).............  $  23,006  $  24,398  $  29,028  $  40,335  $  50,357     $ 78,561         $ 80,883      $   6,994
   Compensation
     Differential........      2,615      3,656      4,506      6,061      6,794        8,430            4,859          3,255
   Depreciation and
     amortization........      9,658     10,217     10,709     12,694     15,219       24,410           25,538          3,379
   Capital
     expenditures(3).....      2,713     10,857     28,449     25,610     40,688       69,203           85,881         10,409
   Gross profit margin...       20.8%      19.6%      21.3%      23.7%      24.6%        23.8%            24.0%          18.5%
   EBITDA margin.........       13.3       13.5       14.9       18.6       20.1         18.0             18.4           13.3

PRO FORMA RATIOS:
   Ratio of earnings to
     fixed charges(4)....       1.93x      2.02x      2.24x      3.01x      3.19x        2.14x            2.26x          1.52x
   EBITDA/interest
     expense(1)(2).......                                                                3.28             3.49
   Net debt/
     EBITDA(2)(5)........                                                                2.33             3.00

                             THREE
                            MONTHS
                             ENDED
                           MARCH 31,
                           ---------
                           PRO FORMA
                           COMBINED     PRO FORMA
                           ---------   AS ADJUSTED
                             1997          1997
STATEMENT OF INCOME DATA:
   Total revenues........  $  69,311
   Gross profit..........     14,925
   General and
     administrative
     expenses............      8,355
   Operating income......      6,570
   Interest expense......      3,199
   Income tax
     provision...........      1,402
   Income (loss) before
     extraordinary
     items...............      1,969
PRO FORMA STATEMENT OF
 INCOME DATA:
   Total revenues........  $  69,311     $ 97,361
   Gross profit..........     14,925       17,621
   General and
     administrative
     expenses............      8,131       12,383
   Operating income......      6,794        5,238
   Interest expense......      3,199        5,409(1)
   Income tax
     provision...........      1,445          (25)
   Income before
     extraordinary
     items...............      2,150         (146)
OTHER PRO FORMA DATA:
   EBITDA(2).............  $  12,082     $ 12,323
   Compensation
     Differential........        224          465
   Depreciation and
     amortization........      5,288        7,085
   Capital
     expenditures(3).....     31,970       34,529
   Gross profit margin...       21.5%        18.1%
   EBITDA margin.........       17.4         12.7
PRO FORMA RATIOS:
   Ratio of earnings to
     fixed charges(4)....       2.01x        --
   EBITDA/interest
     expense(1)(2).......
   Net debt/
     EBITDA(2)(5)........

                                                              AT DECEMBER 31,                          AT MARCH 31, 1997
                                          -------------------------------------------------------   -----------------------
                                                      PRO FORMA COMBINED
                                          ------------------------------------------
                                            1992       1993       1994       1995        1996        ACTUAL    AS ADJUSTED
                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
    Cash and cash
      equivalents.......................  $   6,301  $   6,433  $   7,058  $   7,503   $   1,470    $   6,544    $  7,251
    Working capital (deficit)...........     (8,753)    (8,355)   (10,158)   (12,060)     (7,499)     (20,789)    (32,854)
    Total assets........................    135,201    138,220    161,403    184,794     299,950      416,124     495,808
    Total debt, including current
      portion...........................     79,577     75,918     93,963    104,290     131,483      203,650     249,581
    Stockholders' equity................     17,197     20,614     23,911     29,093     109,926      111,806     124,491

------------

  (1) Pro Forma As Adjusted interest expense includes the effect of the issuance of the Notes.

  (2) EBITDA represents net income plus depreciation and amortization, income taxes, net interest expense and extraordinary items as adjusted to reflect the Compensation Differential. While EBITDA should not be construed as a substitute for income from operations, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

  (3) Capital expenditures represent current capital additions less the net book value of capital equipment retired plus assets acquired under capital leases.

  (4) For purposes of calculating this ratio, "earinings" consist of income before taxes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense plus one-third of rental expense, which the Company estimates to be representative of the interest factors therein.

  (5) Pro Forma As Adjusted net debt represents total debt (which includes the convertible subordinated notes) less cash and cash equivalents. The ratio of net debt to EBITDA was calculated based on pro forma net debt of $183.3 million and $242.3 million as of December 31, 1996 and March 31, 1997, respectively. See "Capitalization."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The Company was founded in September 1995 to create a nationwide provider of motorcoach and other ground transportation services. On May 17, 1996, the Company acquired, simultaneously with the closing of the Initial Public Offering, the six Founding Companies. Through the remainder of 1996 and the first quarter of 1997, the Company acquired twelve additional businesses. The acquisition of seven of these businesses has been accounted for under the pooling-of-interests method of accounting (the "Pooled Companies") and the remaining five have been accounted for under the purchase method of accounting (the "Purchased Companies"). As a result, the pro forma financial statements, including the pro forma results discussed below, include the historical financial statements of the Founding Companies and the Company (including the Pooled Companies) for all periods presented at historical cost, as if these companies had always been members of the same operating group and give effect to
(i) the Compensation Differential; (ii) the elimination of merger costs related to pooled acquisitions; (iii) certain tax adjustments related to the taxation of certain Founding Companies and Pooled Companies as S Corporations prior to the consummation of the mergers of the Founding Companies and the Subsequent Acquisitions; and (iv) the tax impact of the Compensation Differential in each period.

     The Company has begun to realize savings by consolidating certain general administrative and purchasing functions and reducing insurance expenses. In addition, the Company has begun to realize savings from its ability to borrow at lower interest rates than the Founding Companies and the subsequent acquisitions. These savings are being partially offset by the costs of being a public company and the incremental increase in costs related to the Company's new corporate management. Neither these savings nor the costs associated therewith for the periods prior to the Initial Public Offering have been included in the pro forma financial information discussed below. As a result, historical pro forma results may not be comparable to, or indicative of, future performance.

     The Company's motorcoach revenues are derived from fares charged to individual passengers and fees charged under contracts to provide motorcoach services. Taxicab operation revenues are derived from fees and other services charged to independent taxicab operators. Operating expenses consist primarily of salaries and benefits for motorcoach drivers and mechanics, depreciation, maintenance, fuel, oil, insurance and commissions to agents. General and administrative expenses consist primarily of compensation and related benefits to the owners and certain key employees of the Founding Companies and the Pooled Companies, administrative salaries and benefits, marketing, communications and professional fees.

PRO FORMA COMBINED RESULTS FOR THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     The pro forma combined results discussed below occurred when the combined Founding Companies were under common control and management from June 1, 1996, and the Pooled and Purchased Companies were under common control from the date of their respective acquisitions. All other periods reflected were not under common control or management and may not be comparable to, or indicative of, future performance.

     Revenues increased by 32.0% to $69.3 million for the three months ended March 31, 1997. The increase in revenues was largely due to the revenues of the Purchased Companies of approximately $14.1 million, and incremental increases at certain other locations.

     Operating expenses increased 27.1% to $54.4 million for the three months ended March 31, 1997. The increase in operating expenses was the result of the increased operations offset by savings in the Company's insurance program and parts buying program.

     General and administrative expenses, after elimination of the Compensation Differential and acquisition related costs, increased 32.8% as compared to the three months ended March 31, 1996. The increase in general and administrative expenses in the three month period ended March 31, 1997 was largely due to an increase of $0.7 million related to the establishment of the corporate management group required to execute the acquisition program and to manage the consolidated group of companies and the overall increase in operations and $0.3 million of cost associated with goodwill amortization related to the acquisitions of the Purchased Companies.

     Interest expense increased $0.6 million as compared to the three months ended March 31, 1996, due to the higher level of debt related to additional equipment and debt related to the Purchased Companies, partially offset by the repayment of debt through the use of proceeds of the Initial Public Offering, a secondary offering of Common Stock, and due to lower interest rates for borrowings under the Credit Facility.

     Pro forma net income before extraordinary items, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, increased during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996 primarily due to continued revenue growth and the effects of increased purchasing power on lowering certain costs.

PRO FORMA RESULTS FOR 1995 COMPARED TO 1996

     Total revenues increased $33.9 million, or 15.6%, to $250.8 million for the year 1996. The increase in revenues was largely due to: (i) an increase in taxicab service revenues of $7.3 million, primarily attributable to internal expansion, (ii) an increase of $7.2 million in special destination services revenues primarily to the Atlantic City and Louisiana casinos, and (iii) an increase of $4.1 million in per capita tour revenue attributable in part to the acquisition of the Company's Los Angeles operations in 1995. In addition, revenues from the Purchased Companies totaled $12.7 million since their acquisition.

     Operating expenses increased 14.2% to $189.1 million for 1996. The increase in operating expenses was largely due to a combined increase of $3.1 million at all of the locations attributable to higher fuel costs in 1996. Approximately $1.4 million of the additional fuel cost related to higher prices and the remainder related to higher consumption consistent with the Company's increased operations. The increase in fuel expense was offset by savings in the Company's insurance program. The remaining increase was consistent with increased operations throughout the Company.

     General and administrative expenses in 1996, after elimination of the Compensation Differential, increased $2.8 million, or 11.9%, from $23.7 million in 1995 to $26.6 million. The increase in general and administrative expenses was largely due to an increase of $1.5 million related to the establishment of the corporate management group required to execute the acquisition program and to manage the consolidated group of companies. The remaining increase was consistent with the increased operations throughout the Company.

     Interest expense increased $1.7 million in 1996 as compared to 1995 due to the higher level of debt related to additional equipment and debt related to the Purchased Companies, partially offset by the repayment of debt through the use of proceeds of the Initial Public Offering, a subsequent offering of Common Stock completed in November 1996 and due to lower rates from the Credit Facility.

     Pro forma net income (before giving effect to the extraordinary items), which has been adjusted for the Compensation Differential and the pro forma provision for taxes, increased during 1996 as compared to 1995 primarily due to continued revenue growth and the effects of increased purchasing power.

     The extraordinary items recorded in 1996 include an extraordinary gain that was recognized in connection with the mergers of the Pooled Companies with the Company in August 1996 and extraordinary losses related to prepayment penalties on certain debt retired. Obligations due to stockholders of $17.2 million were retired in exchange for shares of Common Stock. The transactions resulted in an extraordinary gain on early extinguishment of debt of approximately $4.2 million, net of taxes, representing the excess of the recorded value of the obligations exchanged over the market value of the Common Stock. In addition, extraordinary losses of $1.5 million, net of taxes, for prepayment penalties on certain retired debt were recorded in 1996.

PRO FORMA RESULTS FOR 1994 COMPARED TO 1995

     Total revenues increased $22.1 million, or 11.3%, from $194.8 million in 1994 to $216.9 million in 1995. The increase was largely due to an increase in motorcoach charter and special destination revenues of $9.0 million, primarily attributable to increased service to the Louisiana casinos, an increase in motorcoach transit revenues of $5.7 million, primarily attributable to additional transit contracts in Northern California and New York, an increase in taxicab service revenues of $2.9 million, primarily attributable to the purchase of additional taxicab operations in Austin, Texas in July 1995, and an increase in per capita revenue of $2.5 million primarily attributable to the acquisition of the Company's Los Angeles operations in 1995.

     Operating expenses increased $12.2 million, or 8.0%, from $153.3 million in 1994 to $165.5 million in 1995, but declined as a percentage of revenues from 78.7% in 1994 to 76.3% in 1995. The dollar increase was largely due to an increase in operating expenses of $3.8 million, primarily attributable to increased service to the Louisiana casinos, an increase in operating expenses of $4.6 million, primarily attributable to the increase in transit services, and $2.1 million, primarily attributable to higher per capita sales. These increases were partially offset by a $2.2 million reduction in operating expenses primarily due to a decision not to renew a municipal contract in the Northeast, and lower salaries, wages and related benefits from favorable revisions of a collective bargaining agreement.

     General and administrative expenses, after elimination of the Compensation Differential, increased $0.5 million, or 2.3%, from $23.2 million in 1994 to $23.7 million in 1995. This increase was consistent with the increase in revenues.

     Interest expense increased $2.1 million, or 28.1%, from $7.4 million in 1994 to $9.5 million in 1995. The increase was largely due to higher levels of debt during 1995 as a result of equipment purchases.

     Net income, adjusted for the Compensation Differential, interest and taxes, increased $4.7 million, from $6.5 million in 1994 to $11.2 million in 1995, and represented 3.3% of revenues in 1994 compared to 5.2% of revenues in 1995.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following consolidated financial information represents the operations of the Pooled Companies for all periods presented and the Founding Companies and the Company for the seven months ended December 31, 1996 and the Purchased Companies since their date of acquisition. This financial information has been derived from the Consolidated Financial Statements of the Company. Pro forma net income before extraordinary items gives effect to (i) the Compensation Differential; (ii) the elimination of non-recurring pooling costs associated with the 1996 acquisitions; and (iii) the tax impact of the Compensation Differential in each period.

                                                                                               THREE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                      MARCH 31,
                                       -----------------------------------------------------  --------------------
                                         1992       1993       1994       1995       1996       1996       1997
                                                          (IN THOUSANDS)                          (UNAUDITED)
STATEMENT OF INCOME DATA:
    Total revenues...................  $  76,046  $  77,633  $  88,060  $ 103,403  $ 205,838  $  28,294  $  69,311
    Gross profit.....................     18,665     17,329     22,600     28,401     53,540      7,060     14,925
    Operating income.................      5,278      4,997      7,377     11,629     27,968      2,749      6,570
    Income before extraordinary
      items..........................        631        899      1,343      2,952     10,817        450      1,969
PRO FORMA:
    Operating income.................      7,762      6,817      9,825     14,483     35,138      3,333      6,794
    Income before extraordinary
      items..........................      2,281      2,446      2,953      4,409     15,246      1,098      2,150
BALANCE SHEET DATA:
    Working capital (deficit)........  $  (5,901) $  (6,390) $  (6,759) $  (7,847) $  (7,499) $  (8,835) $ (20,789)
    Total assets.....................     66,587     69,764     86,562    102,607    299,950    109,942    416,124
    Total debt, including current
      portion........................     47,008     45,905     62,080     72,217    108,983(1)  77,279    166,820(2)
    Stockholders' equity (deficit)...       (238)     1,647      2,270      4,379    109,926      4,342    111,806

------------

(1) Does not include $22.5 million of convertible debt issued in connection with the acquisitions of the Purchased Companies.

(2) Does not include $36.8 million of convertible debt issued in connection with the acquisitions of the Purchased Companies.

HISTORICAL RESULTS FOR THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     Revenues increased by 145% to $69.3 million for the three months ended March 1997. The increase in revenues was largely due to the revenues of the Founding Companies of $24.5 million and revenues of the Purchased Companies of approximately $14.1 million, and incremental increases at certain Pooled Companies.

     Operating expenses increased 156% to $54.4 million for the three months ended March 31, 1997. The increase in operating expenses was the result of the increased operations.

     General and administrative expenses increased 94% as compared to the three months ended March 31, 1996. The increase in general and administrative expenses in the three month period ended March 31, 1997 was primarily due to the overall increase in operations and the establishment of the corporate management group required to execute the acquisition program and to manage the consolidated group of companies.

     Interest expense increased $1.3 million as compared to the three months ending March 31, 1996, due to the higher level of debt related to additional equipment and debt related to the Purchased Companies, partially offset by repayment of debt through the use of proceeds of the Initial Public Offering, a secondary offering of Common Stock, and due to lower rates from the Credit Facility.

     Net income before extraordinary items increased during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996 primarily due to the acquisitions of the Founding Companies and Purchased Companies and the effects of increased purchasing power on lowering certain costs.

HISTORICAL RESULTS FOR 1995 COMPARED TO 1996

     Total revenues increased $102.4 million, or 99.1%, to $205.8 million for the year 1996. The increase in revenues was largely due to: (i) the acquisition of the Founding Companies with revenues of $72.9 million, (ii) the acquisition of the Purchased Companies with revenues of $12.7 million, (iii) an increase in taxicab service revenues of $7.3 million, primarily attributable to internal expansion, (iv) an increase of $3.8 million in special destination services revenues primarily to the Louisiana casinos, and (v) an increase of $4.1 million in per capita tour revenue attributable in part to the acquisition of the Company's Los Angeles operations in 1995.

     Operating expenses increased 103.1% to $152.3 million for 1996. The increase in operating expenses was consistent with increased operations throughout the Company. The remaining increase was due to higher fuel costs in 1996, offset by savings in the Company's insurance program.

     General and administrative expenses in 1996, after elimination of the Compensation Differential and the elimination of non-recurring pooling costs associated with the 1996 acquisitions, increased $4.5 million, or 32.2%, from $13.9 million in 1995 to $18.4 million in 1996. The increase in general and administrative expenses was largely due to the increase in operations and an increase related to the establishment of the corporate management group required to execute the acquisition program and to manage the consolidated group of companies.

     Interest expense increased $3.2 million in 1996 as compared to 1995 due to the higher level of debt related to additional equipment and subordinated debt related to the Purchased Companies, partially offset by the repayment of debt through the use of proceeds of the Initial Public Offering, Secondary Stock Offering and due to lower rates from the Credit Facility.

     Pro forma net income (before giving effect to the extraordinary gain), which has been adjusted for the Compensation Differential and the pro forma provision for taxes, increased during 1996 as compared to 1995 primarily due to continued revenue growth and the effects of increased purchasing power.

     The extraordinary items recorded in 1996 include an extraordinary gain that was recognized in connection with the mergers of the Pooled Companies with the Company in August 1996 and extraordinary losses related to prepayment penalties on certain debt retired. Obligations due to stockholders of $17.2 million were retired in exchange for shares of Common Stock. The transactions resulted in an extraordinary gain on early extinguishment of debt of approximately $4.2 million, net of taxes, representing the excess of the recorded value of the obligations exchanged over the market value of the Common Stock. In addition, extraordinary losses of $1.5 million, net of taxes, for prepayment penalties on certain retired debt were recorded in 1996.

HISTORICAL RESULTS FOR 1994 COMPARED TO 1995

     Total revenues increased $15.3 million, or 17.4%, from $88.1 million in 1994 to $103.4 million in 1995. The increase was largely due to an increase in motorcoach charter and special destination revenues of $6.6 million, primarily attributable to increased service to the Louisiana casinos, an increase in taxicab service revenues of $2.9 million, partially attributable to the purchase of additional taxicab operations in Austin, Texas in July 1995, and an increase in per capita revenue of $2.5 million partially attributable to the acquisition of the Company's Los Angeles operations in 1995.

     Operating expenses increased $9.5 million, or 14.6%, from $65.5 million in 1994 to $75.0 million in 1995, but declined as a percentage of revenues from 74.3% in 1994 to 72.5% in 1995. The dollar increase was largely due to an increase in operating expenses of $3.8 million, primarily attributable to increased service to the Louisiana casinos, and $2.1 million, primarily attributable to higher per capita sales.

     General and administrative expenses, after elimination of the Compensation Differential, increased $1.1 million, or 8.9%, from $12.8 million in 1994 to $13.9 million in 1995. This increase was consistent with the increase in revenues.

     Interest expense increased $1.7 million, or 35.1%, from $4.9 million in 1994 to $6.6 million in 1995. The increase was largely due to higher levels of debt during 1995 as a result of equipment purchases.

     Net income, adjusted for the Compensation Differential and taxes, increased $1.4 million, from $3.0 million in 1994 to $4.4 million in 1995, and represented 3.4% of revenues in 1994 compared to 4.3% of revenues in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by historical operating activities was $6.6 million, $7.4 million, $9.0 million and $25.8 million for 1994, 1995, 1996, and the three months ended March 31, 1997 respectively.

     Cash used in historical investing activities was $21.7 million, $12.4 million, $54.4 million and $55.7 million for 1994, 1995, 1996, and the three months ended March 31, 1997 respectively. Cash used in investing activities was primarily for additions and replacements of motorcoaches and for expansion of facilities, net of sales of property and equipment. In addition, in 1996 and 1997 the Company paid $34.8 million and $26.1 million, respectively, in cash for the Founding Companies and Purchased Companies, net of cash acquired.

     Cash provided by historical financing activities was $13.8 million, $6.6 million, $43.4 million, and $35.0 million for 1994, 1995, 1996, and the three months ended March 31, 1997, respectively. Cash provided by financing activities for 1995 was primarily attributable to the issuance of $7.6 million of long-term obligations, net of repayments, partially offset by $1.1 million in S Corporation distributions paid to the former owners of the Pooled Companies. Cash provided by financing activities of $43.4 million for 1996 was primarily attributable to $48.1 million from the Initial Public Offering and $48.5 million from its second public offering partially offset by $51.4 million of net payments on long-term obligations and $1.8 million in S Corporation distributions paid to the former owners of the Pooled Companies. Cash provided by financing activities of $35.0 million for the three months ended March 31, 1997 related to borrowings under the Company's credit agreement used to pay down existing debt and finance equipment additions.

     Cash and cash equivalents decreased $1.3 million and $1.9 million for 1994 and 1996, respectively. For 1995 and the three months ended March 31, 1997, cash and cash equivalents increased $1.6 million and $5.1 million.

     Capital expenditures during 1994, 1995, 1996 and the three months ended March 31, 1997 were $23.4 million, $15.4 million, $29.3 million and $32.0 million, respectively. These expenditures were primarily incurred to purchase motorcoaches and other vehicles and were principally financed with debt and cash flows from operations. Capital expenditures are net of trade-ins and proceeds and related gains or losses from sales of property and equipment plus the cost of assets acquired under capital leases. As of December 31, 1996, the Company had entered into commitments to purchase 108 motorcoaches for approximately $32.6 million. The Company expects to finance additional vehicle purchases primarily from cash flows from operations, trade-ins of older equipment supplemented, as necessary, with borrowings under the Credit Facility.

     In November and December 1996, the Company sold 2,084,307 shares of Common Stock in a public offering, resulting in net proceeds of approximately $48.5 million. The net proceeds were used to repay outstanding debt freeing the existing credit facility for additional working capital and general corporate purposes, including acquisitions.

     From January 1, 1997 through June 30, 1997 the Company completed the acquisition of eleven companies. These eleven companies have aggregate annual revenues of approximately $180 million and the Company has paid, or agreed to pay, aggregate consideration consisting of approximately $42.8 million in cash, 1,958,280 shares of Common Stock, $22.1 million in aggregate principal amount of subordinated notes convertible into 586,367 shares of Common Stock, as well as the assumption of certain indebtedness. Six of the eleven completed acquisitions were accounted for as poolings-of-interest while the other five were accounted for as purchases. The recently acquired companies include America Charters of Gastonia, North Carolina, Antelope Valley Bus, Inc. of Lancaster, California, The Arrow Line, Inc. of Hartford, Connecticut, Gray Line of Fort Lauderdale, Florida, Gray Line of Montreal, Canada, International Express Corp. of Minneapolis, Minnesota, Kerrville Bus Company of Kerrville, Texas, Metro Transportation Services, Inc. of Miami, Florida, MTC, Inc. of Phoenix, Arizona, Red & Tan Enterprises of Bergenfield,

New Jersey and Trentway-Wagar, Inc. of Toronto, Canada. The Company believes that each of these acquisitions is consistent with its strategy of entering new markets and expanding in existing markets.

     The Credit Facility provides for a revolving facility of $181 million through a syndicate of eight banks, and allows the Company to have borrowings of up to $40 million (in addition to Subordinated Debt (as defined therein)) outside the Credit Facility. The Company has recently announced that it anticipates that such facility will be amended to provide for borrowings of up to $300 million and additional senior borrowings outside such facility of up to $80 million. The Credit Facility is secured by substantially all of the assets of the Company and matures August 14, 1999 at which time all amounts then outstanding become due. Interest on outstanding borrowings is charged, at the Company's option, at the banks' prime rate plus up to 1.0% or the London Interbank Offered Rate ("LIBOR") plus 1.0% to 2.25% (7.44% at March 31, 1997), both as determined by the ratio of the Company's funded debt to cash flow (as defined). A commitment fee ranging from 0.25% to 0.50% is payable on the unused portion of the Credit Facility. Under the terms of the Credit Facility, the Company must maintain certain minimum financial ratios. The Credit Facility restricts the Company's ability to make distributions, including but not limited to prohibiting the Company from declaring or paying any dividends. As of March 31, 1997, the Company had a total of $166.8 million outstanding under the Credit Facility and other sources and had utilized $4.9 million of the facility for letters of credit securing certain insurance obligations and performance bonds, resulting in a borrowing availability of $49.3 million under the Credit Facility and other sources. The Company's obligations under the Credit Facility are guaranteed by substantially all of the domestic subsidiaries of the Company.

     The obligations of the lenders under the Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company and its subsidiaries are subject to certain customary affirmative and negative covenants contained in the Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions, (i) incurring additional indebtedness and other obligations; (ii) a merger or consolidation with any other person, or a liquidation, dissolution or winding up; (iii) acquisitions; (iv) distributions in respect to its shares of capital stock; (v) engaging in transactions with affiliates; (vi) investing funds of the Company; (vii) granting of liens to secure any other indebtedness (including the Notes) and (viii) changing the character of its lines of business. Many of these covenants will be more restrictive than those in favor of holders of the Notes as described herein and as set forth in the Indenture.

     Moreover, the Credit Facility requires the Company to meet certain financial tests, including: consolidated Net Worth, as defined therein, plus consolidated Subordinated Debt, as defined therein, at a level not less than (i) the greater of 90% of the consolidated Net Worth of the Company as of June 30, 1996, or $35 million, plus (ii) 90% of the Company's cumulative annual consolidated net earnings, plus (iii) 100% of the net proceeds resulting from any sale, issuance or assumption of stock or Subordinated Debt (as defined therein); consolidated Tangible Net Worth, as defined therein, of the Company at not less than 40% of the consolidated Net Worth of the Company; a ratio of consolidated Funded Debt, as defined therein, of the Company less the Subordinated Debt, as defined therein, of the Company to the consolidated EBITDA, as defined therein, of the Company of no greater than 3.0 to 1.0; and a Fixed Charge Coverage Ratio, as defined therein, of not less than 1.25 to 1.0. At March 31, 1997, on a pro forma as adjusted basis (see "Selected Consolidated Pro Forma Financial Data"), the Company's consolidated Net Worth plus the consolidated Subordinated Debt exceeded the net worth test by $4.0 million, the consolidated Tangible Net Worth was 45.7% of the consolidated Net Worth and the Fixed Charge Coverage Ratio was 1.28. The Company believes it will be in compliance with such covenants on the date of closing of the Offering. The Indenture will contain restrictions on the Company's ability to incur additional indebtedness, and other contractual arrangements to which the Company may become subject in the future could contain similar restrictions.

     The Credit Facility also provides for customary events of default. Occurrence of any of such events of default could result in acceleration of the Company's obligations under the Credit Facility and foreclosure on the collateral securing such obligations, with material adverse results to holders of the Notes. See "Risk Factors -- Holding Company Structure and Subordination of Notes and Guarantees."

     In September 1996, the Company entered into an interest rate cap agreement with a bank. The agreement has a term of one year and a notional amount of $50 million. The agreement provides that if the 90 day LIBOR rate exceeds 6.5% for certain measurement periods, the bank will pay to the Company the difference between such rate and 6.5%. As of March 31, 1997, the 90-day LIBOR rate was 5.81%. The cost of the agreement is being amortized over its term.

     The Company's ability to make scheduled payments of principal or interest on its indebtedness (including the Notes), or to fund planned capital expenditures or future acquisitions will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital and budgeted capital expenditures. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Credit Facility in an amount sufficient to enable the Company to service its indebtedness, make anticipated capital expenditures or fund future acquisitions. See "Risk Factors."

SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

     The following supplemental consolidated financial information represents the operations of the Pooled Companies for all periods presented and the Founding Companies and the Company for the seven months ended December 31, 1996 and the Purchased Companies since their date of acquisition. This financial information has been derived from the Supplemental Consolidated Financial Statements of the Company. Pro forma net income before extraordinary items gives effect to (i) the Compensation Differential; (ii) the elimination of non-recurring pooling costs associated with the 1996 acquisitions; and (iii) the tax impact of the Compensation Differential in each period.

                                                                                                     THREE MONTHS
                                                                                                        ENDED
                                                         YEAR ENDED DECEMBER 31,                      MARCH 31,
                                          -----------------------------------------------------  --------------------
                                            1992       1993       1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                             (IN THOUSANDS)                          (UNAUDITED)
STATEMENT OF INCOME DATA:
    Total revenues......................  $ 116,318  $ 135,342  $ 127,484  $ 147,042  $ 258,130  $  37,617  $  79,868
    Gross profit........................     25,222     26,309     28,542     37,579     63,995      7,707     15,631
    Operating income....................      7,442      8,571      8,326     14,586     31,984      1,909      5,732
    Income before extraordinary items...        834      2,076      1,271      3,971     12,392       (116)     1,280
PRO FORMA:
    Operating income....................     10,535     11,017     11,635     18,303     40,089      2,741      6,128
    Income before extraordinary items...      2,847      3,997      3,395      5,937     17,484        679      1,563
BALANCE SHEET DATA:
    Working capital (deficit)...........  $  (8,551) $  (9,308) $  (9,390) $ (10,341) $ (13,477) $ (11,984) $ (25,681)
    Total assets........................     85,262     90,541    105,828    123,367    329,818    129,371    445,129
    Total debt, including current
      portion...........................     57,698     56,911     73,917     83,105    124,827(1)  87,971    183,485(2)
    Stockholders' equity................      2,479      4,546      2,463      5,590    112,579      4,846    113,766

------------

(1) Does not include $22.5 million of convertible debt issued in connection with the acquisitions of the Purchased Companies.

(2) Does not include $36.8 million of convertible debt issued in connection with the acquisitions of the Purchased Companies.

HISTORICAL RESULTS FOR THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

     Revenues increased by 112.3% to $79.9 million for the three months ended March 1997. The increase in revenues was largely due to the revenues of the Founding Companies of $24.5 million and revenues of the Purchased Companies of approximately $14.1 million, and incremental increases at certain Pooled Companies.

     Operating expenses increased 114.8% to $64.2 million for the three months ended March 31, 1997. The increase in operating expenses was the result of the increased operations.

     General and administrative expenses increased 70.7% as compared to the three months ended March 31, 1996. The increase in general and administrative expenses in the three month period ended March 31, 1997 was primarily due to the overall increase in operations and the establishment of the corporate management group required to execute the acquisition program and to manage the consolidated group of companies.

     Interest expense increased $1.5 million as compared to the three months ending March 31, 1996, due to the higher level of debt related to additional equipment and debt related to the Purchased Companies, partially offset by repayment of debt through the use of proceeds of the Initial Public Offering, a secondary offering of Common Stock, and due to lower rates from the Credit Facility.

     Net income before extraordinary items increased during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996 primarily due to the acquisitions of the Founding Companies and Purchased Companies and the effects of increased purchasing power on lowering certain costs.

HISTORICAL RESULTS FOR 1995 COMPARED TO 1996

     Total revenues increased $111.1 million, or 75.5%, to $258.1 million for the year 1996. The increase in revenues was largely due to: (i) the acquisitions of the Founding Companies with revenues of $72.9 million, (ii) the acquisition of the Purchased Companies with revenues of $12.7 million, (iii) an increase in taxicab service revenues of $7.3 million, primarily attributable to internal expansion, (iv) an increase of $3.8 million in special destination services revenues primarily to the Louisiana casinos, and (v) an increase of $4.1 million in per capita tour revenue attributable in part to the acquisition of the Company's Los Angeles operations in 1995.

     Operating expenses increased 77.4% to $194.1 million for 1996. The increase in operating expenses was consistent with increased operations throughout the Company. The remaining increase was due to higher fuel costs in 1996, offset by savings in the Company's insurance program.

     General and administrative expenses in 1996, after elimination of the Compensation Differential and the elimination of non-recurring pooling costs associated with the 1996 acquisitions, increased $4.6 million, or 24.0%, from $19.3 million in 1995 to $23.9 million in 1996. The increase in general and administrative expenses was largely due to the increase in operations and an increase related to the establishment of the corporate management group required to execute the acquisition program and to manage the consolidated group of companies.

     Interest expense increased $3.1 million in 1996 as compared to 1995 due to the higher level of debt related to additional equipment and subordinated debt related to the Purchased Companies, partially offset by the repayment of debt through the use of proceeds of the Initial Public Offering, Secondary Stock Offering and due to lower rates from the Credit Facility.

     Pro forma net income (before giving effect to the extraordinary gain), which has been adjusted for the Compensation Differential and the pro forma provision for taxes, increased during 1996 as compared to 1995 primarily due to continued revenue growth and the effects of increased purchasing power.

     The extraordinary items recorded in 1996 include an extraordinary gain that was recognized in connection with the mergers of the Pooled Companies with the Company in August 1996 and extraordinary losses related to prepayment penalties on certain debt retired. Obligations due to stockholders of $17.2 million were retired in exchange for shares of Common Stock. The transactions resulted in an extraordinary gain on early extinguishment of debt of approximately $4.2 million, net of taxes, representing the excess of the recorded value of the obligations exchanged over the market value of the Common Stock. In addition, extraordinary losses of $1.5 million, net of taxes, for prepayment penalties on certain retired debt were recorded in 1996.

HISTORICAL RESULTS FOR 1994 COMPARED TO 1995

     Total revenues increased $19.6 million, or 15.3%,from $127.5 million in 1994 to $147.0 million in 1995. The increase was largely due to an increase in motorcoach charter and special destination revenues of

$6.6 million, primarily attributable to increased service to the Louisiana casinos, an increase in taxicab service revenues of $2.9 million, partially attributable to the purchase of additional taxicab operations in Austin, Texas in July 1997, and an increase in per capita revenue of $2.5 million partially attributable to the acquisition of the Company's Los Angeles operations in 1995.

     Operating expenses increased $10.5 million, or 10.6%, from $98.9 million in 1994 to $109.5 million in 1995, but declined as a percentage of revenues from 77.6% in 1994 to 74.4% in 1995. The dollar increase was largely due to an increase in operating expenses of $3.8 million, primarily attributable to increased service to the Louisiana casinos, and $2.1 million, primarily attributable to higher per capita sales.

     General and administrative expenses, after elimination of the Compensation Differential, increased $2.4 million, or 14.0%, from $16.9 million in 1994 to $19.3 million in 1995. This increase was consistent with the increase in revenues.

     Interest expense increased $1.8 million, or 30.7%, from $5.7 million in 1994 to $7.5 million in 1995. The increase was largely due to higher levels of debt during 1995 as a result of equipment purchases.

     Net income, adjusted for the Compensation Differential and taxes, increased $2.5 million, from $3.4 million in 1994 to $5.9 million in 1995, and represented 2.7% of revenues in 1994 compared to 4.0% of revenues in 1995.

SEASONALITY

     The timing of certain holidays, weather conditions and seasonal vacation patterns may cause the Company's quarterly results of operations to fluctuate significantly. The Company expects to realize higher revenues, operating income and net income during the second and third quarters and lower revenues, operating income and net income during the first and fourth quarters.

INFLATION

     Inflation has not had a material impact on the Company's results of operations.

                                    BUSINESS

     The Company is the largest provider of motorcoach charter, tour and sightseeing services and one of the five largest non-municipal providers of commuter and transit motorcoach services in the United States. The Company also provides airport ground transportation, paratransit and other related passenger ground transportation services. The Company's services are provided through a fleet of approximately 3,400 motorcoaches, including 500 motorcoaches provided by various transit authorities pursuant to service contracts, as well as various other high occupancy vehicles. The Company's charter and tour fleet features luxury, European style motorcoaches with plush seats, televisions, VCRs and other amenities. The Company's taxicab and high occupancy vehicle services include dispatching and vehicle sales, leasing and financing for more than 1,450 vehicles, primarily owned by independent contractor drivers.

     The Company was founded in September 1995 to create a nationwide provider of motorcoach and other ground transportation services; however, it conducted no operations prior to the Initial Public Offering. The Company acquired, simultaneously with the closing of the Initial Public Offering, the six Founding Companies. Through December 31, 1996, the Company acquired eight additional motorcoach businesses and one taxicab service business. Subsequent to year-end and through June 30, 1997, the Company has acquired eleven additional motorcoach businesses and has executed a definitive agreement to acquire one additional company.

     The Company enjoys a number of business attributes that position it to benefit, both financially and operationally, from the consolidation of this highly fragmented industry. The Company believes that it can continue to achieve significant economies of scale as it acquires and integrates additional motorcoach operators (such as savings in insurance, equipment purchases, financing and the centralization of certain administrative functions), which should provide continued margin expansion. The Company also believes that the centralization of these attention-diverting administrative and support functions will allow the management of the operating companies and any other acquired businesses to focus on pursuing new business opportunities and improving equipment utilization and yields. The Company is diversified from the standpoint of geography, customer base and type of business, characteristics which provide it with insulation from disruption in any particular area, customer or business. In addition, the Company benefits from a strong balance sheet as a result of its two 1996 equity offerings in which it raised $96.6 million, as well as from its strategy of using its Common Stock as a significant component of the consideration for its acquisitions.

INDUSTRY OVERVIEW

     The motorcoach industry is highly fragmented with approximately 5,000 motorcoach operators which collectively generated approximately $20 billion in revenues in 1995. The motorcoach industry in the United States can be broadly divided into three types of services: (i) recreation and excursion (charter, tour and sightseeing); (ii) commuter and transit; and (iii) regularly scheduled intercity services. The Company operates primarily in the first two categories, which collectively generated approximately $19 billion in revenues in 1995.

     The Company believes that there will be increasing demand for recreation and excursion services, commuter and transit motorcoach services and airport related services for a broad range of customers based on a number of factors, including:

  GROWING TRAVEL AND TOURISM INDUSTRY

     The Company believes that the travel and tourism is among the fastest growing industries in the United States. Nationwide charter users include such large organizations as AAA, AARP and convention organizers, whose members are potential users of motorcoach services. As the population of the United States continues to age, the Company believes more people will find motorcoach touring an attractive, low cost alternative to travel by automobile. Also, the number of European and Asian tourists traveling to the United States continues to increase, and motorcoach travel is a popular way for these tourists to travel in the United States.

  PRIVATIZATION

     The Company expects state and local governments to accelerate their efforts to privatize capital intensive operations, such as commuter and transit services, and ancillary services, such as paratransit services required under the Americans with Disabilities Act ("ADA"). The Company believes that this growth will continue to accelerate primarily from a decrease in Federal funds available to subsidize operations and the increasing capital cost of acquiring equipment. For example, in February 1997 the Company was awarded a three-year commuter service contract in the Seattle, Washington area, which is expected to generate approximately $19 million in revenues and which may be extended at the option of the customer for two additional one-year periods.

  OUTSOURCING

     Many hotels, casinos, rental car companies, colleges and other institutions operate large motorcoach fleets and other high occupancy vehicles. These entities are increasingly seeking to outsource these non-core activities as a means to better manage their capital and operating resources and to improve their profits.

  EXPANDING METROPOLITAN AREAS

     Metropolitan areas are continuing to expand geographically and in population. As a result, state and local governments face increasing automobile traffic congestion, deteriorating infrastructures and a continuing migration of offices and commuters to suburban locations. These trends should increase the Company's opportunities to provide motorcoach commuter and transit services. The Company believes that the fuel and emissions efficiency, flexibility and low capital cost of motorcoaches and other high occupancy vehicles will make them increasingly viable alternatives to the high cost of widening existing roads or establishing or expanding other transit and commuter systems, such as subways and commuter trains.

  ALLEVIATING AIRPORT CONGESTION

     Currently, there is no coordinated effort to provide seamless transportation between planes and motorcoaches or other modes of ground transportation, and many passengers continue to use private automobiles for local or regional travel to and from airports. The Company believes that motorcoaches, vans and other high occupancy vehicles can alleviate much of this congestion and address the shortage of convenient parking at many airports. In addition, taxicab service is an integral part of passenger ground transportation to and from most major airports.

BUSINESS STRATEGY

     The Company's objective is to be the largest provider of regional and local motorcoach and passenger ground transportation services in the United States by implementing a growth strategy which concentrates on acquisitions, internal growth and economies of scale.

  ACQUISITION STRATEGY

     The Company has used Common Stock and convertible securities to finance approximately 45.8% of the acquisition consideration (including debt assumed) to date and plans to continue using its Common Stock for acquisitions as appropriate in the future. In anticipation of such use, the Company has registered 3.5 million additional shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act").

     ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets it does not currently serve by acquiring well-established motorcoach and other passenger ground transportation service providers that, like its existing operating subsidiaries, are leaders in their regional markets. Since its founding in 1995 and through June 30, 1997, the Company has completed 13 new-market acquisitions.

     EXPAND EXISTING MARKETS. The Company also plans to acquire additional motorcoach and other passenger ground transportation service providers in many of the markets in which it operates, including acquisitions that either broaden the range of services provided by the Company in that market or expand the geographic scope of the Company's operations in that market, as well as "tuck-in" acquisitions of smaller operations. The Company believes that tuck-in acquisitions will increase operating efficiencies without a proportionate increase in administrative costs and, in some instances, will broaden the Company's range of services. Since its founding in 1995 and through June 30, 1997, the Company has completed seven existing-market acquisitions.

  INTERNAL GROWTH STRATEGY

     OFFER OF A FULL RANGE OF SERVICES IN EACH REGION. The Company intends to increase growth in each of its regions by adding complementary services, as appropriate, including motorcoach charter, tour and sightseeing, commuter and transit, airport ground transportation, paratransit and taxicab services. Many of the acquired companies do not offer all of such services and the Company believes they will benefit from the expertise of affiliated operations.

     DEVELOP PRIVATIZATION AND OUTSOURCING. The Company believes that it is well positioned to benefit from the accelerating trend toward governmental privatization and corporate outsourcing, as more transit authorities and businesses such as hotels, casinos, rental car agencies, colleges and other institutions that operate their own fleets decide to privatize or outsource non-core operations. For example, in February 1997 the Company was awarded a three-year commuter service contract in the Seattle, Washington area, which is expected to generate approximately $19 million in revenues and which may be extended at the option of the customer for two additional one-year periods. The Company is actively pursuing other privatization contracts.

     ESTABLISH A NATIONAL SALES AND MARKETING PROGRAM. The Company has begun to establish a national sales and marketing program as a means to expand its recreational and excursion business in order to position itself to benefit from the significant growth in the travel and tourism industry. This program will target travel and tour companies, national and international travel agencies and convention organizers, as well as organizations such as AAA, AARP and professional and amateur athletic teams.

  ECONOMIES OF SCALE

     CENTRALIZE ADMINISTRATIVE FUNCTIONS. The Company believes that it will continue to have greater purchasing power, resulting in significant cost savings in such areas as equipment and parts, tires, insurance and financing, than the acquired companies had independently. The Company has begun to realize cost savings through the consolidation of administrative functions such as employee benefits, safety and maintenance programs and risk management. The Company believes that by continuing to remove the burden and attention-diverting responsibility of administrative and support functions, the management of the operating companies and any other acquired businesses will be able to focus on pursuing new business opportunities and improving equipment utilization and yields.

     INCREASE OPERATING EFFICIENCIES. The Company believes that there are opportunities to eliminate redundant facilities and equipment through coordination among its current operations as well as operations to be acquired in the future. The Company also expects to continue to benefit from cross-marketing, increased equipment utilization and implementation of best practices throughout its operating regions. For example, the Company has consolidated the operational and maintenance facilities of two of the companies it acquired in Houston into one location.

ACQUISITION PROGRAM

     The Company believes that there are many attractive acquisition candidates in the motorcoach and passenger ground transportation services industry because of the highly fragmented nature of the industry, industry participants' need for capital and their owners' desire for liquidity. The Company will continue to pursue an aggressive acquisition program to consolidate and enhance its position in its current markets and to acquire operations in new markets.

     The Company acquired the six Founding Companies simultaneously with the completion of the Initial Public Offering. The Founding Companies include four companies in New Jersey, and one each in San Francisco and Phoenix. Through the remainder of fiscal 1996, the Company completed the acquisition of eight additional motorcoach service businesses and one taxicab service business. From January 1, 1997 through June 30, 1997 the Company completed the acquisition of eleven companies. These eleven companies have aggregate annual revenues of approximately $180 million and the Company has paid, or agreed to pay, aggregate consideration consisting of approximately $42.8 million in cash, 1,958,280 shares of Common Stock, $22.1 million in aggregate principal amount of subordinated notes convertible into 586,367 shares of Common Stock, as well as the assumption of certain indebtedness. Six of the eleven completed acquisitions were accounted for as poolings-of-interest while the other five were accounted for as purchases. The recently acquired companies include America Charters of Gastonia, North Carolina, Antelope Valley Bus, Inc. of Lancaster, California, The Arrow Line, Inc. of Hartford, Connecticut, Gray Line of Fort Lauderdale, Florida, Gray Line of Montreal, Canada, International Express Corp. of Minneapolis, Minnesota, Kerrville Bus Company of Kerrville, Texas, MTC, Inc. of Phoenix, Arizona, Metro Transportation Services, Inc. of Miami, Florida and Red & Tan Enterprises of Bergenfield, New Jersey and Trentway-Wagar, Inc. of Toronto, Canada. The Company believes that each of these acquisitions is consistent with its strategy of entering new markets and expanding in existing markets.

     The Company has analyzed a substantial amount of data on the motorcoach and passenger ground transportation services industry and individual businesses within the industry and believes it is well positioned to continue implementing its acquisition program. Several of the principals of the current operating subsidiaries have leadership roles in both national and regional motorcoach and taxicab service trade associations, which has allowed these principals to become personally acquainted with operators of motorcoach and passenger ground transportation services businesses across the country. The Company believes that the visibility of these individuals within these associations will increase the industry's awareness of the Company thereby attracting interest from local and regional operators.

SERVICES PROVIDED

     The type and level of services provided by the Company vary by market served. The services offered in each of the Company's markets are determined by the management team responsible for that market location and are based on such management's estimate of the demand for a particular service in the market, competition to provide that service and the Company's ability to provide that service consistent with the quality standard that the Company seeks.

     The Company provides motorcoach services on both a contracted and per seat basis. For contracted services, the Company arranges a fee for the use of the equipment. In these arrangements, the customer contracts the vehicle for use and the Company is paid a rate, generally on a daily or per mile basis, that is not dependent on passenger load factors. In per seat operations, the Company is paid by each individual customer. Fares for these per seat services are usually determined by the Company and payment is received from individual passengers or through a commissioned agent. In some states, these fares are subject to regulatory approval.

     The Company's taxicab service revenues are derived primarily from services provided to independent contractors that own or lease and operate taxicabs under one of the Company's trade names. The independent contractor drivers pay a weekly or daily fee in advance to the Company for dispatching, use and maintenance of taxicab equipment, liability insurance coverage, use of operating rights, charge account and other services. The independent contractor collects and retains the fares from the passenger. Fares charged to passengers are subject to municipal or state regulatory approval.

MOTORCOACH SERVICES

     The Company's motorcoaches are either owned by the Company or leased under long-term leases, pursuant to which the Company is responsible for all maintenance, insurance and upkeep. Certain transit privatization contracts provide equipment and insurance to the Company. The majority of the Company's motorcoach drivers are employees of the Company with the remainder provided pursuant to a leasing arrangement. In certain of the motorcoach operations, the drivers are independent contractors.

  RECREATION AND EXCURSION

     CHARTER AND TOUR SERVICES. Charter services are provided on a fixed daily rate, based on mileage and hours of operation. The Company offers both daily and long-term charter and tour arrangements (as long as 14 days) with various levels of luxury and price. The Company has arrangements with tour agencies to provide various levels of service and equipment for agent-sponsored and organized tours. Under these arrangements, the Company contracts with tour agencies to provide the motorcoach and driver at a fixed daily rate. To increase equipment utilization, the Company also regularly offers shorter charter service to various social groups or other organizers for transportation to events or specific destinations. In some instances, the Company organizes its own tours and markets them on a per passenger basis.

     SIGHTSEEING. Per seat sightseeing services are provided on a scheduled basis at an advertised or published price. Typically, customers will make reservations for the tours or can simply board on an "open-door" basis at scheduled locations. Payment is made by the customer, or through the travel agent or the hotel. The Company uses a network of hotel lobby ticket counters, hotel concierges and travel agents to sell the Company's sightseeing tours.

     AIRPORT SERVICE. The Company picks up passengers at airports in Atlantic City, Colorado Springs, Denver, Houston, Las Vegas, Los Angeles, Miami, Newark and Philadelphia and transports them to and from their hotel, casino, cruise ship or convention site. The Company provides passenger ground transportation services into, from and between airports in certain cities in which the Company has operations using motorcoaches and other high occupancy vehicles. This service is provided on either a fixed schedule or on demand service basis. In fixed schedule services, the Company provides regular pick-up and drop-off services while fixed fee services can be arranged through computerized reservations systems or through purchase at a service desk at the airport. Taxicab service operations are an integral part of the passenger ground transportation services to and from the airports in the cities in which the Company operates.

     SPECIALIZED DESTINATION ROUTE. The Company provides specialized destination route services, including daily scheduled service to casinos in New Jersey, Louisiana, Nevada and Connecticut. Luxury motorcoaches pick passengers up at specified locations. Tickets are sold through agents and at specified locations. Customers are taken on an "open-door" basis or by reservation.

  COMMUTER AND TRANSIT SERVICES

     COMMUTER SERVICES. In most of its commuter services, the Company has fixed routes serviced on a daily basis. Most of these routes are owned (as a result of having received Federal or state route authority) by the individual operating subsidiaries. Many of the Company's motorcoaches that are dedicated to commuter service are owned by a state or municipal transit authority and provided to the Company at nominal rent or given by such authority to the Company to service a particular route. In all cases, the drivers and operations personnel are employed by the Company and the Company is responsible for maintenance of the equipment. The Company is paid through individual ticket purchases or through a fare box. Contracts with transit authorities for this service typically have one to three year terms and are periodically reviewed for rate and fare increases. Commuter service is provided daily.

     OUTSOURCING CONTRACTS. The Company has agreements with various corporations, institutions and government entities to provide motorcoaches, drivers and equipment for their employees and customers. The Company contracts with the customer to provide the schedule of service required by the customer, sometimes 24 hours per day.

     PRIVATIZATION TRANSIT CONTRACTS. In privatization transit contracts, the Company has a contract with a transit authority for fixed routes on a daily basis, with the schedule established by the transit authority. The Company operates dedicated equipment owned by the Company or by the transit authority. In each instance, the drivers and operations personnel are employees of the Company and the Company is responsible for equipment maintenance. The Company is paid a fixed amount from the municipality based on number of miles or hours operated. Contracts for this service range from three to five years and are periodically reviewed for rate increases.

     PARATRANSIT SERVICES. The Company has contracts with agencies of various counties that are responsible for coordinating the non-emergency transportation of medical aid patients, many of whom are transported to the hospital or doctor's office on a regular basis for treatment. Following delivery to the Company of patient reservation schedules, the Company provides the scheduled service, usually through use of independent contractor drivers, and invoices the county organization for services provided. These contracts are generally on a multi-year basis and require the Company to meet certain performance standards.

TAXICAB SERVICES

     The majority of the taxicabs included in the Company's taxicab service operations are owned by independent contractor drivers, with the remainder being owned by the Company and leased on a daily or weekly basis to independent contractor drivers. None of the taxicab drivers are employees of the Company. In addition to the daily or weekly fee paid by the drivers to the Company for dispatching and other support services, the Company derives revenues through vehicle sales and financing services to drivers, maintenance, parts and labor provided to drivers and vehicle mini-billboard advertising.

  RADIO DISPATCHED SERVICES

     Radio dispatched services are provided primarily on a call-in basis. When the request is made for taxicab service, the closest available taxicab is notified through the Company's computer dispatching system. An independent contractor driver of the identified vehicle accepts the trip and picks up the customer.

  AIRPORT SERVICES

     Taxicab services are provided to passengers going to and coming from the airports in the municipalities in which the Company provides taxicab services. Most services provided to passengers coming from the airports are provided on a demand basis as passengers depart the airport and summon a taxicab at the airport cab station.

  PARATRANSIT SERVICES

     Pursuant to contracts with local transit authorities, the Company provides on demand transportation services for disabled and other persons that are in need of transportation services. These contracts are generally on a multi-year basis and require the Company to meet certain performance standards.

SALES AND MARKETING

     The Company has a broad customer base. No single customer of the Company accounted for more than 3% of revenues in 1996. Management at the Company's operating locations has been responsible for establishing and maintaining relationships with tour organizers, travel agencies and other regular users of charter and tour services as well as pursuing outsourcing and privatization opportunities. Each of the motorcoach operations also has a sales staff that focuses primarily on obtaining specific charter and tour business.

     The principal means of marketing charter and tour services has been in telephone directories and through direct mail or personal contact with customers included in each operating location's data bases, which include civic groups, schools and domestic and foreign tour organizers and travel agencies. The Company uses ticket counters in hotel lobbies and concierges to market and promote sightseeing services.

     The Company's specialized destination route services to casinos in New Jersey, Connecticut, Nevada and Louisiana are promoted primarily by individual casinos. These casinos will either pay the Company for the transportation or provide incentives to passengers transported by the Company to the casino. In some instances, the casinos actively advertise these promotions in various media, such as newspapers, television and billboards.

     The Company has begun to establish a targeted national sales and marketing campaign for its recreation and excursion services. The focus of this campaign is on national users of motorcoach service, such as domestic and international travel and tour agencies, convention organizers and sports teams. The

Company believes that it will have a marketing advantage over its competitors since it will be able to offer consistent, dependable, quality service in various metropolitan areas in the United States, thereby enabling its customers to use the Company's services in multiple locations rather than dealing with numerous regional or local motorcoach operators.

     Contracts with counties and municipalities to provide commuter and transit and paratransit services are generally obtained through a competitive bidding process. In some instances where the Company is the existing provider, the county or municipality may elect to renegotiate the Company's existing contract instead of putting the contract out for rebid. The Company believes that counties and municipalities consider quality of service, reliability and price to be the most important factors in awarding contracts although other factors, such as financial stability, personnel policies and practices and total cost both to the municipality and the public, are also considered.

     The Company's taxicab service operations utilize the yellow pages, billboards and signs on the taxicabs as the primary means of marketing services. Paratransit contracts are obtained through a competitive bidding process.

OPERATIONS

     All aspects of the Company's daily motorcoach and passenger ground transportation services operations are handled on a local basis. Each location has an operations center staffed by customer service personnel, fleet managers and dispatchers. All of the Company's commuter and transit services as well as its sightseeing and specialized destination route services are operated with dedicated fleets of motorcoaches and drivers, and most fleets include back-up vehicles in case of equipment breakdown or higher passenger volume. Because commuter and transit services and specialized destination route services involve fixed routes which rarely vary, the dispatch function is limited to communicating with drivers by radio to determine that the motorcoach is in service, the number of passengers embarked and whether the motorcoach is on schedule and to deal with any problems in route. When necessary, dispatchers can communicate necessary modifications in schedules to meet customer demand and increase utilization. Computerized dispatch services are an integral part of the daily support services provided to the independent contractor drivers. Operations personnel schedule individual motorcoaches for recreation and excursion services as charter business is obtained. In many instances, the Company receives bookings for tours and charters well in advance, which enables the Company to predict periods during which equipment utilization is likely to be low. When this occurs, the Company more actively solicits charter business in an effort to maintain equipment utilization or schedules alternative uses for its equipment, particularly during the winter months when tourism declines.

     The Company maintains a decentralized management structure. Most operating decisions are made at the operating location level. At the same time, the Company has begun to centralize and maintain certain administrative support activities. The Company believes that by continuing to remove the burden and attention-diverting responsibility of administrative and support functions, the management of the operating companies and any other acquired businesses will be able to focus on pursuing new business opportunities and improving equipment utilization and yields.

     The Company has initiated and believes there will continue to be opportunities to increase equipment utilization by coordination among the various operating locations. For example, some motorcoaches that transport passengers into New York City or Atlantic City in the morning are parked until they run the reverse trip at the end of the day. The use of these motorcoaches for day charters and sightseeing could be increased. In addition, equipment stored during the "off-season" could be transported and utilized by another location that has more business during that time.

EQUIPMENT

     The Company operates approximately 3,400 motorcoaches and other high occupancy vehicles. Approximately 400 of these motorcoaches are provided by various transit authorities for nominal rent, with the Company assuming full responsibility for maintenance and repairs. These motorcoaches are provided under contracts to perform transit and commuter services and must be returned to the transit authorities in the event the contracts for them are not renewed. In addition, approximately 100 other motorcoaches have been provided by certain transit authorities to the Company to operate for the normal useful operating lives thereof, and these motorcoaches must only be returned to such transit authorities if the Company surrenders its routes for which such motorcoaches were provided, or at the end of the normal useful operating lives thereof. The Company's owned fleet of motorcoaches has an average age of five years. Motorcoaches have a useful operating life in excess of 10 years, depending on the vehicles' location and use. The Company's replacement policy will depend on the use being made of the particular motorcoach, but the Company expects that on average it will replace motorcoaches every 10 to 12 years based on its ability to redeploy its motorcoach fleet. A majority of the Company's current fleet of motorcoaches are from one manufacturer, Motorcoach Industries Incorporated, although other manufacturers are represented in the Company's fleet. Most engines and drive trains are manufactured by Detroit Diesel and Allison Transmissions, respectively. This continuity of engine and drive train should enable the Company to implement a standardized, Company-wide maintenance program and allow it to reduce its spare parts inventory. The Company leases most of its tires from Firestone, with the lease payments based on mileage driven on the tires.

     The Company's taxicab service operations provide dispatch and related services to a fleet of over 1,450 vehicles, of which approximately 900 are owned and operated by independent contractor drivers and the remainder of which are owned by the Company and leased on a daily or weekly basis to independent contractor drivers. The Company offers full service maintenance and repairs on vehicles owned by the independent contractor drivers and provides maintenance on the vehicles owned by the Company.

MAINTENANCE

     Each of the Company's motorcoach operating locations has a comprehensive preventive maintenance program for its equipment to minimize equipment downtime and prolong equipment life. This program includes regular safety checks when a motorcoach returns to the terminal, regular oil and filter changes, lubrication, cooling system checks and wheel alignment on average every 6,000 to 12,000 miles, and more extensive maintenance procedures at greater intervals. Interiors of motorcoaches are cleaned and exteriors washed usually on a daily basis.

     Repairs and maintenance are primarily performed at various maintenance facilities operated by the Company. Most maintenance provided by outside facilities results from on-the-road breakdowns or involves major engine overhauls.

     To the extent economically and logistically practicable, the Company shares maintenance facilities and personnel among the operating locations. The Company expects this will result in a decrease in the percentage of maintenance costs incurred at outside shops and a decrease in total maintenance costs. It also may be possible to close some maintenance facilities in areas where there will be multiple maintenance facilities.

     The Company expects that replacement of older motorcoaches with newer equipment will reduce maintenance costs largely because late model motorcoaches are more reliable and have better engine and power train warranties. In addition, the Company believes that it may be able to negotiate better warranty terms than the individual operating locations could because of the increased negotiating power of the Company. The Company intends to purchase most of its motorcoaches with standard component specifications, particularly engines and drive trains, thereby reducing the complexity of maintenance and spare parts management. The Company has entered into a leasing agreement for tires on terms more favorable than previously available to the operating companies individually.

FACILITIES

     At March 31, 1997, the Company's facilities consisted principally of offices, garages and maintenance facilities. Some of these are single facilities, and other facilities have limited operations, which may not include complete maintenance services. The Company owns eighteen of the facilities on which motorcoach or taxicab operations are located. The remaining facilities are leased, including some from related parties. The Company believes that its facilities are adequate for its current needs. See "Certain Transactions -- Leases of Facilities."

     The Company leases its executive and administrative offices in Houston, Texas.

DRIVERS AND OTHER PERSONNEL

     The Company has approximately 7,600 employees, of whom approximately 5,000 are motorcoach drivers and approximately 1,150 are maintenance personnel. The balance includes administrative personnel, sales personnel, customer service personnel, fleet managers, dispatchers and safety and training personnel. Of these employees, approximately 5,300 are full-time employees. The Company's taxicab and paratransit services are provided through independent contractor drivers that are not employees of the Company.

     The Company has established motorcoach driver retention programs which seek to maintain a sufficient number of qualified drivers to handle passenger service. Each operating location historically has had relatively minimal driver turnover among full-time drivers other than for sightseeing and tour services, where the need for motorcoach drivers varies seasonally. Safety and dependability of drivers are critical to the Company's operations. Motorcoach drivers are required to comply with all applicable Federal and state driver qualification and safety regulations, including hours of service and medical qualifications, and to hold a Commercial Driver's License issued in conformity with regulations of the FHWA. Drivers are also subjected to drug and alcohol testing requirements imposed by the FHWA, including random, reasonable suspicion and post-accident testing. Driver applicants are required to have significant driving experience and to pass medical examinations. Taxicab drivers are subject to laws and regulations governing driving records, appearance and presentation which are monitored by local municipalities.

     At March 31, 1997, several different unions represented approximately 2,800 employees of the Company, of whom approximately 2,450 were motorcoach drivers. The Company is a party to a number of different collective bargaining agreements which expire at various dates through 2000. In the last 10 years, the various operating companies have not experienced any material work stoppages and the Company believes that relationships with union representatives and union employees are satisfactory.

SAFETY

     The Company is dedicated to safe operations. The Company vigorously adheres to the FHWA and comparable state motor carrier safety rules, including rules concerning safe motor vehicle equipment, driver qualifications and safe operation of vehicles. The Company maintains drug and alcohol testing programs for its motorcoach drivers in conformity with FHWA and comparable state requirements. The Company also addresses accidents and other incidents and takes follow-up steps intended to reduce the risk of repeat accidents and incidents.

     The Company employs safety specialists and maintains safety programs designed to meet the specific needs of the operating location, including field spotters and riders who assess motorcoach driver performance. In addition, the Company employs specialists to perform compliance checks and conduct safety tests throughout the operations. The Company conducts a number of safety programs designed to promote compliance with rules and regulations and to reduce accidents and injury claims. These programs include incentive programs for accident-free driving, driver safety meetings, distribution of safety bulletins to drivers and participation in national safety associations.

RISK MANAGEMENT AND INSURANCE

     The primary risks in the Company's operations are bodily injury and property damage to third parties and workers' compensation. The Company maintains insurance against these risks in amounts which it considers sufficient and is subject to loss deductibles per incident ranging from $5,000 to $250,000. The Company is self-insured for the first $100,000 of losses per incident involving a motorcoach and is self-insured for the first $250,000 of losses per incident involving a taxicab. If the Company were to experience a significant increase in the number of claims for which it is self-insured or claims in excess of its insurance limits, its results of operations and financial condition would be adversely affected. As such, any claim within the deductible per incident would be a financial obligation of the Company.

COMPETITION

     The portions of the motorcoach and ground transportation industry in which the Company operates are highly competitive, fragmented and served by numerous operators, most of which serve only a single area or region. The Company's competitors include other operators of motorcoaches and other high occupancy and taxicab and luxury sedan vehicles, rent-a-car companies and, to a more limited extent, airlines, Amtrak and commuter rail service providers. A number of the Company's competitors are as large or larger than the Company on a national or regional basis and some of these competitors have greater financial, technical and marketing resources and generate greater revenues than the Company in specific regions. The majority of the Company's motorcoach competitors consist of small, independent regional or local operators with a strong presence in their respective markets. The Company believes that as it expands geographically, it may compete with additional national, regional and local transportation service providers.

     The Company believes that the principal competitive factors in the motorcoach industry are reliability, customer service and price, as well as equipment comfort and appearance. In addition, competition with respect to some services is limited in some locations by the difficulty in obtaining required state route authorizations. The Company believes that its ownership of route authorizations provides it with a competitive advantage in certain markets because of the relative difficulty of obtaining these authorizations.

     The Company from time to time competes for acquisition candidates. The Company believes that its decentralized management philosophy and operating strategies will make it an attractive acquiror to other motorcoach and ground transportation companies. However, no assurance can be given that the Company's acquisition program will continue to be successful or that the Company will be able to compete effectively in its chosen markets.

REGULATION

     As a result of the ICC Termination Act of 1995 (the "Termination Act"), the Interstate Commerce Commission (the "ICC"), which previously regulated motorcoach operators engaged in interstate commerce, was abolished effective January 1, 1996. However, certain of the ICC's regulatory functions were transferred as of that date to the STB, a new regulatory body established within the United States Department of Transportation (the "USDOT"), and certain other functions were transferred to the United States Secretary of Transportation (the "Secretary"). Under the Termination Act, motorcoach operators engaged in interstate commerce are generally required to be registered with the Secretary, who has delegated responsibility for registration to the Office of Motor Carriers of the FHWA, another body of the USDOT. By virtue of the Termination Act, persons who held operating authority issued by the ICC prior to December 31, 1995 were automatically deemed registered with the Secretary. Most of the Company's operating companies held authority issued by the ICC prior to December 31, 1995, and, accordingly, were deemed registered with the FHWA and are now subject to the regulatory requirements of the STB and the FHWA.

     The Bus Regulatory Reform Act of 1982 significantly reduced federal regulation of the motorcoach industry. The Termination Act further lessened regulatory requirements, with the result that the Secretary, the STB and the FHWA have only limited regulatory authority over interstate motorcoach operations. The level of fares is not subject to federal regulation, and motorcoach operators are not required to file tariffs. Motorcoach operators are, however, required by the Termination Act to provide transportation service on reasonable request and to provide safe and adequate service, equipment and facilities. They must also maintain minimum amounts of insurance and file evidence of such insurance with the FHWA. The Secretary and the STB are vested with enforcement authority, including authority to impose civil penalties, with respect to violations of applicable regulatory requirements. The Secretary may also suspend, amend or revoke a registration for willful failure to comply with the Termination Act, with the regulations of the Secretary, the STB or the FHWA or with any condition of the operator's registration.

     The Termination Act preempts states, their political subdivisions and multi-state agencies from regulating the scheduling or rates of interstate or intrastate transportation provided by motorcoach operators on interstate routes. However, states may require motorcoach operators to provide notice, not in excess of 30 days, of changes in their schedules. These preemption provisions do not apply to commuter service.

     The Company is subject to extensive FHWA and state regulations with respect to the qualifications of its drivers and the safety of its vehicles and their operation. See "Drivers and Other Personnel" and "Safety." In addition, the high occupancy vehicles operated by the Company are required by FHWA regulations to meet Federal noise standards established by the Environmental Protection Agency. The Company believes that it has conducted its operations in substantial compliance with FHWA regulations, and the Company does not believe that ongoing compliance with such regulations will require substantial capital expenditures. Under the ADA, the Company could become obligated to provide accessible vehicles to persons who are disabled under certain circumstances defined in that statute and in USDOT regulations. If the Company were required to make its motorcoaches compatible with ADA regulations, it could result in significant capital expenditures by the Company. The Company is subject to regulation by the Occupational Safety and Health Administration with respect to worker and workplace safety.

     Certain states in which the Company operates, such as New Jersey, Nevada and Pennsylvania, have a comprehensive regulatory scheme in connection with the operation of high occupancy vehicles and with respect to the safety of operation and equipment. Although some of the regulatory restrictions of these states have been preempted by federal legislation, as described above, these states still maintain strong regulatory control over wholly intrastate routes. Because certain operations of the Company have been granted authority to provide commuter service and scheduled intrastate service, the Company has a competitive advantage. However, there can be no assurance that these states will maintain their current regulatory postures, and any reduction in regulation of motorcoach operators could adversely affect the Company.

     The Termination Act requires the STB's approval of any transaction under which a person that is not a regulated motorcoach operator, such as the Company, acquires control of two or more STB-regulated motorcoach operators. However, the STB is empowered to exempt persons from this requirement for approval of motorcoach acquisitions. The Company filed a petition with the STB seeking such exemption in order to permit the acquisition by the Company of those of the Founding Companies and their affiliates that are regulated by the STB, and the exemption was granted and became effective on May 3, 1996. The STB has subsequently granted three additional petitions filed by the Company seeking exemption from regulatory approval requirements with respect to the acquisition of additional federally-regulated interstate motorcoach operators. As of May 15, 1997, when the STB issued a decision granting two of these petitions for exemption, the Company had achieved regulatory exemption for all of the acquisition transactions involving federally-regulated motorcoach operators that it had entered through February 1997.

     The Company's taxicab service operations are regulated at the state and local level. Local regulations focus on the number of vehicles that are authorized to provide taxicab services and whether new entries into the local marketplace will be granted authority to do business. These regulatory authorities also set and periodically review the maximum fares that can be charged to passengers.

ENVIRONMENTAL MATTERS

  COMPLIANCE MATTERS

     The Company's operations are subject to various Federal, state and local environmental laws and regulations governing vehicle emissions, underground and aboveground fuel tanks and the storage, use and disposal of hazardous materials and hazardous waste in connection with the Company's in-house maintenance operations. These laws include the Water Pollution Control Act, the Clean Air Act, as amended, the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act
("CERCLA") and various state and local laws. The Company believes that its costs for complying with applicable environmental laws and regulations will not have a material adverse effect on its financial condition, liquidity, results of operations or competitive position; however, there can be no assurance that the Company will not incur costs in the future that will have a material adverse effect on the Company. The motorcoach and ground passenger transportation services industry may in the future become subject to stricter regulations. For example, future vehicle purchases made by the

Company may be subject to clean fuel fleet rules promulgated under the Clean Air Act or comparable state laws.

  REMEDIATION MATTERS

     In addition to the expense of complying with environmental laws that regulate the Company's ongoing operations, the Company may be liable for the cost of investigating and remediating existing and future contamination related to its operations. Owners and occupiers of sites containing hazardous substances, as well as generators of hazardous substances who arrange for the treatment and/or disposal of such substances at off-site locations, are subject to broad liability under various federal and state environmental laws and regulations for cleanup costs, damages and other expenses arising out of past disposal activities at such sites. Many such laws, including CERCLA, impose joint and several liability regardless of fault or the legality of the original disposal activity on any party who owns or operates a contaminated site or who has arranged for the treatment and/or disposal of hazardous substances. There are or have been underground storage tanks which contain hazardous substances at most of the Company's facilities. The Company also conducts motorcoach washing at certain of its facilities and the resulting waste must be disposed of in accordance with regulatory requirements. In the event of a spill, the Company would be responsible for the cost of the clean-up, which could be significant. There have been spills and releases of hazardous substances, including petroleum and petroleum products, at several of the Company's facilities. At certain locations, the Company has had to remediate these spills and releases at a significant cost to the Company. Additional spills and releases of hazardous substances of which the Company is unaware, including spills and releases of petroleum and petroleum products, may have occurred at the Company facilities. With respect to unknown pre-existing contamination at a facility, in most instances, each of the stockholders of the applicable business acquired by the Company has agreed to indemnify the Company (up to the amount of consideration such stockholder received, after satisfaction of a threshold payable by the Company, which varies depending on the transaction) for liabilities in connection with such contamination. If and to the extent that any stockholder of such a business had actual knowledge of a spill or release and did not disclose it to the Company, such stockholder has agreed to indemnify the Company for all liabilities in connection with such contamination, not subject to any limit on such indemnification obligation. Some of the operating companies have disclosed that from time to time they have spilled or released certain hazardous substances in the course of operating their businesses.

     Capital expenditures and other expenses in 1996 and in the first half of 1997 that are attributable to environmental matters (including both compliance and remediation matters) were not material in relation to the Company's consolidated financial position or results of operations. However, there can be no assurance that the Company will not incur costs or liabilities in the future that will have a material adverse effect on the Company. The Company has begun to initiate the implementation of an environmental compliance program at all of its facilities in an effort to ensure compliance with applicable environmental laws and regulations and to prevent or reduce future releases of hazardous substances.

LEGAL PROCEEDINGS

     One or more of the operations of the Company (or other operations acquired in the future by the Company) may become subject to litigation in connection with the competitive bidding process for a contract to provide transit, commuter or paratransit services on behalf of a transit authority. Unsuccessful bidders occasionally will challenge, through a regulatory appeals process or in court, the awarding of the contract and will often name the successful bidder as an additional defendant. The cost of defending such an action can be significant, and if the required competitive bidding procedures were not followed by the transit authority, the authority could be ordered to begin the process over or even award the contract to another bidder. The Company is not currently a party to any such claims or proceedings.

     From time to time, the Company is a party to routine litigation incidental to its business, primarily involving claims for personal injury or property damage incurred in the transportation of its passengers. The Company is not aware of any pending claims or threatened claims which, if adversely determined, might materially affect the Company's operating results or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of April 15, 1997 concerning the Company's directors, executive officers and certain key employees.

                NAME                   AGE               POSITION
Richard H. Kristinik................   57  Chairman of the Board and Chief
                                             Executive Officer
John Mercadante, Jr.................   52  President and Chief Operating
                                             Officer; Director; President and
                                             Chief Executive Officer of
                                             Adventure
Douglas M. Cerny....................   38  Senior Vice President, General
                                             Counsel and Secretary
Frank P. Gallagher..................   53  Senior Vice President -- Corporate
                                             Development; Director; President
                                             and Chief Executive Officer of
                                             Community
Lawrence K. King....................   40  Senior Vice President and Chief
                                             Financial Officer; Director
Gerald Mercadante...................   50  Senior Vice President -- Northeast
                                             Region Operations; Director;
                                             President of Leisure
Charles D. Busskohl.................   64  Director; Chairman and Chief
                                             Executive Officer of Arrow
Steven S. Harter....................   34  Director
William J. Lynch....................   54  Director
Paul M. Verrochi....................   48  Director
Thomas A. Werbe.....................   45  Director; President of Gray Line SF

     Richard H. Kristinik has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1996. Prior to that time, Mr. Kristinik was a Partner with Arthur Andersen LLP from 1973 to March 1996, serving in its Houston office for all those years, except for the period from 1979 to 1984, when he served as Managing Partner of the Tulsa office, and the period from 1985 to 1989, when he served as Managing Partner of the Denver office.

     John Mercadante, Jr. has been President and Chief Operating Officer and a director of the Company since the Initial Public Offering. Mr. Mercadante co-founded Leisure with his brother, Gerald Mercadante, in 1970 and acquired Adventure in 1988. He has served as Adventure's President and Chief Operating Officer since 1988. Mr Mercadante is currently the President of the Atlantic City Bus Operators Association and a director of the New Jersey Motor Bus Association, both motorcoach trade associations.

     Douglas M. Cerny has been Senior Vice President, General Counsel and Secretary of the Company since January 1996. From February 1994 through January 1996, he was Vice President and General Counsel of Medical Review Systems, Inc., a privately held health care cost-containment services company which was acquired by Equifax, Inc. in March 1995. Between March 1995 and January 1996, Mr. Cerny provided operational support in the transition of operations to Equifax, Inc. From July 1988 through February 1994, Mr. Cerny was Vice President and Corporate Counsel and then Vice President and General Counsel of Allwaste, Inc., a publicly traded environmental services company.

     Frank P. Gallagher has been a Senior Vice President -- Corporate Development and a director of the Company since the Initial Public Offering. Mr. Gallagher has served as President and Chief Executive Officer of Community since 1969. Mr. Gallagher currently serves as the President of the New Jersey Motor Bus Association and President of Bus Park of Atlantic City, a bus parking cooperative.

     Lawrence K. King has served as Senior Vice President and Chief Financial Officer and a director of the Company since December 1995. From 1992 until September 1995, Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly traded technology development company. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly traded crude oil, trucking, transportation and distribution master limited partnership. From 1979 to 1988, Mr. King served in a number of positions as a certified public accountant with Arthur Andersen LLP.

     Gerald Mercadante has been a Senior Vice President -- Northeast Region Operations and a director of the Company since the Initial Public Offering. Mr. Mercadante co-founded Leisure in 1970 and has been President and Chief Executive Officer of Leisure since 1980.

     Charles D. Busskohl has been a director of the Company since the Initial Public Offering. He has been employed by Arrow since 1960 and has served as Arrow's Chairman for six years and has served as Chief Executive Officer of Arrow for 34 years. Mr. Busskohl was a founder of the United Motorcoach Association, a motorcoach trade association.

     Steven S. Harter has been a director of the Company since September 1995. Mr. Harter is President of Notre Capital Ventures II, L.L.C., a consolidator of highly fragmented businesses. Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995 and was the Notre principal primarily responsible for the initial public offerings of US Delivery Systems, Inc. and Physicians Resource Group, Inc. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP.

     William J. Lynch has been a director of the Company since the Initial Public Offering. Mr. Lynch is a Managing Director of Capstone Partners, LLC, a special situations venture capital firm. From October 1989 to March 1996, Mr. Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Lynch is an investor in Notre Capital Ventures II, L.L.C. Mr. Lynch also serves as a director of StaffMark, Inc.

     Paul M. Verrochi has been a director of the Company since the Initial Public Offering. Since February 1992, he has been a Principal of Exel Holdings, Ltd., and since March 1996, he has been a Principal of Exel Motorcoach Partners, LLC, a privately-held investment firm he co-founded. Mr. Verrochi formerly served as Chairman of the Board of American Medical Response, Inc., a publicly traded provider of ambulance services, from its inception in February 1992 to February 1997 when it was acquired by Laidlaw, Inc. From April 1989 to December 1990, Mr. Verrochi was President of Allwaste Asbestos Abatement, Inc., a subsidiary of Allwaste, Inc. Mr. Verrochi was a founder of American Environmental Group, a regional asbestos abatement company, and served as Chairman of its Board of Directors from July 1987 until April 1989, when it was acquired by Allwaste, Inc.

     Thomas A. Werbe has been a director of the Company since the Initial Public Offering. Mr. Werbe is the President of Gray Line SF and has been a director of Gray Line SF for more than five years.

     The Board of Directors is divided into three classes of four, three and three directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1997, 1998 and 1999, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The members of the Audit Committee and the Compensation Committee are Messrs. Harter, Lynch and Verrochi.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. During 1996, the Company paid aggregate fees of $30,000 to nonemployee directors of the Company in connection with the Board of Directors' and committee meetings. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1996 Non-Employee Directors' Stock Plan, each non-employee director is automatically granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and, subject to a certain exception, an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See "-- 1996 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof incurred in their capacity as directors.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company was incorporated in September 1995, conducted no operations and generated no revenue prior to the closing of the Initial Public Offering and did not pay any of its executive officers compensation during 1995.

     The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                  -------------
                                                                   SECURITIES
                                                                   UNDERLYING
         PRINCIPAL POSITION               YEAR      SALARY         OPTIONS(#)
Richard H. Kristinik.................     1996      $94,355(1)       200,000
     Chief Executive Officer.........
John Mercadante, Jr..................     1996       94,355(2)(3)    100,000
     President and Chief Operating
     Officer
Lawrence K. King.....................     1996       94,355(1)       100,000
     Senior Vice President -- Chief
     Financial Officer
Frank P. Gallagher...................     1996       94,355(2)       100,000
     Senior Vice
     President -- Corporate
     Development
Douglas M. Cerny.....................     1996       94,355(1)(3)    100,000
     Senior Vice President -- General
     Counsel

------------
(1) Represents less than one full year's compensation; pursuant to an employment agreement between the officer and the Company, no compensation was paid to such officer until May 14, 1996, the date on which the registration statement with respect to the Company's initial public offering became effective.

(2) Represents less than one full year's compensation; pursuant to an employment agreement between the officer and the Company, such officer did not begin to earn compensation until May 17, 1996, the date of the closing of the Company's initial public offering. Does not include amounts paid to each such officer by subsidiaries of the Company prior to the May 17, 1996 mergers between the Company and such subsidiaries.

(3) Messrs. Mercadante and Cerny had relocation and dual housing expenses paid for by the Company in the amounts of $32,617 and $38,286, respectively, which are not included in the amounts listed.

     Each of Messrs. John Mercadante, Gallagher and Gerald Mercadante has entered into an employment agreement with the Company and a Founding Company providing for an annual base salary of $150,000 and a bonus to be determined annually pursuant to an incentive bonus plan to be established by the Company. Each employment agreement is for a term of five years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each of Messrs. Busskohl and Robert Werbe has entered into an employment agreement with Arrow and Gray Line SF, respectively, containing substantially similar terms.

     Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. Kristinik, Cerny and King has entered into an employment agreement with the Company providing for an annual base salary of $150,000 and a bonus to be determined annually pursuant to an incentive bonus plan to be established by the Company. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination.

     Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

1996 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1995. In March 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee administers the Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 1,500,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     In connection with the Initial Public Offering, NQSOs to purchase a total of 510,000 shares of Common Stock of the Company were granted as follows:
200,000 shares to Mr. Kristinik, 100,000 shares to Mr. Cerny, 100,000 shares to Mr. King and 95,000 shares to other management. In addition, options to purchase 654,517 shares were granted to the employees of the Founding Companies. The grants of all of the foregoing options were effective as of the Initial Public Offering and each has an exercise price equal to $14 per share, the initial public offering price. These options vest at the rate of 20% per year commencing on June 30, 1997, and expire 10 years from the date of grant or three months following termination of employment.

     In August 1996 Messrs. Mercadante and Gallagher were each granted options to purchase 100,000 shares of Common Stock of the Company at an exercise price of $23.75 per share. These options vest at the rate of 20% per year commencing on September 30, 1997, and expire 10 years from the date of grant or three months following termination of employment.

     The Company has outstanding NQSOs to purchase a total of 2,099,717 shares of Common Stock as follows: (i) 1,144,217 shares of Common Stock at $14 per share granted in May 1996; (ii) 492,500 shares of Common Stock at $23.75 per share and 35,000 shares of Common Stock at $26.75 per share granted in August 1996; and (iii) 108,000 shares of Common Stock at $27.25 per share granted in December 1996; (iv) 20,000 shares of Common Stock at $28.00 per share granted in January 1997; and (v) 290,000 shares at $30.00 per share and 10,000 shares at $29.00 per share granted in February 1997.

1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1996, provides for (i) the automatic grant to each non-employee director serving at the commencement of the Initial Public Offering of an option to purchase 10,000 shares; and thereafter (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director. In addition, the Directors' Plan provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders following the Initial Public Offering; provided, however, that if the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election, such person will not be granted an option to purchase 5,000 shares of Common Stock at such annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. The options granted to Messrs. Harter, Lynch and Verrochi, effective upon the commencement of the Initial Public Offering, have an exercise price equal to $14 per share, the initial public offering price. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and options will be immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, the Company issued approximately 147 shares of Common Stock for $1,000 to Notre Capital Ventures II, L.L.C., a Texas limited liability company ("Notre"). Mr. Harter is the President of Notre and a director of the Company. Subsequently, the Company declared a stock dividend of 9,999 shares of Common Stock for each share of Common Stock outstanding. In addition, the Company sold 692,000 shares (as adjusted for the stock dividend) of Common Stock at $.01 per share to various members of management, including: Richard H. Kristinik -- 200,000 shares of Common Stock, Lawrence K. King -- 114,000 shares of Common Stock and Douglas M. Cerny -- 114,000 shares of Common Stock. The Company issued 75,000 shares of Common Stock to a trust for the benefit of the children of Paul M. Verrochi, who became a director of the Company upon the commencement of the Initial Public Offering, and granted options to purchase 10,000 shares of Common Stock, effective upon the commencement of the Initial Public Offering, to Messrs. Verrochi and Harter and to William J. Lynch, who also became a director of the Company upon the commencement of the Initial Public Offering and who is an investor in Notre. In addition, Notre advanced funds in order to effect the mergers of the Founding Companies (the "Mergers") and the Initial Public Offering and had outstanding as of March 31, 1996 advances to the Company in the aggregate amount of $2.7 million, all of which were on a noninterest-bearing basis. Portions of Notre's advances were repaid out of the proceeds of the Initial Public Offering.

     Simultaneously with the closing of the Initial Public Offering, the Company acquired by merger all of the issued and outstanding stock of the six Founding Companies, at which time each of the Founding Companies became a wholly-owned subsidiary of the Company. The Founding Companies include Suburban Transit Corp. and its affiliated entities operating out of New Jersey and New York ("Suburban"), Grosvenor Bus Lines, Inc. operating out of San Francisco ("Gray Line SF"), Leisure Time Tours operating out of New Jersey, New York and Philadelphia ("Leisure"), Community Bus Lines, Inc. and its affiliated entities operating out of New Jersey ("Community"), Cape Transit Corp. doing business as Adventure Trails and operating out of Atlantic City, New Jersey and Philadelphia ("Adventure") and Arrow Stage Lines, Inc. operating out of
Phoenix, Arizona ("Arrow"). The aggregate consideration paid by the Company in the Mergers was approximately $95.2 million, consisting of approximately $23.8 million in cash and 5,099,687 shares of Common Stock. In addition, immediately prior to the Mergers certain of the Founding Companies made distributions of approximately $4.5 million, representing S Corporation earnings previously taxed to their respective stockholders. Also, prior to the Mergers, certain of the Founding Companies distributed to their respective stockholders approximately $4.2 million in net book value of assets and approximately $700,000 of related liabilities.

     Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies agreed not to compete with the Company for five years, commencing on the date of consummation of the initial public offering.

     Prior to the Initial Public Offering, each of the Founding Companies incurred indebtedness which was personally guaranteed by its stockholders or by entities controlled by its stockholders. At December 31, 1995, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $11.6 million. The Company repaid substantially all of such indebtedness immediately following the consummation of the Initial Public Offering and has assumed all remaining payment obligations.

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain executive officers, directors, key employees and holders of more than 5% of the outstanding shares of the Company, together with their spouses and trusts for which they act as trustees, received cash and shares of Common Stock of the Company as follows: Mr. Kenneth Kuchin (former director and officer of the Company) -- $7.3 million and 1,211,219 shares of Common Stock; Mr. Thomas Werbe -- $2.1 million and 351,038 shares of Common Stock; Mr. Robert Werbe -- $526,558 and 87,760 shares of Common Stock; Mr. Gerald Mercadante -- $3.5 million and 1,056,400 shares of Common Stock; Mr. Gallagher --

$934,036 and 197,810 shares of Common Stock; Mr. John Mercadante -- $2.4 million and 397,425 shares of Common Stock; and Mr. Busskohl -- $585,892 and 550,451 shares of Common Stock.

     In November and December 1996, in connection with a second public offering and pursuant to registration rights previously granted to each of them by the Company, Kenneth Kuchin, Douglas M. Cerny, Charles D. Busskohl, the Robert K. Werbe Grantor Retained Annuity Trust and George D. Kamins (a beneficial owner of more than 5% of the Company's Common Stock) sold 96,000, 25,000, 137,310, 25,000 and 353,582 shares of the Company's Common Stock, respectively, at a price of $25.00 per share less underwriting discounts.

LEASES OF FACILITIES

     In connection with the Mergers, the Company assumed six leases by Suburban of properties in South Plainfield, Hightstown and New Brunswick, New Jersey that are owned by the estate of Mr. Sidney Kuchin and used by Suburban for its motorcoach operations. Mr. Sidney Kuchin is Mr. Kenneth Kuchin's father and a former shareholder of Suburban. Suburban is responsible for all real estate taxes, insurance and maintenance. The terms of the leases are through October 31, 2030 and provide for aggregate annual rentals of approximately $342,000 with periodic 10% increases every five years commencing November 1, 1998. The Company believes that the rent for such properties does not exceed the fair market rental thereof.

     In connection with the Mergers, the Company assumed three leases by Community of properties in Passaic, New Jersey used by Community in its motorcoach operations that are owned by companies controlled by Mr. Frank P. Gallagher and members of his family. Community is responsible for all real estate taxes, insurance and maintenance. The terms of the leases are for five years and one lease provides for five five-year extensions and one two-year extension in favor of the Company and two leases provide for seven five-year extensions in favor of the Company. The leases commenced May 13, 1996 and provide for aggregate annual rentals of approximately $224,000. The Company believes that the rent for such properties does not exceed the fair market rental thereof.

     The Company has adopted a policy that, wherever possible, it will not own any real property. Accordingly, two properties previously owned by Leisure and used for its motorcoach operations with a net book value of $1.9 million as of December 31, 1995 were distributed, without payment of consideration to Leisure or the Company, to an entity controlled by the stockholders thereof, including Mr. Gerald Mercadante, prior to the Mergers and then leased to the Company under four leases between Leisure and Mr. Gerdaneu. These leases were negotiated between the General Counsel of the Company and counsel for Leisure. Two of the leases have a term of five years with an option in favor of the Company to extend the leases for seven five-year periods. One of the leases is for ten years with an option in favor of the Company to extend the lease for three ten-year periods. The fourth lease is for five years with an option in favor of the Company to extend the lease for seven five-year periods. These leases provide for aggregate annual rentals of approximately $77,000. Leisure is responsible for all real estate taxes, insurance and maintenance. See the Pro Forma Financial Statements of the Company and the notes thereto.

     Certain properties owned by Arrow with a net book value of $1.4 million as of September 30, 1995 were distributed, without payment of consideration to Arrow or the Company, to the stockholders thereof, including trusts for which Mr. Charles Busskohl acts as a trustee, prior to the Mergers and then leased to the Company under a lease between Arrow and Busskohl Realty. This lease was negotiated between the General Counsel of the Company and counsel for Arrow and are for a term of ten years with three renewal options for five years and provides for aggregate annual rentals of approximately $76,000. Arrow is responsible for all real estate taxes, insurance and maintenance. See the Pro Forma Financial Statements of the Company and the notes thereto.

     Because the Company does not want to own any real property, it did not value the properties distributed to the stockholders of Leisure and Arrow or take any such value into account when negotiating the consideration to be paid for those Founding Companies. The rent paid by the Company on the leases back to it of such properties was negotiated as described above based on the historical cost to Leisure and

Arrow of having those properties in their respective businesses and is believed by the Company not to exceed the fair market rental thereof.

OTHER TRANSACTIONS

     Gray Line SF owed Grosvenor Properties, Ltd., a company owned by Mr. Robert
K. Werbe and his brother, approximately $1.6 million as of October 31, 1994 and approximately $300,000 as of October 31, 1995. This loan bore interest at the prime rate plus 1% and was to mature in October 2000. Gray Line SF owed Mr. Robert K. Werbe approximately $256,000 as of October 31, 1994, and Mr. Robert K. Werbe owed Gray Line SF approximately $225,000 and $229,000 as of October 31, 1994 and 1995, respectively. These were unsecured, noninterest-bearing and payable upon demand.

     Community owed Ms. Alice Gallagher, a shareholder of Community, approximately $132,000 and $171,000 as of December 31, 1994 and 1995, respectively. These loans were unsecured, bore interest at 10.5% and were payable in monthly installments of approximately $12,000.

     Adventure owed Mr. John Mercadante and his sister approximately $315,000 as of December 31, 1994 and 1995, respectively. These loans were unsecured, noninterest-bearing and payable upon demand.

     Suburban had outstanding accounts receivable from Mr. Kenneth Kuchin totaling $194,000 and Sidney Kuchin totaling $458,000 as of December 31, 1995. These receivables were unsecured, noninterest-bearing and payable on demand.

     George D. Kamins owed Yellow Cab Service Corporation ("Yellow Cab") $303,000 as of August 29, 1996. This advance was offset against accrued interest payable to him in connection with the August acquisition of Yellow Cab. In addition, approximately $8.1 million of Yellow Cab's indebtedness was subject to Mr. Kamins' personal guarantee.

     The Company had previously negotiated agreements with Exel Holdings, Ltd. and Exel Motorcoach Partners LLC (collectively referred to as "Exel") whereby Exel would provide introductions to other motorcoach businesses and other consulting services for a term of three years. The consideration payable to Exel was approximately $100,000 per year. In addition, Exel was to be paid a commission on any acquisition completed by the Company with motorcoach businesses introduced to it by Exel, based on a formula ranging from 5% of the first $1.0 million of consideration paid for the acquired business to 1% of the consideration in excess of $4.0 million paid for such business. In connection with the acquisition of two businesses in 1996, the Company paid Exel a commission of $503,000 based on this formula. Mr. Verrochi, who became a director of the Company upon the commencement of the Initial Public Offering, is a principal of Exel. The Company and Exel have subsequently agreed to the termination of this agreement, whereby Exel shall receive, upon completion of the next acquisition of a motorcoach business identified by Exel with aggregate consideration paid in excess of $5.0 million, $275,000 in cash and the grant of a warrant to purchase 100,000 shares of Company Common Stock at an exercise price of $26 per share. The warrant will be exercisable beginning six months from the date of the agreement to terminate and expire two years from the date of the agreement to terminate.

     All of the loans described above have been repaid by the Company.

COMPANY POLICY

     Subsequent to the Initial Public Offering, any transactions with officers, directors and holders of more than 5% of the Common Stock require the approval of a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of August 5, 1997 regarding the beneficial ownership of the Common Stock of the Company by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each named executive officer; and (iv) all executive officers and directors as a group. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                               SHARES
                                         BENEFICIALLY OWNED
                                       ----------------------
                NAME                     NUMBER       PERCENT
Richard H. Kristinik(1)..............      240,000       1.2%
John Mercadante, Jr.(2)..............      392,425       2.0
Douglas M. Cerny(3)..................      109,000         *
Frank P. Gallagher(4)................      199,810       1.0
Lawrence K. King(3)..................      134,000         *
Gerald Mercadante(5).................      951,400       4.9
Charles D. Busskohl(6)...............      401,141       2.1
Steven S. Harter(7)..................      353,095       1.8
William J. Lynch(8)..................       38,468         *
Paul M. Verrochi(9)..................       65,000         *
Thomas A. Werbe(10)..................      326,038       1.8
All executive officers and directors
  as a group (11 persons)............    3,210,377      16.3

------------

 * Less than 1%.

 (1) These shares are held by the Kristinik Family Partnership, of which Mr. Kristinik is a general partner. Includes 40,000 shares which may be acquired upon the exercise of options exercisable within 60 days; excludes 160,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (2) Includes 137,774 shares held by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership. Includes 20,000 shares which may be acquired upon the exercise of options exercisable within 60 days; excludes 80,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (3) Includes 20,000 shares which may be acquired upon the exercise of options exercisable within 60 days; excludes 80,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (4) Includes 90,885 shares held by Mr. Gallagher's spouse, as to which shares Mr. Gallagher disclaims beneficial ownership, and 16,039 shares held in a trust for the benefit of Mr. Gallagher's daughter for which Mr. Gallagher is a trustee. Includes 20,000 shares which may be acquired upon the exercise of options exercisable within 60 days; excludes 80,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (5) Includes 186,423 shares held by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership.

 (6) These shares are held by two family trusts for which Mr. Busskohl is a trustee.

 (7) These shares are held by Harter Investment Partners, Ltd., of which Mr. Harter is a general partner. Includes 15,000 shares which may be issued upon exercise of options granted under the Directors' Plan and 33,714 shares held by the Victoria Harter and Phyllis Spisak Educational Trust, of which Mr. Harter's minor children are beneficiaries, as to which shares Mr. Harter disclaims beneficial ownership.

 (8) Includes 15,000 shares which may be acquired upon exercise of options granted under the Directors' Plan.

 (9) Includes 15,000 shares which may be acquired upon exercise of options granted under the Directors' Plan and 50,000 shares held in a trust for the benefit of Mr. Verrochi's children, as to which shares Mr. Verrochi disclaims beneficial ownership.

(10) These shares are held by the Robert K. Werbe Grantor Retained Annuity Trust for which Mr. Thomas Werbe is a trustee.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT FACILITY

     The following is a summary of the Credit Facility and is qualified in its entirety by reference to such Credit Facility, a copy of which is available on request. See "Available Information."

     The Credit Facility provides for a revolving credit facility of $181 million through a syndicate of eight banks and allows the Company to have borrowings of up to $40 million (in addition to Subordinated Debt (as defined therein)) outside the Credit Facility. The Company has recently announced that it anticipates that such facility will be amended to provide for borrowings of up to $300 million and additional senior borrowings outside such facility of up to $80 million. The proceeds of the Credit Facility have been used for working capital, capital expenditures and acquisitions, including refinancing of indebtedness related to acquisitions. The Credit Facility is secured by substantially all of the assets of the Company and matures on August 14, 1999, at which time all amounts then outstanding become due. Interest on outstanding borrowings is charged, at the Company's option, at the bank's prime rate plus up to 1.0% or LIBOR plus 1.0% to 2.25%, both as determined by the ratio of the Company's funded debt cash flow (as defined). Applicable interest rates will be increased by 2.0% per annum during the continuance of any specified event of default under the Credit Facility. A commitment fee ranging from 0.25% to 0.50% is payable on the unused portion of the Credit Facility. Under the terms of the Credit Facility, the Company must maintain certain minimum financial ratios. The Credit Facility restricts the Company's ability to make distributions, including but not limited to prohibiting the Company from declaring or paying any dividends. As of March 31, 1997, the Company had a total of $166.8 million outstanding under the Credit Facility and other sources and had utilized $4.9 million of the facility for letters of credit securing certain insurance obligations and performance bonds, resulting in a borrowing availability of $49.3 million under the Credit Facility and other sources. The Company's obligations under the Credit Facility are guaranteed by substantially all of the domestic subsidiaries of the Company.

     The obligations of the lenders under the Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company and its subsidiaries are subject to certain customary affirmative and negative covenants contained in the Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions, (i) incurring additional indebtedness and other obligations; (ii) a merger or consolidation with any other person, or a liquidation, dissolution or winding up; (iii) acquisitions; (iv) distributions in respect to its shares of capital stock; (v) engaging in transactions with affiliates; (vi) investing funds of the Company; (vii) granting of liens to secure any other indebtedness (including the Notes) and (viii) changing the character of its lines of business. Many of these covenants are more restrictive than those in favor of holders of the Notes as described herein and as set forth in the Indenture.

     Moreover, the Credit Facility requires the Company to meet certain financial tests, including: consolidated Net Worth, as defined therein, plus consolidated Subordinated Debt, as defined therein, at a level not less than (i) the greater of 90% of the consolidated Net Worth of the Company as of June 30, 1996, or $35 million, plus (ii) 90% of the Company's cumulative annual consolidated net earnings, plus (iii) 100% of the net proceeds resulting from any sale, issuance or assumption of stock or Subordinated Debt (as defined therein); consolidated Tangible Net Worth, as defined therein, of the Company at not less than 40% of the consolidated Net Worth of the Company; a ratio of consolidated Funded Debt, as defined therein, of the Company less the Subordinated Debt, as defined therein, of the Company to the consolidated EBITDA, as defined therein, of the Company of no greater than 3.0 to 1.0; and a Fixed Charge Coverage Ratio, as defined therein, of not less than 1.25 to 1.0. At March 31, 1997, on a pro forma as adjusted basis (see "Selected Consolidated Pro Forma Financial Data"), the Company's consolidated Net Worth plus the consolidated Subordinated Debt exceeded the net worth test by $4.0 million, the consolidated Tangible Net Worth was 45.7% of the consolidated Net Worth and the Fixed Charge Coverage Ratio was 1.28. The Company believes it will be in compliance with such covenants on the date of closing of the Offering. The Indenture will contain restrictions on the Company's ability to incur additional indebtedness, and other contractual arrangements to which the Company may become subject in the future could contain similar restrictions.

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     The Credit Facility also provides for customary events of default.
Occurrence of any of such events of default could result in acceleration of the Company's obligations under the Credit Facility and foreclosure on the collateral securing such obligations, with material adverse results to holders of the Notes. See "Risk Factors -- Holding Company Structure and Subordination of Notes and Guarantees."

     In September 1996, the Company entered into an interest rate cap agreement with a bank. The agreement has a term of one year and a notional principal amount of $50 million. The agreement provides that if the 90-day LIBOR rate exceeds 6.5% for certain measurement periods, the bank will pay to the Company the difference between such rate and 6.5%. The cost of the agreement is being amortized over its term.

CONVERTIBLE SUBORDINATED NOTES

     The Company issued $22.5 million of convertible subordinated notes in August 1996 ($4 million of which were repaid in January 1997) and $18.3 million of convertible subordinated notes in February 1997. Subsequent to March 31, 1997, the Company issued $3.8 million of additional convertible subordinated notes. All of such notes were issued as consideration to former owners of certain acquired businesses. The currently outstanding convertible subordinated notes bear interest, payable quarterly, at a weighted average interest rate of 5.1% are convertible by the holder into shares of the Company's Common Stock at a weighted average price of $33.94 per share. The convertible subordinated notes are redeemable at the option of the Company at various times, ranging from ten months to three years from the date of issuance. The terms of the currently outstanding convertible subordinated notes require $30.6 million of principal payments in 1999 and $10.0 million in 2000.

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                            DESCRIPTION OF THE NOTES

GENERAL

     The Exchange Notes will be issued, and the Old Notes were issued, pursuant to the Indenture between the Company and The Bank of New York, as Trustee. The following is a summary of material provisions of the Indenture. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to all provisions of the Notes and the Indenture (including provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended), including the definitions therein of terms not defined herein. Certain terms used herein are defined below under " -- Certain Definitions." Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth under "Available Information."

     The Exchange Notes will be issued solely in exchange for an equal principal amount of Old Notes pursuant to the Exchange Offer. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes except that the offering of the Exchange Notes has been registered under the Securities Act, and the Exchange Notes will therefore not be subject to transfer restrictions, registration rights and certain provisions relating to an increase in the stated interest rate on the Old Notes under certain circumstances. See " -- Registered Exchange Offer; Registration
Rights." The Notes are subject to the terms stated in the Indenture, a copy of which has been filed as an exhibit to the Registration Statement, and holders of the Notes are referred thereto for a statement of those terms. The statements and definitions of terms under this caption relating to the Notes and the Indenture described below are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain terms used herein are defined below under " -- Certain Definitions."

     The Old Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of Old Notes who do not exchange their Old Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such Old Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the Exchange Notes then outstanding.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to Senior Debt. See " -- Ranking and Subordination." As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries and all of the Company's domestic Subsidiaries are Guarantors of the Notes. Under certain circumstances, however, the Company will be able to designate current and future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. See " -- Certain Covenants."

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all current and future Senior Debt. As of March 31, 1997, on a pro forma basis giving effect to the Subsequent Acquisitions, the Offering and the application of the net proceeds therefrom, the Company would have had Senior Debt of approximately $19.0 million and, through its Subsidiaries, would have had additional liabilities (including trade payables and lease obligations) aggregating approximately $40.0 million. The Indenture will permit the incurrence of additional Senior Debt in the future.

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PRINCIPAL, MATURITY AND INTEREST

     The Company issued $150.0 million in aggregate principal amount of Old Notes in the Offering. The Notes are limited to such amount and will mature on July 1, 2007. Interest on the Notes accrues at the rate of 9 3/8% per annum and is payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 1998, to Holders of record on the immediately preceding December 15 and June 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York is the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include approximately $59.0 million of Senior Debt outstanding as of March 31, 1997 on a pro forma basis giving effect to the Subsequent Acquisitions, the Offering and the application of the net proceeds therefrom, and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors -- Ranking and Fraudulent Conveyance Considerations."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor to a third party or an Unrestricted Subsidiary in a transaction that does not violate any of the covenants in the Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."

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SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Notes and any other payment obligations of the Company in respect of the Notes (including any obligation to repurchase Notes) is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) will permit holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice. In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or the Holder of any Note prohibited by the subordination provisions of the Indenture, then such payments or distribution will be required to be paid over and delivered forthwith to the holders (or their representative) of Designated Senior Debt.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency of the Company, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt.

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OPTIONAL REDEMPTION

     Except as otherwise described below, the Notes are not be redeemable at the Company's option prior to July 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

YEAR                                    PERCENTAGE
2002.................................     104.688%
2003.................................     103.125
2004.................................     101.563
2005 and thereafter..................     100.000%

     Notwithstanding the foregoing, at any time on or prior to July 1, 2000, the Company may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 33 1/3% of the aggregate principal amount of Notes issued at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that at least 66 2/3% of the aggregate principal amount of Notes issued remain outstanding immediately after the occurrence of such redemption; and PROVIDED FURTHER, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed or repurchased in an offer to purchase at any time, selection of Notes for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed or repurchased in part. Notices of redemption may not be conditional. Notices of redemption or repurchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date or repurchase date to each Holder of Notes to be redeemed or repurchased at its registered address. If any Note is to be redeemed or repurchased in part only, the notice of redemption or repurchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new
Note in principal amount equal to the unredeemed or unrepurchased portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption or repurchase date, interest ceases to accrue on Notes or portions of them called for redemption or repurchase.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such

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notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization, restructuring or similar transaction. Although the existence of a Holder's right to require the Company to repurchase the Notes in respect of a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control, the provisions of the Indenture relating to a Change of Control in and of themselves may not afford Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, recapitalization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of a Change of Control.

     The Existing Credit Facility currently prohibits the Company from purchasing any Notes prior to their stated maturity, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the exercise of by the Holders of their rights to require the Company to repurchase the Notes could cause a default under such other indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In either case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Existing Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. Finally, the Company's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relating to the Company's obligation to make an offer to

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repurchase the Notes as a result of a Change of Control may be waived or modified with the prior written consent of the Holders of a majority in principal amount of the Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which resolution shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, long-term assets that are useful in a Permitted Business ("Permitted Business Assets") and/or Voting Stock of a
Person primarily engaged in a Permitted Business that becomes a Guarantor, so long as such Voting Stock constitutes a majority of the Voting Stock of such Person ("Permitted Business Securities"); PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of closing such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. Notwithstanding the foregoing, the provisions of this paragraph will not apply to (i) sales of used coaches or obsolete equipment in the ordinary course of business or (ii) the trade or exchange by the Company or any Subsidiary of the Company of any property or assets owned or held by the Company or such Subsidiary for any property or assets owned or held by another Person; PROVIDED that the fair market value of the properties traded or exchanged by the Company or such Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the fair market value of the properties (together with any cash or Cash Equivalents) to be received by the Company or such Subsidiary as determined in good faith by (a) any officer of the Company if such fair market value is less than $5 million and (b) the Board of Directors of the Company (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) if such fair market value is equal to or in excess of $5.0 million.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not be then prepaid, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at 100% of the principal amount thereof, plus accrued interest to the date of repurchase, the amount of Notes that would otherwise be prepaid), or, (b) to the acquisition of Permitted

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Business Assets or Permitted Business Securities or the making of a capital expenditure. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will (after the expiration of the 360-day period specified in the first sentence of this paragraph) be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Company's obligation to purchase Notes with Excess Proceeds could create an event of default under Senior Debt as a result of which any purchase could, absent a waiver, be blocked by the subordination provisions of the Notes. Failure to purchase the Notes when required will result in an Event of Default with respect to the Notes whether or not such a purchase is permitted by the subordination provisions of the Indenture.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";
     and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter

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     commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net cash proceeds of such sale, liquidation or repayment and (B) the initial amount of such Restricted Investment, plus (iv) the amount resulting from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, such amount not to exceed the amount of Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary since the date of the Indenture that was treated as a Restricted Payment under the Indenture.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management, employees or consultants pursuant to any management, employee or consultant equity subscription agreement or stock option agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) cash payments in lieu of fractional shares issuable as dividends on preferred securities of the Company or any of its Restricted Subsidiaries; PROVIDED that such cash payments shall not exceed $20,000 in the aggregate in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (viii) the payment of the redemption price of rights issued pursuant to any shareholders' rights plan not in excess of $0.05 per right and not in excess of $1.0 million in the aggregate since the date of the Indenture; and (ix) other Restricted Payments in an aggregate amount since the date of the Indenture not to exceed $5.0 million.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

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     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company or any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, if such incurrence or issuance is on or prior to July 1, 2000, or 2.5 to 1, if such incurrence or issuance is after July 1, 2000, in each case determined on a pro forma basis (as set forth in the definition of Fixed Charge Coverage Ratio and including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and the Guarantors of Indebtedness under Credit Facilities and the issuance and creation of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder); PROVIDED that the aggregate principal amount of all Indebtedness and letters of credit outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness (or any such Permitted Refinancing Indebtedness) pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (ii) the incurrence by Foreign Subsidiaries of Indebtedness under Credit Facilities and the issuance and creation of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Foreign Subsidiaries thereunder); PROVIDED that the aggregate principal amount of all Indebtedness of Foreign Subsidiaries outstanding under Credit Facilities and letters of credit thereunder after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii), does not exceed an amount equal to $40.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness (or any such Permitted Refinancing Indebtedness) pursuant to the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (iii) the incurrence by the Company and the Guarantors of the Existing Indebtedness;

          (iv) the incurrence by the Company of Indebtedness represented by the Notes and the Subsidiary Guarantees;

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          (v)  the incurrence by the Company or any of the Guarantors of
     Indebtedness (in addition to Existing Indebtedness) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed $7.5 million at any time outstanding;

          (vi) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, extend, renew, defease, or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred;

          (vii) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any of the Guarantors or between or among Wholly Owned Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be;

          (viii) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging
     (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, (ii) the value of foreign currencies purchased or received by the Company in the ordinary course of business, or (iii) commodities purchased in the ordinary course of business for use in a Permitted Business and not for speculation;

          (ix) the issuance of preferred stock or the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (x) Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Permitted Business, and other than the extension of credit represented by such letter of credit, guarantee or performance bond itself), not to exceed in the aggregate at any given time 10% of Total Assets; PROVIDED, that any draw under or call upon any of the foregoing is repaid in full within 30 days;

          (xi) accounts payable or other liabilities of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Subsidiary in the ordinary course of business in connection with the obtaining of goods and services;

          (xii) Indebtedness consisting of obligations in respect of purchase price adjustments, guarantees or indemnities in connection with the disposition of assets;

          (xiii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor of the Company that was permitted to be incurred by another provision of this covenant; and

          (xiv) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiv), not to exceed $5.0 million.

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     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Existing Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Indenture, (c) the Indenture, the Notes and the Subsidiary Guarantees, (d) applicable law or regulations or any order, ruling or other determination by a governmental regulatory authority, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries (through the acquisition of Capital Stock or through merger or consolidation) as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with past practices,
(g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) any instrument governing Indebtedness or preferred stock of a Subsidiary in existence on the date of the Indenture, or (j) any instrument governing Indebtedness of a Foreign Subsidiary permitted by the covenant described above under the caption
"-- Certain Covenants -- Incurrence of Indebtedness and the Issuance of Preferred Stock."

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation,

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Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, which resolution shall be conclusive evidence of compliance with this provision, and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED that (A) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (B) transactions between or among the Company and/or its Restricted Subsidiaries, (C) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Certain Covenants-- Restricted Payments," (D) Affiliate Transactions assumed or entered into in connection with acquisitions of Permitted Businesses with persons who were not Affiliates prior to such transactions, and (E) Affiliate Transactions existing on the date of the Indenture, in each case, shall not be deemed Affiliate Transactions.

  SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Certain Covenants -- Liens,"
(ii) the gross cash proceeds of such sale and leaseback transaction are at

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least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

  NO SENIOR SUBORDINATED DEBT

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor; PROVIDED, HOWEVER, that the foregoing limitations will not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in accordance with the provisions of the Indenture in respect of some but not all such Indebtedness.

  AMENDMENT OF CONVERTIBLE NOTES

     The Indenture provides that the Company will not amend the subordination provisions of the convertible notes outstanding on the date of the Indenture in a manner that is adverse to the Holders of the Notes.

  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Guarantor.

  BUSINESS ACTIVITIES

     The Indenture provides that the Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of the Indenture, then such newly acquired or created Restricted Subsidiary (other than a Restricted Subsidiary which is a Foreign Subsidiary) shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture.

  REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set

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forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, at any time after the effectiveness of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding (unless the Company is subject to the reporting requirements of the Exchange Act), they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control,"
"-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain
Covenants -- Restricted Payments," "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or "-- Certain
Covenants -- Merger, Consolidation or Sale of Assets" and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment
Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more and any such default is not cured or waived or any such acceleration is not rescinded, or such Indebtedness is not repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration; (vi) failure by the Company or any of its Subsidiaries to pay final judgments by courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 90 days (net of applicable insurance coverage which is acknowledged in writing by the insurer or which has been determined to be applicable by a final nonappealable determination by a court of competent jurisdiction); (vii) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Significant Subsidiary Guarantor, or any Person acting on behalf of any Significant Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor constituting a Significant Subsidiary or any

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group of Guarantors that, taken together, would constitute a Significant
Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 1, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to July 1, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within five business days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

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     In order to exercise either Legal Defeasance or Covenant Defeasance, (i)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived

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with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (viii) release any Significant Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, or amend the provisions of the Indenture relating to the release of Guarantors, or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of
Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes were initially represented in the form of one registered Note in global form without coupons (the "Global Old Note"). The Global Old Note was deposited on the date of the closing of the sale of the Notes (the "Closing Date") with, or on behalf of, the Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

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The Exchange Notes also will be issued in the form of one or more Global Notes
(the "Global Exchange Notes" and, together with the Global Old Note, the
"Global Notes"). The Global Exchange Notes will be deposited on the original date of issuance of the Exchange Notes with, or on behalf of, the Depository and registered in the name of Cede & Co., as nominee of the Depository.

     Notes that are issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

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CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company and the Initial Purchaser entered into the Registration Rights Agreement on June 24, 1997. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. This Prospectus forms a part of such Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Old Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Series B Notes because the Exchange Offer is not permitted by applicable law or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that
(A) such Holder has been advised by counsel that such Holder may be prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder has been advised by counsel that it may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such

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sale a copy of the prospectus contained in the Exchange Offer Registration
Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that (i) the Company shall file the Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Old Notes, with respect to such 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Coach USA, Inc., One Riverway, Suite 600, Houston, Texas 77056-1903, Attention: Lawrence K. King, Senior Vice President and Chief Financial Officer.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

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     "ACQUIRED DEBT" means, with respect to any specified Person, (i)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption
"-- Repurchase at the Option of Holders -- Asset Sales" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or to another Guarantor, (ii) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments" will not be deemed to be Asset Sales.

     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) demand or time deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Existing Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the

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qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition, and (vi) investments in money market or other mutual funds at least 95% of whose assets comprise securities described in clauses (ii) through (v) above.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of 50% or more of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses and charges (excluding any such non-cash expense or charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of

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its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Existing Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Senior Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under a Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $20.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that a class of Capital Stock shall not be Disqualified Stock hereunder solely as the result of any maturity or redemption that is conditioned upon, and subject to, compliance with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EXISTING CREDIT FACILITY" means that certain credit facility, dated as of August 14, 1996, as amended, by and among the Company, as borrower, NationsBank of Texas, N.A. as agent and the financial institutions named therein, providing for up to $181.0 million of revolving credit borrowings, including any

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related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time whether or not with the same lenders or agents.

     "EXISTING INDEBTEDNESS" means up to $40.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Existing Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation
Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above Consolidated Cash Flow and Fixed Charges shall be calculated on a pro forma basis, in the manner specified below, with respect to the following events: (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated
(a) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (b) giving effect to pro forma adjustments relating to such acquisition that would be permitted under Regulation S-X to be reflected in the pro forma financial statements included in registration statements on Form S-1 under the Securities Act, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "FOREIGN SUBSIDIARY" means any non-U.S. domiciled Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by

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such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "GUARANTORS" means all current and future Subsidiaries of the Company that execute a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by the Company in the ordinary course of business.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP PROVIDED that Investments shall not include Hedging Obligations entered into in accordance with the limitations set forth in clause (viii) of the second paragraph of the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries

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and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "OBLIGATIONS" means any principal, interest(including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PARI PASSU INDEBTEDNESS" means (a) with respect to the Notes, Indebtedness which ranks PARI PASSU in right of payment to the Notes and (b) with respect to any Subsidiary Guarantee, Indebtedness which ranks PARI PASSU in right of payment to such Subsidiary Guarantee.

     "PERMITTED BUSINESS" means the provision of charter, tour, sight seeing, commuter and transit services as well as the provision of airport ground transportation, paratransit and taxicab and other transportation services.

     "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment (i) such Person becomes a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(f) Investments by the Company or any Restricted Subsidiary in any Person which is, or becomes as a result of such Investment, a Foreign Subsidiary; PROVIDED, that in no event will the total assets of Foreign Subsidiaries constitute more than 20% of the total assets of the Company; (g) any Investment in Permitted Business Assets; (h) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments; (i) the acceptance of notes payable from employees of the Company or its Subsidiaries in payment for the purchase of Capital Stock by such employees; (j) endorsements of negotiable instruments and documents in the ordinary course of business; (k) any Investments outstanding on the date of the Indenture; (l) Investments by the Company or any Restricted Subsidiary in any wholly owned Unrestricted Subsidiary exclusively engaged in the business of insuring the Company and Wholly Owned Subsidiaries against risks arising in their business ("Unrestricted Insurance Subsidiaries"); PROVIDED, that in no event will the total assets of Unrestricted Insurance Subsidiaries constitute more than 5% of the total assets of the Company; and (m) other Investments in any Person having an aggregate fair market value (measured on the date each

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such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed $10.0 million.

     "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

     "PERMITTED LIENS" means (i) Liens on assets of the Company or any of its Subsidiaries securing Senior Debt that was permitted by the terms of the Indenture to be incurred and Liens securing Permitted Refinancing Indebtedness relating to Indebtedness or Senior Debt referred to in this clause (i) (provided that such Liens extend to or cover only the property or assets securing the Indebtedness or Senior Debt being refinanced); (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;
(vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xi) Liens on assets of Guarantors to secure Senior Guarantor Debt of such Guarantors that was permitted by the Indenture to be incurred; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, statutory or regulatory obligations, surety, stay, or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (xiii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (xiv) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;
(xv) Liens securing Hedging Obligations permitted to be entered into pursuant to the debt incurrence covenant; (xvi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or its Subsidiaries; (xvii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xviii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (xix) Liens to secure Non-Recourse Indebtedness and (xx) Liens not otherwise permitted by clauses (i) through (xix) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness (or if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom) does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by a Foreign Subsidiary, then such Indebtedness is incurred by the same or another Foreign Subsidiary.

     "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act other than an offering pursuant to Form S-8 (or any successor thereto).

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "SENIOR DEBT" means (i) all Indebtedness of the Company or any of its Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of the Company or any of its Subsidiaries permitted to be incurred by the Company or any of its Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture (other than Indebtedness under a Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under the Indenture).

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the death or resignation of any such director or executive officer shall not cause a Subsidiary that would otherwise be an Unrestricted Subsidiary to be deemed to be a Restricted Subsidiary unless 10 days have elapsed in which the Company has failed to appoint or elect a successor or replace such director or executive officer who satisfies the criteria set forth in this clause (e). Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with any such resale. In addition, until             , 1997, all
dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter", within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes), other than commissions or concessions of any broker-dealers, and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Exchange Offer will be passed upon for the Company by Douglas M. Cerny, Senior Vice President and General Counsel of the Company.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
COACH USA, INC. AND SUBSIDIARIES
     Report of Independent Public Accountants ......................         F-2
     Consolidated Balance Sheets ...................................         F-3
     Consolidated Statements of Income .............................         F-4
     Consolidated Statements of Stockholders' Equity ...............         F-5
     Consolidated Statements of Cash Flows .........................         F-6
     Notes to Consolidated Financial Statements ....................         F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Coach USA, Inc.:

     We have audited the accompanying consolidated balance sheets of Coach USA, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coach USA, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
March 31, 1997

                        COACH USA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                               DECEMBER 31,
                                          ----------------------    MARCH 31,
                                             1995        1996         1997
                                          ----------  ----------   -----------
                                                                   (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $    3,411  $    1,470    $   6,544
     Accounts receivable, less allowance
       of $996, $2,096, and $2,213......       8,890      18,659       22,526
     Inventories........................       3,641       8,758        9,701
     Notes receivable, current
       portion..........................       3,045       2,811        4,098
     Prepaid expenses and other current
       assets...........................       4,540      12,628       14,925
                                          ----------  ----------   -----------
          Total current assets..........      23,527      44,326       57,794
PROPERTY AND EQUIPMENT, net.............      65,395     210,754      269,925
NOTES RECEIVABLE, less allowance of
  $500..................................       1,978       4,231        5,013
GOODWILL, net...........................          71      30,142       72,447
OTHER ASSETS, net.......................      11,636      10,497       10,945
                                          ----------  ----------   -----------
          Total assets..................  $  102,607  $  299,950    $ 416,124
                                          ==========  ==========   ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of convertible
       subordinated notes...............  $   --      $    4,000    $  --
     Current maturities of long-term
       obligations......................      12,065      10,877        6,452
     Accounts payable and accrued
       liabilities......................      19,309      36,948       72,131
                                          ----------  ----------   -----------
          Total current liabilities.....      31,374      51,825       78,583
LONG-TERM OBLIGATIONS, net of current
  maturities............................      43,685      98,106      160,368
CONVERTIBLE SUBORDINATED NOTES, net of
  current maturities....................      --          18,500       36,830
LONG-TERM OBLIGATIONS DUE TO
  STOCKHOLDERS, net of current
  maturities............................      16,467      --           --
DEFERRED INCOME TAXES...................       6,702      21,593       28,537
                                          ----------  ----------   -----------
          Total liabilities.............      98,228     190,024      304,318
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common Stock, $.01 par, 30,000,000
       shares authorized, 3,862,369,
       17,777,126 and 17,778,107 shares
       issued and outstanding,
       respectively.....................          39         178          178
     Additional paid-in capital.........       5,160     101,325      101,325
     Retained earnings (deficit)........        (820)      8,423       10,303
                                          ----------  ----------   -----------
          Total stockholders' equity....       4,379     109,926      111,806
                                          ----------  ----------   -----------
          Total liabilities and
             stockholders' equity.......  $  102,607  $  299,950    $ 416,124
                                          ==========  ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      YEAR ENDED DECEMBER 31,
                                          ------------------------------------------------     THREE MONTHS ENDED
                                                                                PRO FORMA          MARCH 31,
                                                                                COMBINED     ----------------------
                                            1994        1995        1996          1996          1996        1997
                                          ---------  ----------  ----------    -----------   ----------  ----------
                                                                               (UNAUDITED)        (UNAUDITED)
REVENUES................................  $  88,060  $  103,403  $  205,838     $ 250,776    $   28,294  $   69,311
OPERATING EXPENSES......................     65,460      75,002     152,298       189,084        21,234      54,386
                                          ---------  ----------  ----------    -----------   ----------  ----------
     Gross profit.......................     22,600      28,401      53,540        61,692         7,060      14,925
GENERAL AND ADMINISTRATIVE EXPENSES.....     15,223      16,772      24,471        26,554         4,311       8,238
ACQUISITION RELATED COSTS...............     --          --           1,101        --            --             117
                                          ---------  ----------  ----------    -----------   ----------  ----------
     Operating income...................      7,377      11,629      27,968        35,138         2,749       6,570
INTEREST EXPENSE........................      4,904       6,627       9,467         9,934         1,868       3,199
                                          ---------  ----------  ----------    -----------   ----------  ----------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS...................      2,473       5,002      18,501        25,204           881       3,371
PROVISION FOR INCOME TAXES..............      1,130       2,050       7,684         9,958           431       1,402
                                          ---------  ----------  ----------    -----------   ----------  ----------
INCOME BEFORE EXTRAORDINARY ITEMS.......      1,343       2,952      10,817        15,246           450       1,969
EXTRAORDINARY ITEMS, net of income
  taxes.................................     --          --           2,723         2,723        --             (89)
                                          ---------  ----------  ----------    -----------   ----------  ----------
NET INCOME..............................  $   1,343  $    2,952  $   13,540     $  17,969    $      450  $    1,880
                                          =========  ==========  ==========    ===========   ==========  ==========
EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE:
     INCOME BEFORE EXTRAORDINARY
       ITEMS............................  $     .35  $      .76  $      .91     $    1.00           .12         .10
     EXTRAORDINARY ITEMS................     --          --             .23           .18        --          --
                                          ---------  ----------  ----------    -----------   ----------  ----------
     NET INCOME.........................  $     .35  $      .76  $     1.14     $    1.18    $      .12  $      .10
                                          =========  ==========  ==========    ===========   ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (AMOUNTS IN THOUSANDS)

                                             COMMON STOCK      ADDITIONAL    RETAINED        TOTAL
                                           ----------------     PAID-IN      EARNINGS    STOCKHOLDERS'
                                           SHARES    AMOUNT     CAPITAL      (DEFICIT)      EQUITY
                                           ------    ------    ----------    --------    -------------
BALANCE AT DECEMBER 31, 1993............    3,863    $  39      $   4,954    $ (3,346)     $   1,647
     S Corporation dividends paid by
       certain Pooled Companies.........     --       --           --            (690)          (690)
     Net income.........................     --       --           --           1,343          1,343
     Other..............................     --       --              (30)      --               (30)
                                           ------    ------    ----------    --------    -------------
BALANCE AT DECEMBER 31, 1994............    3,863       39          4,924      (2,693)         2,270
     S Corporation dividends paid by
       certain Pooled Companies.........     --       --           --          (1,079)        (1,079)
     Net income.........................     --       --           --           2,952          2,952
     Other..............................     --       --              236       --               236
                                           ------    ------    ----------    --------    -------------
BALANCE AT DECEMBER 31, 1995............    3,863       39          5,160        (820)         4,379
     Issuance of Common Stock:
       Proceeds of stock offerings......    6,224       62         96,502       --            96,564
       Merger with Predecessor..........    2,166       22          2,055      (2,053)            24
       Acquisition of Founding
          Companies.....................    5,099       51          6,323       9,155         15,529
     Cash Distribution to Founding
       Companies' Shareholders..........     --       --          (23,810)      --           (23,810)
     Reorganization.....................     --       --            4,402      (4,402)       --
     Conversion from S Corporation to C
       Corporation for Founding
       Companies........................     --       --           --          (5,426)        (5,426)
     Conversion of debt to equity.......      425        4         10,198       --            10,202
     S Corporation dividends paid by
       certain Pooled Companies.........     --       --           --          (1,838)        (1,838)
     Adjustment to conform fiscal year
       ends of Pooled Companies.........     --       --           --             267            267
     Net income.........................     --       --           --          13,540         13,540
     Capital contributions equal to
       the current income taxes of S
       Corporations.....................     --       --              341       --               341
     Other..............................     --       --              154       --               154
                                           ------    ------    ----------    --------    -------------
BALANCE AT DECEMBER 31, 1996............   17,777      178        101,325       8,423        109,926
     Net income (unaudited).............     --       --           --           1,880          1,880
     Other (unaudited)..................        1     --           --           --           --
                                           ------    ------    ----------    --------    -------------
BALANCE AT MARCH 31, 1997 (unaudited)...   17,778    $ 178      $ 101,325    $ 10,303      $ 111,806
                                           ======    ======    ==========    ========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                             THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,            MARCH 31,
                                          --------------------------------  --------------------
                                            1994       1995        1996       1996       1997
                                          ---------  ---------  ----------  ---------  ---------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $   1,343  $   2,952  $   13,540  $     450  $   1,880
  Adjustments to reconcile net income to
    net cash provided by operating
    activities --
      Adjustment to conform fiscal year
         ends of Pooled Companies.......     --         --             267     --         --
      Extraordinary gain................     --         --          (7,007)    --         --
      Depreciation and amortization.....      5,937      7,702      13,744      2,213      5,288
      (Gain) loss on sale of assets.....        216       (620)       (350)    --         --
      Deferred income tax provision.....      1,206      1,743       7,026        521      1,930
      Changes in operating assets and
         liabilities, net of effect of
         Purchased Companies --
           Accounts receivable, net.....        115     (1,337)       (944)        37        (56)
           Inventories..................     (1,094)    (2,593)     (4,507)      (826)      (372)
           Notes receivable, net........        175     (1,828)     (1,672)    (2,618)    (2,069)
           Prepaid expenses and other
             current assets.............       (631)      (611)     (3,856)        15     (1,149)
           Accounts payable and accrued
             liabilities................     (1,523)     2,111      (6,761)     1,822     20,278
           Other........................        850       (163)       (473)       309         93
                                          ---------  ---------  ----------  ---------  ---------
             Net cash provided by
               operating activities.....      6,594      7,356       9,007      1,923     25,823
                                          ---------  ---------  ----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment...    (22,926)   (14,359)    (25,714)    (4,058)   (31,672)
  Proceeds from sales of property and
    equipment...........................      1,196      1,961       4,685     --          2,057
  Cash consideration paid for the
    Founding Companies, net of cash
    acquired............................     --         --         (22,112)    --         --
  Cash consideration paid for Purchased
    Companies, net of cash acquired.....     --         --         (12,666)    --        (26,128)
  Proceeds from sales of investments....     --         --           1,419     --         --
                                          ---------  ---------  ----------  ---------  ---------
             Net cash used in investing
               activities...............    (21,730)   (12,398)    (54,388)    (4,058)   (55,743)
                                          ---------  ---------  ----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term
    obligations.........................    (12,032)   (18,544)   (125,638)    (2,276)   (34,384)
  Proceeds from issuance of long-term
    obligations.........................     26,276     26,091      74,198      4,048     69,378
  Sales of Common Stock.................     --         --          96,564     --         --
  S Corporation Dividends paid by
    certain Pooled Companies............       (690)    (1,079)     (1,838)      (487)    --
  Other.................................        286        181         154     --         --
                                          ---------  ---------  ----------  ---------  ---------
             Net cash provided by
               financing activities.....     13,840      6,649      43,440      1,285     34,994
                                          ---------  ---------  ----------  ---------  ---------
NET INCREASE (DECREASE) IN CASH.........     (1,296)     1,607      (1,941)      (850)     5,074
CASH AND CASH EQUIVALENTS, beginning of
  year..................................      3,100      1,804       3,411      3,411      1,470
                                          ---------  ---------  ----------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  year..................................  $   1,804  $   3,411  $    1,470  $   2,561  $   6,544
                                          =========  =========  ==========  =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid for interest..............  $   3,524  $   5,329  $    9,236      1,647      3,520
    Cash paid for income taxes..........        410        125       4,732         82        477
    Assets acquired under capital
      leases............................      1,931      2,404       7,891      2,981      2,355
    Convertible debt issued for
      Purchased Companies...............     --         --          22,500     --         18,330

  The accompanying notes are an integral part of these consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     In September 1995, Coach USA, Inc. (Coach USA), was founded to create a national company providing motorcoach transportation services, including charter and tour services, and related passenger ground transportation services.

     In May 1996, Coach USA acquired, simultaneously with the closing of its initial public offering (the Offering), six established businesses. Consideration for these businesses consisted of a combination of cash and common stock of Coach USA (the Common Stock). These six businesses are referred to herein as the "Founding Companies." Coach USA acquired nine additional businesses in 1996. Of these nine additional businesses acquired, six were accounted for as poolings-of-interests and, together with an additional business acquired in February 1997 accounted for as a pooling-of-interests, are referred to herein as the "Pooled Companies." The remaining three businesses acquired in 1996, and two additional businesses acquired in February 1997 were accounted for as purchases and are referred to herein as the "Purchased Companies" (see
Note 3).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Coach USA and the Founding Companies from June 1, 1996, the effective date used to account for the acquisitions of the Founding Companies, the Purchased Companies since their date of acquisition, and give retroactive effect to the acquisitions of the Pooled Companies. The Pooled Companies, the Founding Companies subsequent to May 31, 1996, and the Purchased Companies since date of acquisition, are collectively referred to herein as the "Company." All significant intercompany transactions and balances have been eliminated in consolidation.

     The unaudited pro forma combined statement of income for the year ended December 31, 1996 includes the accounts of Coach USA and the Founding Companies from January 1, 1996, the Purchased Companies since their date of acquisition, and gives retroactive effect to the acquisitions of the Pooled Companies. Certain pro forma adjustments further discussed in Note 3 have been made to the unaudited pro forma combined statement of income.

     Two of the Pooled Companies have previously reported on an October fiscal year end. As such, the accounts of these companies for their 1994 and 1995 fiscal years have been consolidated with the accounts of the Company as of December 31, 1994 and 1995, respectively. Unaudited revenues and net income for these two companies for the two-month period ended December 31, 1995, were approximately $6,292,000 and $267,000, respectively. Accordingly, an adjustment is included in the consolidated statement of stockholders' equity for the net income attributed to this two-month period.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories consist of motorcoach and taxicab replacement parts and taxicabs held for sale. Inventory cost for replacement parts is accounted for on the first-in, first-out basis and inventory cost for taxicabs held for sale or on short-term leases are accounted for on the specific identification basis, and both are reported at the lower of cost or market. Taxicabs held for sale are depreciated over their estimated useful lives of 4.5 years. Depreciation and amortization expense in the accompanying consolidated financial statements includes $1,053,000, $1,457,000 and $1,940,000 of depreciation related to taxicabs held for sale in 1994, 1995 and 1996.

  NOTES RECEIVABLE

     Notes receivable result from the sale of taxicabs to independent contractors. The notes bear interest and are due in weekly installments over periods ranging up to 42 months.

  NOTES RECEIVABLE FROM STOCKHOLDERS

     The Company had notes receivable from former stockholders of certain of the Pooled Companies totaling $439,000 at December 31, 1995. These notes receivable were unsecured, noninterest-bearing and payable on demand and were repaid in full in connection with the respective mergers with Coach USA.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets, net of their estimated residual values. Gains or losses on the sale of equipment are included in operating expenses.

  GOODWILL

     Goodwill represents the excess of the aggregate price paid by the Company in acquisitions accounted for as purchases over the fair market value of the net tangible assets acquired. Goodwill is amortized on a straight-line basis generally over 40 years.

  OTHER ASSETS

     Taxicab permits are carried at cost, less accumulated amortization. The permit costs are amortized using the straight-line method over a period of 40 years. Annual renewal fees are charged to expense as incurred.

     The Company applies Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Management continually evaluates whether events or circumstances have occurred that indicate that the remaining estimated useful lives of property and equipment, other identifiable intangible assets and goodwill may warrant revision or that the remaining balances may not be recoverable.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATIONS OF CREDIT RISK

     The Company provides services to a broad range of geographical regions. The Company's credit risk primarily consists of receivables from a variety of customers, including casinos and various other tourism-based companies and governmental units. In addition, the Company's accounts and notes receivable include amounts due from independent taxicab contractors. Management performs ongoing credit evaluations of its customers and independent taxicab contractors and provides allowances as deemed necessary.

     The activity in the allowance for doubtful accounts is as follows (in thousands):

                                                          BEGINNING
                                                          BALANCE OF
                                           BALANCE AT    FOUNDING AND    CHARGED TO                  BALANCE AT
                                           BEGINNING      PURCHASED      COSTS AND                     END OF
                                           OF PERIOD      COMPANIES       EXPENSES     WRITE-OFFS      PERIOD
                                           ----------    ------------    ----------    ----------    ----------
Year ended December 31, 1994............     $1,088         $--            $  821       $ (1,049)      $  860
Year ended December 31, 1995............        860         --                870           (734)         996
Year ended December 31, 1996............        996            955            931           (786)       2,096

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter, transit and taxicab support services and sales to independent taxicab operators when such services and sales are performed. The Company recognizes financing income on notes receivable using the effective interest method over the term of the notes. Costs associated with the revenues are incurred and recorded as services and sales are performed.

     The Company has a 50 percent interest in a joint venture which provides various paratransit services to a governmental agency in South Florida. Income from this joint venture was $1.0 million, $0.6 million and $0.7 million in 1994, 1995 and 1996, respectively, and is included in revenues in the accompanying consolidated financial statements.

  INCOME TAXES

     The Company will file a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred income tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are realized or settled.

     Certain of the Pooled Companies were S Corporations for income tax purposes and, accordingly, any income tax liabilities for the periods prior to the acquisition date are the responsibility of the respective stockholders. For purposes of these consolidated financial statements, federal and state income taxes have been provided as if these companies had filed C Corporation tax returns for the pre-acquisition periods. The current income tax expense of these S Corporations is reflected in the consolidated financial statements in the provision for income taxes and as an increase to additional paid-in capital.

  USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

     The computation of net income per common and common equivalent share for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996 includes 3,862,369 shares issued in connection with the acquisitions of the Pooled Companies.

     The computation of net income per common and common equivalent share for the year ended December 31, 1996 is based upon 11,923,064 weighted average shares outstanding which includes (a) the 3,862,369 shares discussed above, (b) the weighted average portion of the 2,165,724 shares issued prior to the Initial Public Offering, (c) the weighted average portion of the 5,099,687 shares issued to the stockholders of the Founding Companies, (d) the weighted average portion of the 4,140,000 shares sold in the Initial Public Offering, (e) the weighted average portion of the 425,039 shares issued in connection with the conversion of indebtedness to equity at one of the Pooled Companies, (f) the weighted average portion of the 2,084,307 shares sold in a secondary stock offering, and
(g) 305,605 shares representing the weighted average portion of shares for the dilution attributable to outstanding options to purchase common stock, using the treasury stock method.

      The computation of net income per share for the three months ended March 31, 1997 is based upon 18,512,629 weighted average shares outstanding which include (i) 17,778,107 shares issued and outstanding for the entire three month period, (ii) 981 shares issued to a minority interest of one of the Pooled Companies, and (iii) 734,522 shares representing the weighted average portion of shares for the dilution attributable to outstanding options to purchase common stock, using the treasury stock method.

     The computation of unaudited pro forma combined net income per common and common equivalent share for the year ended December 31, 1996 is based upon 15,254,806 weighted average shares outstanding which includes (a) the 3,862,369 shares discussed above, (b) the 2,165,724 shares issued prior to the Initial Public Offering, (c) 5,099,687 shares issued to the stockholders of the Founding Companies, (d) 1,700,714 of the 4,140,000 shares sold in the Initial Public Offering to pay the cash portion of the consideration for the Founding Companies; (e) 118,142 of the 4,140,000 shares sold in the Initial Public Offering to pay excess S Corporation distributions, (f) the weighted average of the remaining 2,321,144 shares issued in the Initial Public Offering, (g) the weighted average portion of 425,039 shares issued in connection with the conversion of indebtedness to equity at one of the Pooled Companies, (h) the weighted average portion of the 2,084,307 shares sold in the secondary stock offering, and (i) 227,743 shares representing the weighted average portion of shares for the dilution attributable to outstanding options to purchase common stock, using the treasury stock method.

     In March 1996, the Company authorized 500,000 shares of $.01 par value preferred stock, none of which has been issued.

  NEW ACCOUNTING PRONOUNCEMENT

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 revises the methodology to be used in computing earnings per share (EPS) such that the computations required for primary and fully diluted EPS are to be replaced with "basic" and "diluted"
EPS. Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS is computed in the same manner as fully diluted EPS, except that, among other changes, the average share price for the period is used in all cases when applying the treasury stock method to potentially dilutive outstanding options.

     The Company will adopt SFAS No. 128 effective December 15, 1997, and will restate EPS for all periods presented. The Company anticipates that the amounts reported for basic EPS for the years ended December 31, 1994, 1995 and 1996 will be $0.35, $0.76 and $1.17, and that basic EPS for the unaudited pro forma twelve months ended December 31, 1996 will be $1.20. The Company anticipates that the amounts

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

reported for diluted EPS for the years ended December 31, 1994, 1995 and 1996 will be $0.35, $0.76 and $1.14 and that diluted EPS for the unaudited pro forma twelve months ended December 31, 1996 will be $1.18.

3.  BUSINESS COMBINATIONS:

     The Founding Companies were merged with Coach USA effective June 1, 1996, for financial reporting purposes. The unaudited pro forma data presented below consists of the income statement data as presented in these consolidated financial statements combined with the Founding Companies, including certain pro forma adjustments further discussed below, as if the Founding Companies were combined with the Pooled Companies and Coach USA as of January 1, 1995 (in thousands):

                                         YEAR ENDED       YEAR ENDED
                                        DECEMBER 31,     DECEMBER 31,
                                            1995             1996
                                        -------------    -------------
                                                 (UNAUDITED)
Revenues.............................     $ 216,892        $ 250,776
Income before extraordinary items....        11,140           15,246
Income per share before extraordinary
  items..............................           .83             1.00

  POOLINGS

     During 1996 and through February 28, 1997, the Company acquired all of the outstanding stock of the Pooled Companies in exchange for 3,862,369 shares of Common Stock. Six of these companies provide motorcoach transportation services and one provides primarily taxicab services. These acquisitions have been accounted for as poolings-of-interests and the results of operations of these seven companies are included for all periods presented herein.

     The consolidated financial statements for 1994 and 1995 represent the operations of the Pooled Companies prior to their acquisition by the Company. The combined revenues, income before extraordinary items, and net income of the Pooled Companies for the preacquisition period in 1996 were $107.7 million, $4.9 million and $4.8 million, respectively. In addition, the Consolidated Statements of Cash Flows reflect an acquisition by one of the Pooled Companies during the pre acquisition period in 1996 which was accounted for as a purchase for a total cash price of $323,000.

     The following table reconciles the consolidated revenues and net income of the Company after giving retroactive effect to the one pooling-of-interests transaction completed subsequent to year end with the consolidated revenues and net income previously reported in the Company's 1996 Form 10-K filing (in thousands, except per share data).

                                            FOR THE YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------------------
                                   1994                  1995                  1996
                            ------------------    ------------------    -------------------
                                         NET                   NET                    NET
                            REVENUES    INCOME    REVENUES    INCOME    REVENUES    INCOME
                            --------    ------    --------    ------    --------    -------
As previously reported in
  10-K...................   $ 68,421    $  649    $ 83,925    $2,411    $185,728    $12,915
Subsequent Pooling.......     19,639       694      19,478       541      20,110        625
                            --------    ------    --------    ------    --------    -------
After Subsequent
  Pooling................   $ 88,060    $1,343    $103,403    $2,952    $205,838    $13,540
                            ========    ======    ========    ======    ========    =======
Net income per share --
  After Subsequent
     Pooling.............               $  .35                $  .76                $  1.14
                                        ======                ======                =======

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  PURCHASES

     On August 29, 1996, the Company acquired three businesses which were accounted for as purchases. The aggregate consideration paid in these transactions was $14.5 million in cash and $22.5 million in the form of subordinated notes convertible into 750,460 shares of Common Stock. The accompanying consolidated balance sheet as of December 31, 1996 includes allocations of the respective purchase prices and is subject to final adjustment. The allocations resulted in goodwill recognized of $30.3 million representing the excess of purchase price over fair value of the net assets acquired. In conjunction with the acquisitions, liabilities were assumed as follows (in thousands):

                                              YEAR ENDED
                                           DECEMBER 31, 1996
                                           -----------------
Fair value of assets acquired, net of
  cash acquired.........................       $  63,963
Goodwill................................          30,341
Cash paid, net of cash acquired.........         (12,343)
Issuance of convertible notes...........         (22,500)
                                           -----------------
Liabilities assumed.....................       $  59,461
                                           =================

     The following table sets forth further adjustments to the unaudited pro forma income statement data above to present the effect of the acquisitions of the Purchased Companies on the Company's results of operations for the years ended December 31, 1995 and 1996. The following unaudited pro forma income statement data includes the Founding Companies and the Pooled Companies, plus all Purchased Companies through December 31, 1996 as if the acquisitions were effective on the first day of the year being reported (in thousands):

                                            YEAR ENDED      YEAR ENDED
                                           DECEMBER 31,    DECEMBER 31,
                                               1995            1996
                                           ------------    ------------
                                                   (UNAUDITED)
Revenues................................     $252,744        $276,796
Income before extraordinary items.......       12,531          16,153
Income per share before extraordinary
  items.................................          .94            1.06

     Pro forma adjustments included in the preceding tables regarding the Founding Companies and the Purchased Companies primarily relate to (a) owners' compensation differential, (b) adjustments to depreciation and amortization due to the purchase price allocations, (c) adjustments of historical interest expense related to certain subordinated debt and cash payments related to the Purchased Companies, (d) elimination of interest on debt converted to equity of one of the Pooled Companies, (e) elimination of merger costs in connection with the acquisition of the Pooled Companies, and (f) adjustments to the federal and state income tax provisions based on the combined operations.

     The pro forma combined results presented above are not necessarily indicative of actual results which might have occurred had the operations and management teams of the Company, the Founding Companies, the Pooled Companies and the Purchased Companies been combined at the beginning of the periods presented.

     Through March 31, 1997, the Company acquired two additional companies accounted for as purchases. The aggregate consideration paid in these transactions was $34.3 million in cash and $18.3 million of subordinated notes convertible into 484,239 shares of the Company's Common Stock.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Prepaid insurance.......................  $   1,410  $   2,757
Deferred income tax asset, current......      1,283      3,392
Prepaid licenses, registrations and
  other taxes...........................        918      3,683
Other...................................        929      2,796
                                          ---------  ---------
                                          $   4,540  $  12,628
                                          =========  =========

5.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                                            DECEMBER 31
                                         ESTIMATED     ----------------------
                                        USEFUL LIVES      1995        1996
                                        ------------   ----------  ----------
                                          (YEARS)
Transportation equipment.............       3-15       $   79,681  $  241,371
Building and leasehold
  improvements.......................      5-31.5           6,624      11,527
Computer equipment...................       5-7             7,960       9,022
Other................................       3-10            2,519      12,496
                                                       ----------  ----------
                                                           96,784     274,416
Less -- Accumulated depreciation.....                     (31,389)    (63,662)
                                                       ----------  ----------
                                                       $   65,395  $  210,754
                                                       ==========  ==========

     Included in transportation equipment at December 31, 1995 and 1996, are approximately $10.9 million and $21.0 million, respectively, of assets held under capital leases.

6.  OTHER ASSETS:

     Other assets consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Taxicab permits, net of accumulated
  amortization of $2,194 and $2,298.....  $   4,263  $   4,159
Noncurrent deferred income tax asset....      6,089      3,782
Other, net of accumulated amortization
  of $672 and $838......................      1,284      2,556
                                          ---------  ---------
                                          $  11,636  $  10,497
                                          =========  =========

     Amortization expense related to other assets for the years ended December 31, 1995 and 1996 was $201,000 and $270,000, respectively.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Trade accounts payable..................  $   3,900  $   8,721
Accrued insurance claims................      6,608     13,847
Accrued compensation....................      2,929      4,422
Due to affiliates.......................        642     --
Property and other taxes................        941      1,237
Accrued interest payable................        889        849
Deferred revenue........................        883      1,448
Other...................................      2,517      6,424
                                          ---------  ---------
                                          $  19,309  $  36,948
                                          =========  =========

8.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                               DECEMBER 31
                                          ----------------------
                                             1995        1996
                                          ----------  ----------
                                              (IN THOUSANDS)
Revolving credit facility with a bank
  syndicate, interest at LIBOR plus
  1.50% (7.03% at December 31, 1996),
  secured by substantially all of the
  assets of the Company.................  $   --      $   60,110
Notes payable to finance companies,
  interest rates ranging from 7.70% to
  15.00%, due in monthly installments of
  $567,098, maturing at various dates
  through 2011; secured by certain
  transportation equipment and real
  property..............................      38,971      20,728
Obligations under capital leases of
  certain transportation equipment,
  implicit interest rates ranging from
  5.00% to 11.00%, due in monthly
  installments of $344,508, maturing at
  various dates through 2003............       6,643      18,037
Various notes payable to stockholders,
  including $600 of accrued interest
  payable in 1996.......................      18,387         259
Other...................................       8,816       9,849
                                          ----------  ----------
Total Long-term Obligations.............      72,817     108,983
Less -- Current maturities..............     (12,065)    (10,877)
Less -- Accrued Interest................        (600)     --
                                          ----------  ----------
                                          $   60,152  $   98,106
                                          ==========  ==========

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1996, future principal payments of long-term debt and minimum lease payments under capital lease obligations are as follows (in thousands):

                                           LONG-TERM    CAPITAL LEASE
                                             DEBT        OBLIGATIONS
                                           ---------    -------------
Year ending December 31 --
     1997...............................   $  8,300       $   4,201
     1998...............................      4,998           3,341
     1999...............................     65,189           3,221
     2000...............................      4,816           3,976
     2001...............................      3,247           2,858
     Thereafter.........................      4,397           6,404
                                           ---------    -------------
                                           $ 90,947          24,001
                                           =========

     Less -- Amounts representing
       interest.........................                     (5,964)
                                                        -------------
                                                          $  18,037
                                                        =============

  REVOLVING CREDIT AGREEMENT

     In May 1996, the Company entered into a $30 million revolving credit agreement with one bank. This credit facility was primarily utilized to refinance certain indebtedness of the Founding Companies not repaid with proceeds of the Offering.

     In August 1996 and February 1997, the Company amended and restated the credit agreement. The credit agreement, as amended, provides for a revolving credit facility of $181 million through a syndicate of eight banks and allows for an additional $40 million of debt outside the credit facility (in addition to the convertible subordinated notes). The proceeds of the facility are to be used for working capital, capital expenditures and acquisitions, including refinancing of indebtedness related to acquisitions. The facility is secured by substantially all of the assets of the Company and matures in August 1999, at which time all amounts then outstanding become due. Interest on outstanding borrowings is charged, at the Company's option, at the bank's prime rate plus up to 1.0% or the London Interbank Offered Rate ("LIBOR") plus 1.0% to 2.25%, both as determined by the ratio of the Company's funded debt to cash flow, as defined. A commitment fee ranging from 0.25% to 0.50% is payable on the unused portion of the facility. Under the terms of the credit agreement, the Company must maintain certain minimum financial ratios. The credit agreement prohibits the payment of cash dividends. As of December 31, 1996, the Company had a total of $109.0 million outstanding under the revolving and other outside credit facilities and had utilized $5.0 million of the facility for letters of credit securing certain insurance obligations and performance bonds, resulting in a borrowing availability of $16.0 million under the revolving and other outside credit facilities.

     In September 1996, the Company entered into an interest rate cap agreement with a bank. The agreement has a term of one year and a notional principal amount of $50 million. The agreement provides that if the 90-day LIBOR rate exceeds 6.5% for certain measurement periods, the bank will pay to the Company the difference between such rate and 6.5%. The cost of the agreement is being amortized over its term.

  CONVERTIBLE SUBORDINATED NOTES

     In August 1996, the Company issued $22.5 million of convertible subordinated notes to former owners of the Purchased Companies as partial consideration of the acquisition purchase price. The convertible subordinated notes bear interest, payable quarterly, at a weighted average interest rate of 5.0% and are convertible by the holder into shares of the Company's Common Stock at a weighted average price of $29.98 per share. The convertible subordinated notes are redeemable for cash at the option of the Company

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

at any time after one year of issuance. The terms of the convertible subordinated notes require $4.0 million of principal payments in 1997 and $18.5 million in 1999.

     Management estimates that the fair value of its debt obligations is $112,619,000, compared to the historical value of $114,659,000 at December 31, 1996. The estimated fair value was determined by applying an estimated discount rate to the scheduled cash payments under the obligations.

9.  INCOME TAXES:

     The Company has implemented SFAS No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. The provision for income taxes consists of the following (in thousands):

                                              YEAR ENDED DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Current --
     Federal............................  $    (129) $     335  $     612
     State..............................         53        (28)       171
                                          ---------  ---------  ---------
                                                (76)       307        783
                                          ---------  ---------  ---------
Deferred --
     Federal............................      1,115      1,464      5,663
     State..............................         91        279      1,238
                                          ---------  ---------  ---------
                                              1,206      1,743      6,901
                                          ---------  ---------  ---------
Provision for income taxes before
  extraordinary items...................      1,130      2,050      7,684
                                          ---------  ---------  ---------
Extraordinary Items --
     Current............................     --         --          1,690
     Deferred...........................     --         --            125
                                          ---------  ---------  ---------
                                             --         --          1,815
                                          ---------  ---------  ---------
                                          $   1,130  $   2,050  $   9,499
                                          =========  =========  =========

     Deferred income taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation, accrued insurance claims payable and net operating loss carryforwards. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows (in thousands):

                                               DECEMBER 31
                                          ----------------------
                                             1995        1996
                                          ----------  ----------
Deferred income tax liabilities --
     Property and equipment.............  $    9,529  $   30,648
     Other..............................         558         679
                                          ----------  ----------
          Total deferred income tax
             liabilities................      10,087      31,327
                                          ----------  ----------
Deferred income tax assets --
     Accounts receivable/allowance for
       doubtful accounts................        (148)       (854)
     Accrued liabilities/expenses.......      (5,190)     (8,574)
     Net operating losses...............      (3,357)     (2,520)
     Other assets.......................      (2,074)     (1,965)
     Tax credits........................        (268)     (2,775)
     Other..............................        (227)       (824)
                                          ----------  ----------
          Total deferred income tax
             assets.....................     (11,264)    (17,512)
Less -- Valuation allowance.............           5         904
                                          ----------  ----------
          Net deferred income tax
             (assets) liabilities.......  $   (1,172) $   14,719
                                          ==========  ==========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1994       1995       1996
                                       ---------  ---------  ---------
Tax at federal statutory rate........  $     866  $   1,751  $   8,064
     Add (deduct) --
          State income taxes, net of
            federal benefit..........        119        162        983
          Nondeductible expenses.....        124        155        383
          Tax-exempt income..........         (9)        (3)    --
          Other......................         30        (15)        69
                                       ---------  ---------  ---------
                                       $   1,130  $   2,050  $   9,499
                                       =========  =========  =========

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will expire at various dates from 1997 to 2010. The Company also has tax credit carryforwards which have been partially offset by a valuation allowance. Certain tax credit carryforwards will expire at various periods from 1996 through 2002. In connection with the acquisition of the Pooled Companies, ownership changes occurred resulting in various limitations on certain tax attributes of the Pooled Companies. However, the Company expects full utilization of these tax attributes prior to their expiration.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  COMMITMENTS AND CONTINGENCIES:

  PURCHASE COMMITMENTS

     As of December 31, 1996, the Company has entered into commitments to purchase 108 motorcoaches for approximately $32,636,000. The Company intends to sell or trade-in a number of older motorcoaches and finance the balance of the new motorcoaches under the revolving and other outside credit facilities. In addition, at December 31, 1996, the Company has entered into a commitment to purchase certain property for approximately $1,050,000.

  LEASES

     The Company leases certain facilities and equipment under cancelable and noncancelable operating leases. Rental expense for the years ended December 31, 1994, 1995 and 1996 was $1,808,000, $1,952,000 and $3,594,000, respectively.
Concurrent with the acquisitions of certain Founding and Purchased Companies, the Company entered into various agreements with previous owners to lease land and buildings used in the Company's operations. The terms of these leases range from May 1996 through October 2030 and provide for certain escalations in the rent expense each year. Included in the 1996 rent expenses above is approximately $467,000 of rent paid to these related parties. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1997............................  $   3,224
     1998............................      2,424
     1999............................      2,182
     2000............................      2,019
     2001............................      1,557
     Thereafter......................     16,260
                                       ---------
                                       $  27,666
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided accruals for certain of these actions in the accompanying supplemental consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company's financial position or results of operations.

  REGULATORY MATTERS

     The Surface Transportation Board ("STB") must approve or exempt any consolidation or merger of two or more regulated interstate motorcoach operators or the acquisition of one such operator by another. On November 7, 1996, the STB granted the Company's petition for exemption in connection with the Pooled Companies acquired in August 1996 and the Purchased Companies. However, future acquisitions of other motorcoach operators must be approved or exempted from the need for regulatory approval by the Surface Transportation Board. There can be no assurance that the Company will be able to obtain such approval or exemption with respect to future acquisitions, including the acquisitions of businesses in December 1996 and acquisitions subsequent to year-end.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The primary risks in the Company's operations are bodily injury and property damage to third parties and workers' compensation. The Company has commercial liability insurance policies that provide coverage by the insurance company, subject to deductibles ranging from $5,000 to $250,000. The Company is consolidating its insurance program under a program which provides for deductibles ranging from $100,000 to $250,000. As such, any claim within the deductible per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policies for claims occurring through December 31, 1996. The accrual is based on known facts and historical trends. Management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLANS

     The Company maintains certain 401(k) plans which allow eligible employees to defer a portion of their income through contributions to the plans. The Company contributed $69,000, $85,000 and $246,000 to its plans during the year ended December 31, 1994, 1995 and 1996, respectively.

  COLLECTIVE BARGAINING AGREEMENTS

     The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements will expire at various times through 2000.

  COMMITMENTS

     The Company has entered into agreements with Exel Motorcoach Partnership ("Exel") whereby Exel will provide introductions to other motorcoach businesses and provide other consulting services for a term of three years. The consideration to be paid to Exel will be approximately $100,000 per year. In addition, Exel will be paid a commission on any acquisition completed by the Company with motorcoach businesses introduced to it by Exel, based on a formula ranging from 5% of the first $1,000,000 of consideration paid for the acquired business, and decreasing to a level of 1% of the consideration in excess of $4,000,000 paid for such business. A director of the Company is a principal of Exel. In connection with several acquisitions, the Company paid Exel commissions of $503,600 in 1996, based on the formula outlined above.

  RISK FACTORS

     An investment in shares of Common Stock or debt obligations of the Company involve a high degree of risk, including, among others, those risks related to the effects of leverage of the Company, the Company's limited combined operating history, risks related to acquisition financing and implementation of the Company's acquisition strategy, seasonality of the motor coach business, fuel price volatility, potential exposure to environmental liabilities, and reliance on key personnel.

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  EMPLOYEE STOCK OPTION PLAN:

     The Company's 1996 Long-Term Incentive Plan provides for the granting of options to key employees to purchase an aggregate of not more than the greater of 1,500,000 shares or 15% of the total number of shares of the Company's Common Stock outstanding at the time of grant at fair market value on the date of grant. One-fifth of granted options generally become exercisable after one year, and continue to become exercisable in one-fifth increments each year thereafter. The options expire after ten years from the date of grant if unexercised. Outstanding options may be canceled and reissued under terms specified in the plan.

     The following table summarizes activity under the Company's stock option plans:

                                             1996
                                          -----------
Options outstanding, beginning of
  year..................................      --
     Granted (exercise price per share)
       1996 ($14.00 to $27.25)..........    1,807,017
     Forfeited (exercise price per
      share)
       1996 ($14.00 to $23.75)..........      (15,500)
                                          -----------
Options outstanding, end of year........    1,791,517
                                          ===========

     The Company accounts for its stock-based compensation under Accounting Principles Board Statement No. 25 "Accounting for Stock Issued to Employees." Under this accounting method, no compensation expense is recognized in the supplemental consolidated statements of income if no intrinsic value of the option exists at the date of grant. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock Based
Compensation." SFAS No. 123 encourages companies to account for stock based compensation awards based on the fair value of the awards at the date they are granted. The resulting compensation cost would be shown as an expense in the statement of income. Adoption of the standard is required for fiscal years beginning after December 15, 1995. Companies can choose not to apply the new accounting method and continue to apply current accounting requirements; however, disclosure is required as to what net income and earnings per share would have been had the new accounting method been followed. While the Company did not adopt SFAS No. 123 for accounting purposes, it has implemented the disclosure requirements below which include annual pro forma disclosures of its effects on options granted since the initial grant in May 1996. Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts (in thousands except per share data):

                                                               1996
                                                             ---------
Net Earnings       As reported.............................  $  13,540
                   Pro forma...............................  $  12,023
Earnings Per Share As reported.............................  $    1.14
                   Pro forma...............................  $    1.01

     The effects of applying SFAS No. 123 in the pro forma disclosure may not be indicative of future amounts as additional awards in future years are anticipated. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected dividend yield.................              0.00%
Expected stock price volatility.........    34.59% - 34.78%
Risk free interest rate.................     6.43% -  6.96%
Expected life of options................           10 years

                        COACH USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Options outstanding at December 31, 1996, had exercise prices ranging from $14.00 to $27.25, a weighted average remaining contractual life of 9.5 years, a weighted average fair value of $14.29 per option and a weighted average exercise price of $17.71 per option.

12.  EXTRAORDINARY ITEMS:

     In connection with the merger of a Pooled Company with Coach USA in August 1996, obligations due to stockholders of $17.2 million were retired in exchange for shares of Coach USA Common Stock. The transactions resulted in an extraordinary gain on early extinguishment of debt of approximately $4.2 million, net of taxes, representing the excess of the recorded value of the obligations exchanged over the market value of the Coach USA Common Stock. This gain was partially offset by extraordinary losses of approximately $1.5 million, net of taxes, resulting from early extinguishment of debt at certain other companies.

13.  EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED):

     Subsequent to March 31, 1997, the Company acquired eight additional companies. The aggregate consideration for these transactions was $8.5 million in cash, 1,380,247 shares of the Company's Common Stock, and $3.8 million of subordinated notes convertible into 102,128 shares of the Company's Common Stock. The Company has entered into an agreement to acquire an additional business, which is subject to regulatory approval, for consideration amounting to 300,000 shares of the Company's common stock.

     The Company completed the sale of $150 million 9 3/8% Senior Subordinated Notes due 2007 during the second quarter of 1997.

     The Company has recently announced that it anticipates the $181 million Credit Facility will be amended to provide for borrowings of up to $300 million and additional borrowings outside such facility of up to $80 million.

     The Company and Exel have subsequently agreed to the termination of the agreement discussed in Note 10, whereby Exel shall receive, upon completion of the next acquisition of a motorcoach business identified by Exel with aggregate consideration paid in excess of $5.0 million, $275,000 in cash and the grant of a warrant to purchase 100,000 shares of Company Common Stock at an exercise price of $26 per share. The warrant will be exercisable beginning six months from the date of the agreement to terminate and expire two years from the date of the agreement to terminate.

================================================================================

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        BY REGISTERED OR CERTIFIED MAIL:
                              The Bank of New York
                             Reorganization Section
                             101 Barclay Street, 7E
                            New York, New York 10286
                            Attention: George Johnson

                         BY HAND OR OVERNIGHT DELIVERY:
                              The Bank of New York
                               101 Barclay Street
                         Corporate Trust Services Window
                                  Ground Level
                            New York, New York 10286
                      Attention: Reorganization Department,
                                 George Johnson

                           BY FACSIMILE TRANSMISSION:
                        (for Eligible Institutions only)
                                 (212) 571-3080
                            Attention: George Johnson
                              Confirm by Telephone
                                 (212) 815-4997

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

                               ------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THE PROSPECTUS RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE LETTER OF TRANSMITTAL OR BOTH TOGETHER NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREIN OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

================================================================================
================================================================================

                                  $150,000,000
                                 EXCHANGE OFFER

                               [LOGO] -- COACH USA

                           9 3/8% SENIOR SUBORDINATED
                            NOTES DUE 2007, SERIES B

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary ................................................            1
Risk Factors ......................................................           12
The Exchange Offer ................................................           20
Use of Proceeds ...................................................           28
Capitalization ....................................................           29
Selected Consolidated Pro Forma Financial Data ....................           30
Management's Discussion and Analysis of Financial
  Condition and Results of Operations .............................           32
Business ..........................................................           42
Management ........................................................           54
Certain Transactions ..............................................           59
Principal Stockholders ............................................           62
Description of Certain Indebtedness ...............................           63
Description of the Notes ..........................................           65
Plan of Distribution ..............................................           94
Legal Matters .....................................................           94
Index to Financial Statements .....................................          F-1

                                         , 1997

================================================================================

                                    PART II

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

  EXHIBIT
   NUMBER                             DESCRIPTIONS
--------------  ----------------------------------------------------------------
     3.1   --   Second Amended and Restated Certificate of Incorporation

     4.1   --   Indenture, dated as of June 24, 1997, between Coach USA, Inc., the Guarantors named therein and the Bank of New York, as Trustee, with respect to the 9 3/8% Senior Subordinated Notes
                Due 2007 (including form of 9 3/8% Senior Subordinated Note Due
                2007).

     4.2   --   Registration Rights Agreement, dated as of June 24, 1997, among
                Coach USA, Inc., Donaldson, Lufkin & Jenrette Securities
                Corporation, Merrill Lynch & Co., Alex. Brown & Sons
                Incorporated and Montgomery Securities.

     5.1   --   Opinion of Douglas M. Cerny

    10.1   --   Amendment Dated June 24, 1997 to Agreement Between Coach USA,
                Inc. and Exel Motorcoach Partners LLC

    12.1   --   Computation of Earnings to Fixed Charges

    23.1   --   Consent of Arthur Andersen LLP

    23.2   --   Consent of Burnside & Rishebarger PLLC

    23.3   --   Consent of Douglas M. Cerny (contained in Exhibit 5.1)

    25.1   --   Statement of Eligibility and Qualification of Form T-1 of The
                Bank of New York.

    27     --   Financial Data Schedule

    99.1   --   Form of Letter of Transmittal

    99.2   --   Form of Notice of Guaranteed Delivery

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 8TH DAY OF AUGUST, 1997.

                                          COACH USA, INC.

                                          By: /s/ RICHARD H. KRISTINIK
                                                  RICHARD H. KRISTINIK
                                             CHAIRMAN OF THE BOARD AND CHIEF
                                                   EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Kristinik, Lawrence K. King and Douglas M. Cerny and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        SIGNATURE                 CAPACITY IN WHICH SIGNED             DATE
--------------------------------------------------------------------------------
 /s/RICHARD H. KRISTINIK    Chairman of the Board and Chief      August 8, 1997
   RICHARD H. KRISTINIK       Executive Officer (Principal
                              Executive Officer)
   /s/LAWRENCE K. KING      Senior Vice President, Chief         August 8, 1997
     LAWRENCE K. KING         Financial Officer and Director
                              (Principal Financial and Accounting
                              Officer)
   /s/STEVEN S. HARTER      Director                             August 8, 1997
     STEVEN S. HARTER

        SIGNATURE                 CAPACITY IN WHICH SIGNED             DATE
--------------------------------------------------------------------------------
 /s/JOHN MERCADANTE, JR.    President, Chief Operating Officer   August 8, 1997
   JOHN MERCADANTE, JR.       and Director

  /s/FRANK P. GALLAGHER     Senior Vice President -- Corporate   August 8, 1997
    FRANK P. GALLAGHER        Development and Director

   /s/GERALD MERCADANTE     Senior Vice President -- Northeast   August 8, 1997
    GERALD MERCADANTE         Region Operations and Director

  /s/CHARLES D. BUSSKOHL    Director                             August 8, 1997
   CHARLES D. BUSSKOHL

                            Director
     WILLIAM J. LYNCH

   /s/PAUL M. VERROCHI      Director                             August 8, 1997
     PAUL M. VERROCHI

                            Director
     THOMAS A. WERBE

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS SET FORTH BELOW HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 8TH DAY OF AUGUST, 1997.

                                          EACH OF THE GUARANTORS
                                          NAMED ON SCHEDULE A
                                          HERETO (the "GUARANTORS")

                                          By /s/ DOUGLAS M. CERNY
                                                 DOUGLAS M. CERNY
                                              VICE PRESIDENT OF EACH
                                                 OF THE GUARANTORS

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Kristinik, Lawrence K. King and Douglas M. Cerny and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        SIGNATURE                 CAPACITY IN WHICH SIGNED             DATE
--------------------------------------------------------------------------------
 /s/RICHARD M. KRISTINIK    Principal Executive Officer and      August 8, 1997
   RICHARD M. KRISTINIK       Director of each of the Guarantors

   /s/LAWRENCE K. KING      Principal Financial and Accounting   August 8, 1997
     LAWRENCE K. KING         Officer of each of the Guarantors

 /s/JOHN MERCADANTE, JR.    Director of each of the Guarantors   August 8, 1997
   JOHN MERCADANTE, JR.

   /s/DOUGLAS M. CERNY      Director of each of the Guarantors   August 8, 1997
     DOUGLAS M. CERNY

                                                                      SCHEDULE A

Airocar, Inc.
Airport Rent-A-Car, Inc.
American Bus Lines, Inc.
Antelope Valley Bus, Inc.
Arrow Stage Lines, Inc.
Barclay Airport Service, Inc.
Bayou City Coaches, Inc.
California Charters, Inc.
Cape Transit Corp.
Central Jersey Transit, Inc.
Coach USA Administration, Inc.
Community Bus Lines, Inc.
Community Coach, Inc.
Community Tours, Inc.
Community Transit Lines, Inc.
Community Transportation, Inc.
Five Star Tours, Ltd.
Grosvenor Bus Lines, Inc.
Gulf Coast Transportation Company
H.A.M.L. Corporation
International Express Corporation
K-T Contract Services, Inc.
Kerrville Bus Company, Inc.
L.E.R. Transportation Company
LND, Inc.
Leisure Time Tours
Metro Transportation Services, Inc.
Midtown Bus Terminal of New York, Inc.
Mister Sparkle, Inc.
New Delaware Coach, Inc.
Orlando Transportation, Ltd.
PCSTC, Inc.
Powder River Transportation Services, Inc.
Progressive Transportation Services, Inc.
Red and Tan Enterprises
Suburban Management Corp.
Suburban Trails, Inc.
Suburban Transit Corp.
Texas Bus Lines, Inc.
Transportation Contractors, Inc.
Worthen Van Service, Inc.
Yellow Cab Service Corporation

Aiglon Car Rentals, Inc.
American Coach Lines, Inc.
American Limousine Service, Inc.
American Sightseeing, Inc.
American Sightseeing Tours, Inc.
Antelope Nevada

                                                                      SCHEDULE A

Arrow Leasing, Inc.
ASTI, Inc.
Cab Services, Inc.
Colorado Springs Airport Transportation Service, Inc.
Comprehensive Communication Services Inc.
Corporate Car U.S.A., Inc.
Desert Stage Lines
Eagle Executive Transportation Services, Inc.
Falcon Charter Service
Fiesta Cab Company
Fiesta Cab Company of San Antonio
Garden State Leasing Co., Inc.
Golden Vacations, Inc.
Greater Austin Transportation Company
Great Boulder Transportation Company
Greater Colorado Springs Transportation Company
Greater Denver Transportation Company
Greater Houston Transportation Company
Grosvenor Limousine Service, Inc.
HealthTrans, Inc.
Houston Cab Company
Metro Diversified Insurance Group, Inc.
Metro Jitney, Incorporated
Metro Limo, Inc.
Metro Medical Transportation Services, Inc.
Nevada Corporation, Inc.
R&T Leasing, Inc.
Red & Tan Transportation Systems, Inc.
Red Top Sedan Service, Inc.
Red Top Transportation, Inc.
Rockland Coaches, Inc.
Rockland Transit Corporation
S.E.M. Incorporated
Shuttle Services MIA, Inc.
Texas Shuttle, Inc.
The Hudson Bus Transportation Co., Inc.
Total Vehicle Services, Inc.
Yellow Cab Company of Houston, Inc.
Zone Taxicab of Colorado Springs, Inc.

Aircraft Taxi, Inc.
Art-Mar Corporation
Eights Taxi, Inc.
Fiesta Transportation Company
Metro Cab, Inc.
Metro Mini-Bus, Inc.
Metro Taxi, Inc.
Metro Taxicab Co., Inc.

                                                                      SCHEDULE A

Red & Tan Charter, Inc.
Red & Tan of Boca, Inc.
Red & Tan Tours, Inc.
Red & Tan Tours of Florida, Inc.
Red & Tan Unlimited, Inc.

AAA Auto Leasing, Inc.

                                INDEX TO EXHIBITS

  EXHIBIT
   NUMBER                             DESCRIPTIONS
--------------  ----------------------------------------------------------------
     3.1   --   Second Amended and Restated Certificate of Incorporation

     4.1   --   Indenture, dated as of June 24, 1997, between Coach USA, Inc., the Guarantors named therein and the Bank of New York, as Trustee, with respect to the 9 3/8% Senior Subordinated Notes
                Due 2007 (including form of 9 3/8% Senior Subordinated Note Due
                2007).

     4.2   --   Registration Rights Agreement, dated as of June 24, 1997, among
                Coach USA, Inc., Donaldson, Lufkin & Jenrette Securities
                Corporation, Merrill Lynch & Co., Alex. Brown & Sons
                Incorporated and Montgomery Securities.

     5.1   --   Opinion of Douglas M. Cerny

    10.1   --   Amendment Dated June 24, 1997 to Agreement Between Coach USA,
                Inc. and Exel Motorcoach Partners LLC

    12.1   --   Computation of Earnings to Fixed Charges

    23.1   --   Consent of Arthur Andersen LLP

    23.2   --   Consent of Burnside & Rishebarger PLLC

    23.3   --   Consent of Douglas M. Cerny (contained in Exhibit 5.1)

    25.1   --   Statement of Eligibility and Qualification of Form T-1 of The
                Bank of New York.

    27     --   Financial Data Schedule

    99.1   --   Form of Letter of Transmittal

    99.2   --   Form of Notice of Guaranteed Delivery